SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 19, 2002


                      WALKER INTERNATIONAL INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)




         Delaware                        0-5418                 13-2637172
(State or other jurisdiction          (Commission             (IRS Employer
      of incorporation)               File Number)        Identification Number)



            370 Old Country Road
           Garden City, New York                                11530
  (Address of principal executive offices)                   (Zip Code)



                                 (516) 746-4141
              (Registrant's telephone number, including area code)


                              South Lake Boulevard
                             Mahopac, New York 10541
          (Former Name or Former Address, if changed since last Report)

Item 1.  Change in Control of Registrant.
         -------------------------------

On March 19, 2002, we acquired American DataSource, Inc., a Delaware corporation ("ADS"), and National Preplanning, Inc., a Delaware corporation ("NPI"), through mergers with wholly owned subsidiaries we formed to effect the mergers. For additional information concerning the mergers, see Item 2.

Prior to the mergers, Peter Walker, our then President, Chief Executive Officer and Chairman of our Board of Directors, beneficially owned 116,939 shares, or approximately 51.2% of our outstanding common stock, and had the power to direct the policies and management of our company. As a result of the mergers, Peter Walker's percentage of our outstanding shares of common stock has decreased to approximately 17.1% and he is no longer our Chief Executive Officer and President, although he continues to serve as a member of our Board of Directors.

James N. Lucas, Sr., the sole stockholder of ADS prior to the merger in which we acquired ADS, has become Chairman of our Board of Directors. Mr. Lucas owns 45,996 shares, or approximately 6.8%, of our outstanding common stock. In addition, an irrevocable trust for the benefit of Mr. Lucas' adult children owns 91,992 shares, or approximately 13.6%, of our outstanding common stock, and his adult son, James N. Lucas, Jr., owns 45,996 shares, or approximately 6.8%, of our outstanding common stock. Mr. Lucas disclaims beneficial ownership of the shares owned by the trust and James N. Lucas, Jr.

Mitchell Segal, the president, chief executive officer, sole director and principal stockholder of NPI prior to the merger in which we acquired NPI, has become the President and Chief Executive Officer of our company, a member of our Board of Directors, and the beneficial owner of 183,967 shares, or approximately 26.9%, of our outstanding common stock.

James N. Lucas, Sr. and Mitchell Segal have been appointed to our Board of Directors. Peter Walker and Charles Snow continue to serve as directors. Richard Norris has resigned as a director and officer of our company.

Under an employment agreement we have entered into with Peter Walker to serve as President of our Kelly Color subsidiary through March 18, 2012, which is more fully discussed under Item 2, we are required to use our best efforts to cause Mr. Walker to be nominated for election as a member of our Board of Directors for the term of the agreement.

Item 2.  Acquisition or Disposition of Assets.
         ------------------------------------

On March 19, 2002, we acquired American DataSource, Inc. and National Preplanning, Inc. through mergers with wholly owned subsidiaries we formed to effect the mergers.

American DataSource provides administrative services to independent funeral homes, state master trusts and companies that own funeral homes or cemeteries for pre-need funeral and cemetery accounts. National Preplanning, a development stage company, is a managing general insurance agency and third party marketer of prearranged death care services to corporations, unions and affinity groups.

In the merger by which we acquired American DataSource, we issued to James N. Lucas, Sr., the sole stockholder of American DataSource, 183,984 shares of our common stock, together with our 18% subordinated promissory note in the principal amount of $500,000 due November 30, 2002 and $325,000 in cash. At the direction of Mr. Lucas, we issued 91,992 of the shares and $250,000 principal amount of the notes to an irrevocable trust for the benefit of his adult children and 45,996 shares and $125,000 principal amount of the notes to his adult son, James N. Lucas, Jr.

In the merger by which we acquired National Preplanning, we issued to the stockholders of National Preplanning a total of 272,573 shares of our common stock, together with our 18% subordinated promissory note in the principal amount of $750,000 due November 30, 2002. Mitchell Segal, the president, chief executive officer, and the owner of approximately 67.5% of the outstanding shares of National Preplanning, received 183,967 of the shares and $506,221 principal amount of the notes.

Payment of the subordinated promissory notes issued in the mergers is subject to our acquisition of an unaffiliated investment management and technology company serving the funeral and cemetery industry. The notes are being held in escrow until the acquisition is completed or abandoned. The notes will be delivered to the former stockholders of ADS and NPI if we complete the acquisition. If the acquisition is abandoned or does not occur by September 30, 2002, the notes will be returned to us for cancellation. We have the right to deliver a total of 187,570 shares of our common stock in payment of the promissory note issued to the former stockholder of American DataSource and his assignees and a total of 277,870 shares in payment of the promissory notes issued to the former stockholders of National Preplanning. The promissory notes were issued as part of the consideration in the mergers to provide for the contingency that we may be able to complete the additional acquisition within certain parameters. Although National Preplanning has had discussions with the acquisition candidate, we have not entered into a definitive agreement or letter of intent to acquire that company, and we may not acquire that company by September 30, 2002 or at all.

The consideration issued in the merger transactions was determined in arms-length negotiations among the parties.

We have agreed to register a total of 91,308 shares of common stock for resale by the former stockholders of ADS and NPI, representing 20% of the shares issued in the merger.

We have entered into an employment agreement with Mitchell Segal to serve as our President and Chief Executive Officer through December 31, 2005. Under the agreement, we will pay Mr. Segal an annual base salary of $200,000 for 2002, with annual increases of not less than $10,000, plus a bonus equal to a minimum of 3% to a maximum of 5% of the gross proceeds received from equity financings and a minimum of 3% to a maximum of 7.5% of our net income, provided our net income is at least $500,000. The bonus is payable through 2008, even if Mr. Segal's employment with us is terminated by us other than for cause or voluntarily by Mr. Segal. In no event may these bonuses exceed $304,025 in the aggregate. Mr. Segal also is entitled to discretionary bonuses, if any, awarded by the Board of Directors.

We also have entered into an employment agreement with Peter Walker to serve as President of our Kelly Color, Inc. subsidiary through March 18, 2012. Under the agreement, we will pay Mr. Walker an annual base salary of $100,000, plus a monthly non-accountable expense allowance of $1,000. The agreement does not require Mr. Walker to devote a minimum number of hours to the business of Kelly Color. The agreement requires us to use our best efforts to cause Mr. Walker to be nominated for election to our Board of Directors during the term of the agreement.

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

(a)  Financial statements of business acquired.

The following financial statements of National Preplanning and American DataSource are included in this Current Report on Form 8-K.

Description                                                             Page (s)
-----------                                                             --------

National Preplanning, Inc.
  Independent Auditors' Report......................................         1
  Balance Sheets as of December 31, 2001 and 2000...................         2
  Statements of Operations for the years ended December 31,
   2001 and 2000 and cumulative from January 13, 1999 (inception)...         4
  Statements of Stockholders' Deficiency for the years
   ended December 31, 2001 and 2000 and cumulative from
   January 13, 1999 (inception).....................................         5
  Statements of Cash Flows for the years ended December 31,
   2001 and 2000 and cumulative from January 13, 1999 (inception)...         7
  Notes to Financial Statements.....................................         9

American DataSource, Inc.
  Independent Auditors' Report......................................         1
  Balance Sheets as of December 31, 2001 and 2000...................         2
  Statements of Income and Retained Earnings for the Years
   Ended December 31, 2001 and 2000.................................         4
  Statements of Cash Flows for the Years Ended
   December 31, 2001 and 2000.......................................         5
Notes to Financial Statements.......................................         7

(b)   Pro forma financial information.

We intend to file pro forma financial information relating to the acquisitions described in Item 2 within 60 days after the filing of this report.

(c)   Exhibits.

Listed below are all exhibits to this Current Report on Form 8-K.

Exhibit
Number          Description
-------         -----------

2.1 Agreement and Plan of Merger, dated as of March 19, 2002, among Walker International Industries, Inc., NPI Acquisition Corp. and National Preplanning, Inc.

2.2 Agreement and Plan of Merger, dated as of March 19, 2002, among Walker International Industries, Inc., Walker Mergerco, Inc. and American DataSource, Inc.

10.1 Form of 18% Subordinated Promissory Note issued in connection with National Preplanning, Inc. merger. (See Exhibit 3.1(c) to Exhibit 2.1)

10.2 Form of 18% Subordinated Promissory Note issued in connection with American DataSource, Inc. merger. (See Exhibit 3.1(c) to Exhibit 2.2)

10.3 Employment Agreement, dated as of March 19, 2002, among Walker International, Inc., Kelly Color, Inc. and Peter Walker.

10.4 Employment Agreement, dated as of March 19, 2002, between Walker International Industries, Inc., National Preplanning, Inc. and Mitchell Segal.

10.5 Form of Registration Rights Agreement with the former stockholders of National Preplanning, Inc. (See Exhibit 8.2(h) to Exhibit 2.1)

10.6 Form of Registration Rights Agreement with the former stockholders of American DataSource, Inc. (See Exhibit 8.2(g) to Exhibit 2.2)

10.7 Form of Escrow Agreement among Walker International Industries, Inc., National Preplanning, Inc., and Snow Becker Krauss P.C., as escrow agent. (See Exhibit 3.4 to Exhibit 2.1)

10.8 Form of Escrow Agreement among Walker International Industries, Inc., American DataSource, Inc. and Snow Becker Krauss P.C., as escrow agent.
    (See Exhibit 3.4 to Exhibit 2.2)

                           NATIONAL PREPLANNING, INC.
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                 For the Years Ended December 31, 2001 and 2000
                and Cumulative from January 13, 1999 (Inception)

                           NATIONAL PREPLANNING, INC.
                          (A Development Stage Company)


                                    CONTENTS
--------------------------------------------------------------------------------



                                                                          Page
                                                                          ----


INDEPENDENT AUDITORS' REPORT                                                 1


FINANCIAL STATEMENTS

  Balance Sheets                                                           2-3
  Statements of Operations                                                   4
  Statement of Stockholders' Deficiency                                    5-6
  Statements of Cash Flows                                                 7-8


NOTES TO FINANCIAL STATEMENTS                                             9-13

                          M a r c u m & K l i e g m a n
                  ---------------------------------------------
   C e r t i f i e d P u b l i c A c c o u n t a n t s & C o n s u l t a n t s
     A Limited Liability Partnership consisting of Professional Corporations



                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors of
National Preplanning, Inc.

We have audited the accompanying balance sheets of National Preplanning Inc. as of December 31, 2001 and 2000, and the related statements of operations, stockholders' deficiency, and cash flows for the years then ended and cumulative from January 13, 1999 (inception). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of National Preplanning, Inc. as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended and cumulative from January 13, 1999 (inception), in conformity with accounting principles generally accepted in the United States of America.

                                                      /s/ Marcum & Kliegman LLP
                                                      -------------------------


February 22, 2002
New York, NY

                           NATIONAL PREPLANNING, INC.
                          (A Development Stage Company)

                                 BALANCE SHEETS

                           December 31, 2001 and 2000
--------------------------------------------------------------------------------


                                     ASSETS
                                     ------


                                             2001                 2000
                                      ------------------------------------------
CURRENT ASSETS
      Cash                                $  --                $ 6,671
                                          -------              -------


PROPERTY AND EQUIPMENT, Net                11,032               14,697
----------------------                    -------              -------


OTHER ASSETS                               17,020               18,660
                                          -------              -------

TOTAL ASSETS                              $28,052              $40,028
                                          =======              =======



                           NATIONAL PREPLANNING, INC.
                          (A Development Stage Company)

                                 BALANCE SHEETS

                           December 31, 2001 and 2000
--------------------------------------------------------------------------------


                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY
                    ----------------------------------------

                                                                                                      2001                 2000
                                                                                             -----------------------------------
CURRENT LIABILITIES
  Accounts payable and accrued expenses                                                       $    426,110         $    360,487
  Due to stockholders                                                                               33,199               49,552
                                                                                             -------------         -------------


        TOTAL CURRENT LIABILITIES                                                                  459,309              410,039


OTHER LIABILITIES
  Note payable and accrued interest, net of deferred debt current
   discount of $10,260 and $26,400, respectively                                                   155,865              130,725
                                                                                              ------------         ------------


TOTAL LIABILITIES                                                                                  615,174              540,764
                                                                                              ------------         ------------

COMMITMENTS AND CONTINGENCIES


STOCKHOLDERS' DEFICIENCY
  Common stock, authorized 15,000,000 par value $0.01;
   7,374,398 and 6,310,340 shares issued and outstanding                                            73,743               63,103
  Additional paid-in capital                                                                     2,040,873              665,878
  Deficit accumulated during development stage                                                  (2,701,738)          (1,229,717)
                                                                                                -----------          -----------


TOTAL STOCKHOLDERS' DEFICIENCY                                                                    (587,122)            (500,736)
                                                                                               ------------         ------------


TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                                                 $    28,052          $    40,028
                                                                                               ============         ============


                           NATIONAL PREPLANNING, INC.
                          (A Development Stage Company)

                            STATEMENTS OF OPERATIONS

               For the Years Ended December 31, 2001 and 2000 and
------------------------------------------------------------------------------------------------------------------------------
                  Cumulative from January 13, 1999 (Inception)


                                                                                                              Cumulative
                                                                                                                 from
                                                                                                              January 13,
                                                                  2001                    2000                    1999
                                                      -------------------------------------------------------------------------

OPERATING EXPENSES
  Website development costs                                 $       987              $  472,388            $     526,347
  General and administrative expenses                         1,418,534                 530,516                2,076,166
                                                            ------------              ----------              -----------


TOTAL OPERATING EXPENSES                                      1,419,521               1,002,904                2,602,513
                                                             -----------             ----------               -----------


OPERATING LOSS                                               (1,419,521)             (1,002,904)              (2,602,513)
                                                             -----------            -----------               -----------


OTHER EXPENSE
  Interest expense                                               52,500                  46,725                   99,225
                                                             -----------            -----------               -----------


NET LOSS                                                    $(1,472,021)            $(1,049,629)             $(2,701,738)
                                                             ===========             ===========              ===========




                           NATIONAL PREPLANNING, INC.
                          (A Development Stage Company)

                      STATEMENT OF STOCKHOLDERS' DEFICIENCY

               For the Years Ended December 31, 2001 and 2000 and
                        Cumulative from January 13, 1999
-------------------------------------------------------------------------------------------------------------------------------


                                           Common Stock                Additional
                                     ---------------------------         Paid-in             Accumulated
                                     Shares             Amounts          Capital                Deficit             Total
                                     ------------------------------------------------------------------------------------------
BALANCE -  January 13, 1999               --           $     --           $     --              $    --             $    --
-------


 Issuance of Common Stock
  to Founders                            950                 10               --                     --                  10

 Capital contributions                    --                 --             76,645                   --              76,645

 Net loss                                 --                 --                 --             (180,088)           (180,088)
                                  ----------            -------           --------          -----------         ------------

BALANCE - December 31, 1999              950                 10             76,645             (180,088)           (103,433)
-------


 Issuance of Common Stock
  to Founders                        795,841              7,958                 --                   --               7,958

 Issuance of Common Stock
  in settlement of accrued
  salaries                         5,149,209             51,492                 --                   --              51,492

 Issuance of a warrant                    --                 --             66,000                   --              66,000

 Capital contributions                    --                 --             34,651                   --              34,651

 Sale of Common Stock                 60,240                602             99,398                   --             100,000

 Issuance of Common Stock
  to consultants                     304,100              3,041            389,184                   --             392,225

 Net loss                                 --                 --                 --           (1,049,629)         (1,049,629)
                                  ----------            -------           --------          -----------         ------------

BALANCE - December 31, 2000
-------
                                   6,310,340            $63,103           $665,878          $(1,229,717)       $   (500,736)
                                  ----------            -------           --------          -----------         ------------



                           NATIONAL PREPLANNING, INC.
                          (A Development Stage Company)

                STATEMENT OF STOCKHOLDERS' DEFICIENCY, Continued

               For the Years Ended December 31, 2001 and 2000 and
                        Cumulative from January 13, 1999
-------------------------------------------------------------------------------------------------------------------------------




                                        Common Stock                  Additional
                              ---------------------------------        Paid-in         Accumulated
                                    Shares             Amounts         Capital            Deficit               Total
                              -------------------------------------------------------------------------------------------------
BALANCE - December 31, 2000        6,310,340            $63,103           $665,878          $(1,229,717)       $   (500,736)
-------


 Issuance of Common Stock
  in settlement of accounts
  payable                            110,000              1,100            123,900                   --             125,000

 Sale of Common Stock                 60,240                602             99,398                   --             100,000

 Issuance of Common Stock
  upon conversion of note
  payable                             25,000                250             12,250                   --              12,500

 Issuance of Common Stock
  to consultants                     868,818              8,688          1,112,087                   --           1,120,775

 Warrant repricing on note
  payable                                 --                 --             27,360                   --              27,360

        Net loss                          --                 --                 --           (1,472,021)         (1,472,021)
                                   ---------            -------         ----------          -----------         -----------

BALANCE - December 31, 2001        7,374,398            $73,743         $2,040,873          $(2,701,738)       $   (587,122)
                                   =========            =======         ==========          ===========        ============





                           NATIONAL PREPLANNING, INC.
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS

               For the Years Ended December 31, 2001 and 2000 and
-------------------------------------------------------------------------------------------------------------------------------
                  Cumulative from January 13, 1999 (Inception)

                                                                                                           Cumulative from
                                                                        2001                2000           January 13, 1999
                                                               ----------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss                                                           $(1,472,021)        $(1,049,629)           $(2,701,738)
                                                                     -----------        -----------             -----------
  Adjustments to reconcile net loss to net
   cash used in operating activities:
    Depreciation and amortization                                          5,305              5,701                  12,211
    Stock based compensation                                           1,120,775            392,225               1,513,000
    Accrued interest and amortization of deferred
     debt discount                                                        52,500             46,725                  99,225
  Changes in operating assets and liabilities:
       Other assets                                                           --                 --                 (20,800)
    Accounts payable and accrued expenses                                190,623            323,840                 602,602
                                                                    ------------       ------------            ------------

TOTAL ADJUSTMENTS                                                      1,369,203            768,491               2,206,238
                                                                     -----------       ------------             -----------

NET CASH USED IN OPERATING ACTIVITIES                                   (102,818)          (281,138)               (495,500)
                                                                     ------------       ------------            ------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment                                         --             (8,428)                (19,463)
                                                                 -----------------     --------------           -------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from note payable                                              12,500            150,000                 162,500
  Net (repayments) advances from stockholders                            (16,353)             3,628                  33,199
  Capital contributions                                                       --             34,651                 111,296
  Proceeds from the issuance of Common Stock                             100,000            107,958                 207,968
                                                                    ------------       ------------            ------------

NET CASH PROVIDED BY FINANCING
 ACTIVITIES                                                               96,147            296,237                 514,963
                                                                   -------------       ------------            ------------

NET (DECREASE) INCREASE IN CASH                                   $       (6,671)    $        6,671       $              --
                                                                  --------------     --------------       -----------------



                           NATIONAL PREPLANNING, INC.
                          (A Development Stage Company)

                       STATEMENTS OF CASH FLOWS, Continued

               For the Years Ended December 31, 2001 and 2000 and
-------------------------------------------------------------------------------------------------------------------------------
                  Cumulative from January 13, 1999 (Inception)


                                                                                                               Cumulative from
                                                                            2001                  2000         January 13, 1999
                                                                    -----------------------------------------------------------

CASH - Beginning                                                    $        6,671           $        --       $         --
----                                                                --------------           --------------    ----------------

CASH - Ending                                                       $           --           $     6,671       $         --
----                                                                ==============           ==============    ================


SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION
--------------------------------------------------

          During the year ended December 31, 2000, the Company issued 5,149,209 shares of Common Stock to an officer as payment of $51,493 of salaries accrued in 1999.

During the year ended December 31, 2000, the Company granted a warrant in connection with the $150,000 note payable resulting in a deferred debt discount of $66,000.

During the year ended December 31, 2001, the Company repriced (changed the exercise price from $1.20 per share to $0.25 per share) the warrant granted in connection with the $150,000 note payable resulting in an additional deferred debt discount of $27,360.

          During the year ended December 31, 2001, the Company issued 110,000 shares of Common Stock as settlement of $125,000 of accounts payable.

          During the year ended December 31, 2001, the Company issued 25,000 shares of Common Stock upon conversion of a $12,500 note payable.

NOTE 1 - Significant Accounting Policies
         -------------------------------

     Nature of Business and Operations

     National Preplanning, Inc. (the "Company") was incorporated on January 13, 1999. The Company intends to become a full service funding source for the prearrangement of death care industry. However, the Company has not generated any revenues to date and has not commenced its principal operations. The Company has concentrated on raising capital and developing its business plan. The Company is currently a development-stage company under the provisions of the Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No.7, "Accounting and Reporting by Development Stage Enterprises.

     Property and Equipment

     Property and equipment is stated at cost and is being depreciated using the straight-line method over the estimated useful lives of the assets. Maintenance and repairs are charged to expense as incurred; costs of major additions and betterments are capitalized. When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is reflected in operations.

     Advertising Costs

     Advertising costs are expensed as incurred. Advertising costs were $2,500 and $77,812 for the years ended December 31, 2001 and 2000, respectively.

     Cash

     At times during the year cash balances may exceed the maximum amounts insured by the FDIC.

     Stock Based Compensation

     SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") establishes a fair value-based method of accounting for stock compensation plans. The Company has chosen to adopt the disclosure requirements of SFAS 123 and continue to record stock compensation for its employees in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). Under APB 25, charges are made to operations in accounting for stock options granted to employees when the option exercise prices are below the fair market value of the common stock at the grant date. Options granted to non-employees are recorded in accordance with SFAS 123.

         -------------------------------

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

     Fair Value of Financial Instruments

     Carrying amounts of certain of the Company's financial instruments including cash, approximate fair value due to their relatively short maturities. The various notes payable are recorded at carrying value with terms as disclosed elsewhere in the notes to financial statements. It is not practical to estimate the fair value of these amounts because of the uncertainty of the timing of the payments.

     Income Taxes

     The Company accounts for income taxes using the liability method, which requires the determination of deferred tax assets and liabilities based on the differences between the financial and tax bases of assets and liabilities using enacted tax rates in effect for the year in which differences are expected to reverse. Deferred tax assets are adjusted by a valuation allowance, if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

     At December 31, 2001, the Company has net operating loss carryforwards of approximately $2,700,000 which expire through 2021. Pursuant to Section 382 of the Internal Revenue Code regarding substantial changes in ownership, utilization of these losses may be limited. Based on this and the fact that the Company has generated operating losses through December 31, 2001, the deferred tax asset of approximately $1,100,000 has been offset by a valuation allowance of $1,100,000.

     Website Development Costs

     Website development costs consist principally of outside consultants and related expenses. The Company follows the provisions of Emerging Issues Task Force ("EITF") Issue No. 00-2, "Accounting for Website Development Costs", which provides guidance in accounting for costs incurred to develop a website. The Company's website is being continually changed on a regular basis as the business model continues to evolve. Accordingly, due to the uncertainty of the Company's future product, these costs are expensed as incurred and are included in website development costs in the accompanying financial statements.

NOTE 2 - Property and Equipment
         ----------------------

Property and equipment consists of the following as of December 31, 2001 and 2000.



                                                                                                                     Estimated
                                                                              2001                2000              Useful Life
                                                                       ------------------- -------------------- ------------------
        Office equipment                                                  $  6,753            $  6,753                5-7 years
        Furniture and fixtures                                              12,710              12,710                5-7 years
                                                                           -------             -------

                                                                            19,463              19,463

        Less: Accumulated depreciation                                      (8,431)             (4,766)
                                                                           --------            --------

                Property and Equipment, Net                                $11,032             $14,697
                                                                           =======             =======


Depreciation expense for the years ended December 31, 2001 and 2000 was $3,665 and $3,561, respectively.


NOTE 3 - Due to Stockholders
         -------------------

This balance represents advances made by two individuals that are stockholders of the Company (one is also an officer), which are non-interest bearing and have no definitive repayment terms.


NOTE 4 - Note Payable and Accrued Interest
         ---------------------------------

On March 15, 2000, the Company obtained a $150,000 note payable with interest due at 6% per annum. Interest and principal was originally due on June 14, 2001 (extended to June 30, 2003). In addition the Company issued a Warrant to purchase 200,000 shares of the Company's Common Stock with an exercise price of $1.20. The Company estimated that the warrant had a fair value of $66,000 using the Black-Scholes option pricing model. Accordingly, the amount was recorded as a deferred debt discount and will accrete the discount over the life of the note.

In exchange for the extension of the due date, the Company agreed to reduce the exercise price from $1.20 to $0.25, resulting in an increase to the fair value of warrant of $27,360. Accordingly, the Company recorded the amount as additional deferred debt discount and will accrete the balance over the period that the note was extended.

         ---------------------------------

For the years ended December 31, 2001 and 2000, the Company amortized $43,500 and $39,600, respectively, of the deferred debt discount to interest expense.


NOTE 5 - Commitments and Contingencies
         -----------------------------

Operating Lease Arrangements

The Company rents offices under a noncancelable operating lease agreement expiring in February 2002. The lease provides for minimum rentals and additional rent for increases in real estate taxes, certain indices and occupancy costs. The Company has since vacated these premises. Rental expense for the year ended December 31, 2001 and 2000 was approximately $16,000, and $27,000, respectively

Employment Agreement

On January 1, 2000 the Company entered into a five year employment agreement with its President. The agreement provides for a minimum annual base compensation of $150,000 subject to annual increases of $35,000 and bonuses based upon revenue volume.

The future minimum payments under the employment agreement at December 31, 2001 is as follows:

          For the Years Ending
              December 31,                            Amount
          --------------------                       --------
                2002                                 $220,000
                2003                                  255,000
                2004                                  290,000
                                                     --------

                   Total                             $765,000
                                                     ========


NOTE 6 - Stockholders' Deficiency
         ------------------------

On January 13, 1999 (inception), the Company issued 950 shares of its $0.01 par value Common Stock ("Common Stock") to its Founders for proceeds of $10.00.

During the period from January 13, 1999 (inception) through December 31, 1999 the Majority stockholder contributed $76,645 to the Company.

         ------------------------

On January 14, 2000, the Company issued 5,945,050 shares of its Common Stock as follows: 795,841 shares were issued to the Founders of the Company in exchange for proceeds of $7,958 and 5,149,209 shares were issued to an officer (also the Majority stockholder) as payment of $51,492 of salaries accrued in 1999.

During the year ended December 31, 2000 the Majority stockholder contributed $34,651 to the Company.

During the year ended December 31, 2000 the Company issued 60,240 shares of Common Stock and warrants to purchase 30,120 shares of Common Stock at an exercise price of $1.20 per share to an investor resulting in aggregate cash proceeds of $100,000.

During the year ended December 31, 2000 the Company issued 304,100 shares of Common Stock to two consultants for services provided to the Company. The Company recorded $392,225 in consulting expense.

During the year ended December 31, 2001 the Company issued 868,818 shares of Common Stock to consultants for services provided to the Company. The Company recorded $1,120,775 in consulting expense.

During the year ended December 31, 2001, the Company issued 60,240 shares of Common Stock and warrants to purchase 30,120 shares of common stock at an exercise price of $1.20 per share to two investors, resulting in aggregate proceeds of $100,000.

During the year ended December 31, 2001, the Company issued 110,000 shares of Common Stock as settlement of $125,000 of accounts payable.

During the year ended December 31, 2001, the Company issued 25,000 shares of Common Stock upon conversion of a note payable in the amount of $12,500.


NOTE 7 - Subsequent Event
         ----------------

On January 18, 2002, the Company entered into a letter of intent to be acquired through merger by Walker Industries ("Walker") for 269,416 shares of Walker's common stock plus an additional 272,012 shares contingent on Walker's acquisition of an unrelated third party as defined.

                            AMERICAN DATASOURCE, INC.

                              FINANCIAL STATEMENTS

                 For the Years Ended December 31, 2001 and 2000

                            AMERICAN DATASOURCE, INC.


                                    CONTENTS
--------------------------------------------------------------------------------


                                                                          Page
                                                                          ----


INDEPENDENT AUDITORS' REPORT                                                1


FINANCIAL STATEMENTS

  Balance Sheets                                                           2-3
  Statements of Income and Retained Earnings                                 4
  Statements of Cash Flows                                                 5-6


NOTES TO FINANCIAL STATEMENTS                                             7-12

                          M a r c u m & K l i e g m a n
                  ---------------------------------------------
   C e r t i f i e d P u b l i c A c c o u n t a n t s & C o n s u l t a n t s
     A Limited Liability Partnership consisting of Professional Corporations




                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors of
American DataSource, Inc.

We have audited the accompanying balance sheets of American DataSource, Inc. as of December 31, 2001 and 2000, and the related statements of income and retained earnings and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American DataSource, Inc. as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.



                                                      /s/ Marcum & Kliegman LLP
                                                      -------------------------

February 13, 2002
New York, NY



                                                                                                  AMERICAN DATASOURCE, INC.

                                                                                                             BALANCE SHEETS

                                                                                                 December 31, 2001 and 2000
---------------------------------------------------------------------------------------------------------------------------


                                     ASSETS


                                                                                                2001                 2000
                                                                                     --------------------------------------
CURRENT ASSETS
  Cash                                                                                      $    8,398            $  32,547
  Accounts receivable                                                                          191,775              150,511
  Due from Affiliate                                                                            50,000                   --
                                                                                             ---------            ---------


Total Current Assets                                                                           250,173              183,058


PROPERTY AND EQUIPMENT, Net                                                                    376,856              167,806
----------------------


             Deferred tax asset                                                                 25,000               75,000
                                                                                             ---------            ---------


TOTAL ASSETS                                                                                  $652,029             $425,864
                                                                                              ========             ========



                                                                                                   AMERICAN DATASOURCE, INC.

                                                                                                             BALANCE SHEETS

                                                                                                 December 31, 2001 and 2000
---------------------------------------------------------------------------------------------------------------------------


                      LIABILITIES AND STOCKHOLDER'S EQUITY


                                                                                                 2001                 2000
                                                                                             ------------------------------

CURRENT LIABILITIES
  Accounts payable and accrued expenses                                                       $151,041            $  69,425
  Loan Payable, bank                                                                            61,000                   --
                                                                                             ---------            ---------

Total Current Liabilities                                                                      212,041               69,425

OTHER LIABILITIES
  Negative goodwill, net of accumulated amortization of
   $34,593 and $17,297                                                                         138,378              155,674
                                                                                              --------              -------

        TOTAL LIABILITIES                                                                      350,419              225,099
                                                                                              --------             --------

COMMITMENTS AND CONTINGENCIES

Stockholder's Equity
  Common Stock - no par value, $.01 stated value, 100,000 shares
   authorized, 100,000 shares issued and outstanding                                             1,000                1,000
  Additional paid in capital                                                                    99,000               99,000
  Retained earnings                                                                            201,610              100,765
                                                                                              --------             --------

TOTAL STOCKHOLDER'S EQUITY                                                                     301,610              200,765
                                                                                              --------             --------

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                                                    $652,029             $425,864
                                                                                              ========             ========




                                                                                                  AMERICAN DATASOURCE, INC.

                                                                                 STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                                             For the Years Ended December 31, 2001 and 2000
---------------------------------------------------------------------------------------------------------------------------


                                                                                                2001                 2000
                                                                                            -------------------------------

NET SALES                                                                                   $1,521,190           $1,807,128
---------                                                                                   ----------           ----------


OPERATING EXPENSES
  Selling, general and administrative                                                        1,360,101            1,602,703
  Research and development                                                                          --               58,800
                                                                                            ----------           ----------


        Total Operating Expenses                                                             1,360,101            1,661,503
                                                                                            ----------           ----------


             OPERATING INCOME                                                                  161,089              145,625


INTEREST EXPENSE                                                                                 1,840                   --
----------------                                                                            ----------           ----------


INCOME BEFORE INCOME TAXES                                                                     159,249              145,625


PROVISION FOR INCOME TAXES                                                                      58,404               44,860
--------------------------                                                                  ----------           ----------


NET INCOME                                                                                     100,845              100,765


RETAINED EARNINGS - Beginning                                                                  100,765                   --
-----------------                                                                           ----------           ----------


RETAINED EARNINGS - Ending                                                                 $   201,610          $   100,765
-----------------                                                                          ===========          ===========




                                                                                                  AMERICAN DATASOURCE, INC.

                                                                                                   STATEMENTS OF CASH FLOWS

                                                                             For the Years Ended December 31, 2001 and 2000
---------------------------------------------------------------------------------------------------------------------------

                                                                                                 2001                 2000
                                                                                             ------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                                                                  $ 100,845            $ 100,765
                                                                                             ---------            ---------
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Depreciation                                                                                 5,010                  916
    Amortization                                                                               (17,296)             (17,297)
    Deferred income taxes                                                                       50,000               44,000
    Loss on disposal                                                                             4,095                   --
  Changes in operating assets and liabilities:
    Accounts receivable                                                                        (41,264)             (12,729)
    Accounts payable and accrued expenses                                                       81,616               66,864
                                                                                             ----------           ----------

        TOTAL ADJUSTMENTS                                                                       82,161               81,754
                                                                                             ----------           ----------

        NET CASH PROVIDED BY OPERATING
         ACTIVITIES                                                                            183,006              182,519
                                                                                             ---------             ---------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment                                                           (20,655)              (4,534)
  Software development costs                                                                  (197,500)            (164,188)
  Due from Affiliate                                                                           (50,000)                  --
                                                                                             ----------            ---------

        NET CASH USED IN INVESTING ACTIVITIES                                                 (268,155)            (168,722)
                                                                                             ----------            ---------

CASH FLOWS FROM FINANCING ACTIVITIES
  Net proceeds from loan payable, bank                                                          61,000                   --
                                                                                             ----------           ----------

NET (DECREASE) INCREASE IN CASH                                                                (24,149)              13,797
                                                                                             ----------           ----------

CASH - Beginning                                                                                32,547               18,750
----                                                                                         ----------           ----------

CASH - Ending                                                                              $     8,398           $   32,547
----                                                                                       ===========           ==========



                                                                                                  AMERICAN DATASOURCE, INC.

                                                                                        STATEMENTS OF CASH FLOWS, Continued

                                                                             For the Years Ended December 31, 2001 and 2000
---------------------------------------------------------------------------------------------------------------------------



SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
-------------------------------------------------
Cash paid during the years for:
                                                                                                 2001                 2000
                                                                                                ---------------------------

Interest                                                                                        $1,840                  $--
Taxes                                                                                           $8,464                  $--


NOTE 1 - Significant Accounting Policies
         -------------------------------

Formation and Nature of Business

On December 31, 1999, James N. Lucas acquired all of the issued and outstanding common stock of American DataSource, Inc. ("ADS" or the "Company") a wholly-owned subsidiary of SCI Financial Services, Inc., for $100,000. The acquisition was accounted for as a purchase and the purchase price has been allocated to the net assets acquired based upon their estimated fair value at the date of acquisition as follows:

Fair value of net assets acquired
---------------------------------
Current assets                                                        $ 156,533
Property and equipment                                                       --
Deferred tax asset                                                      119,000
Liabilities assumed                                                      (2,562)
                                                                      ---------

Fair value of identifiable net assets acquired                          272,971

        Negative Goodwill                                              (172,971)
                                                                      ---------

        Total Purchase Price                                          $ 100,000
                                                                      =========

The acquisition resulted in an excess of acquired net assets over the purchase price ("cost"). Pursuant to Accounting Principles Board Opinion No. 16, "Business Combinations" ("APB 16"), the excess net assets over cost was allocated to reduce proportionately the values assigned to non-current assets in determining their fair values. Since this allocation resulted in non current assets being reduced to zero, the remainder of the excess over cost was classified as negative goodwill in the amount of $172,971, which is being amortized to income on a straight line basis over ten (10) years, which is the estimated period of benefit.

The Company was formed in 1993, under the laws of the state of Delaware and is primarily engaged in providing a complete line of administrative services for pre-need funeral and cemetery trust accounts. The Company utilizes proprietary software to facilitate the administrative services they provide. The Company's customers include both independent and corporate funeral homes and cemeteries. American DataSource, Inc. conducts business throughout the United States of America and Canada.

Revenue Recognition

Revenue is recognized at the time the administrative services are performed and provided, or made available to its customers.

         -------------------------------

Concentration of Credit Risk

The Company extends credit to customers which results in accounts receivable arising from its normal business activities. The Company does not require collateral or other security to support financial instruments subject to credit risk. The Company routinely assesses the financial strength of its customers and based upon factors surrounding the credit risk of the customers believes that its accounts receivable credit risk exposure is limited.

Property and Equipment

Property and equipment is stated at cost and is being depreciated or amortized using the straight-line methods over the estimated useful lives of the assets. Maintenance and repairs are charged to expense as incurred; costs of major additions and betterments are capitalized. When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is reflected in income.

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs for the years ended December 31, 2001 and 2000 were $165 and $8,701, respectively.

Research and Development

Research and development costs are charged to expense as incurred.

Income Taxes

The Company accounts for income taxes using the liability method, which requires the determination of deferred tax assets and liabilities based on the differences between the financial and tax bases of assets and liabilities using enacted tax rates in effect for the year in which differences are expected to reverse. The net deferred tax asset is adjusted by a valuation allowance, if, based on the weight of available evidence, it is more likely than not that some portion or all of the net deferred tax asset will not be realized.

Software Development Costs

The Company capitalizes software development costs from the point in time when technological feasibility has been established until the computer software product is available for use. The annual amortization of the capitalized amounts will be the greater of the ratio of the current revenue to total projected revenue for a product, or the straight-line method, and is applied over periods ranging up to 5 years. The Company performs periodic reviews to ensure that unamortized costs remain recoverable through the generation of future revenues.

         -------------------------------

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

New Pronouncements

In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 141 ("SFAS No. 141"), "Business Combinations." SFAS No. 141 requires the purchase method of accounting for business combinations initiated after June 30, 2001 and eliminates the pooling-of-interests method. The Company does not believe that the adoption of SFAS No. 141 will have a significant impact on its financial statements.

In July 2001, the FASB issued Statement of Financial Accounting Standards No. 142 ("SFAS No. 142"), "Goodwill and Other Intangible Assets", which is effective for the Company in 2002. SFAS No. 142 requires, among other things, the discontinuance of goodwill amortization. In addition, the standard includes provisions for the reclassification of certain existing recognized intangibles as goodwill, reassessment of the useful lives of existing recognized intangibles, reclassification of certain intangibles out of previously reported goodwill and the identification of reporting units for purposes of assessing potential future impairment of goodwill. SFAS No. 142 also requires the Company to complete a transitional goodwill impairment test six months from the date of adoption. The unamortized negative goodwill as of the date of adoption of SFAS 142 will be written off and recorded as extraordinary gain in the statement of income.


NOTE 2 - Property and Equipment
         ----------------------

Property and equipment consists of the following as of December 31, 2001 and 2000.



                                                                                                                 Estimated
                                                                            2001                 2000           Useful Life
                                                           ------------------------ ---------------------- --------------------
Equipment                                                                $  21,094          $    4,534              3 years
In-Process Software Development (1)                                        361,688             164,188                  N/A
                                                                          --------            --------
                                                                           382,782             168,722
Less: Accumulated depreciation                                              (5,926)               (916)
                                                                          --------            --------

   Property and Equipment, Net                                            $376,856            $167,806
                                                                          ========            ========

         ----------------------

Depreciation expense for the years ended December 31, 2001 and 2000 was $5,010 and $916, respectively.

     (1) Represents developed software that has reached technological feasibility, but has not been put in service by the Company. The Company expects to place the software in service during 2002.


NOTE 3 - Loan Payable, Bank
         ------------------

     The Company has a credit line with a bank that provides for a $100,000 revolving line of credit, which matures March 27, 2002. Interest is due monthly at the bank's prime rate (4.75% at December 31, 2001). As of December 31, 2001 there was $61,000 outstanding under this line. The line is guaranteed by the Company's stockholder.


NOTE 4 - Related Party Transactions
         --------------------------

Management Fees

James N. Lucas, the sole stockholder of American DataSource, Inc., provided certain management services to American DataSource, Inc. during the year ended December 31, 2000. The management fee for the year ended December 31, 2000 was $200,613.

Due from Affiliate

This balance represents an advance made to an affiliate of the Company, which is noninterest-bearing and is due on demand.


NOTE 5 - Income Taxes
         ------------

The provision for income taxes for the years ended December 31, 2001 and 2000 consists of the following:

                                                   2001                 2000
                                               ---------          -----------
Federal
 Current                                        $  7,604            $      --
 Deferred                                         50,000               44,000
                                                 -------              -------
                                                  57,604               44,000
                                                 -------              -------
State and Local
 Current                                             800                  860
 Deferred                                             --                   --
                                                 -------              -------
                                                     800                  860
                                                 -------              -------

      Total                                      $58,404              $44,860
                                                 =======              =======

         ------------

     Reconciliation from Federal statutory rate:

                                                   2001                 2000
                                                 --------             --------
Federal tax at 34%                               $54,145              $49,513
State and local taxes, net of federal taxes          800                  860
Expenses not deductible for tax purposes           3,459               (5,513)
                                                 --------             --------

    Total                                        $58,404              $44,860
                                                 =======              =======

The components of deferred tax assets at December 31, 2001 and 2000 related to temporary differences with respect to property and equipment.


NOTE 6 - Commitments and Contingencies
         -----------------------------

Operating Lease Arrangements

The Company rented office space during the years 2000 and 2001. The Company leases facilities under a cancelable operating lease agreement. During May 2001, the Company exercised the cancellation clause under the lease and, accordingly, the lease terminated in November 2001.

In June 2001, the facilities were damaged as a result of a flood and the Company was forced to vacate these facilities and move into temporary space, which they lease on a month-to-month basis.

The Company does not believe that the facilities were repaired to its satisfaction, and they did not reoccupy the facilities prior to the end of the lease. The Company is currently negotiating with the former landlord over disputed charges and has accrued $70,000 which is included in accrued expenses. The Company believes that they can settle the dispute with no further material impact on the financial statements.

Rental expense for the years ended December 31, 2001 and 2000 was approximately $45,000 and $70,000, respectively.


NOTE 7 - Economic Dependency
         -------------------

Major Customers

The Company had sales of $1,283,788 (84%) to one customer during the year ended December 31, 2001. The balance due from this customer as of December 31, 2001 is $148,344.

         -------------------

The Company had sales of $1,503,473 (83%) to the same customer during the year ended December 31, 2000. The balance due from this customer as of December 31, 2000 was $84,773.


NOTE 8 - Subsequent Events
         -----------------

On January 18, 2002, the Company entered into a Letter of Intent to be acquired through merger by Walker Industries ("Walker") for 187,126 shares of Walker's common stock plus an additional 188,929 shares that is contingent on Walker's acquisition of an unrelated third party as defined.

                                                                    Exhibit 2.1










                          AGREEMENT AND PLAN OF MERGER



                                  BY AND AMONG



                     WALKER INTERNATIONAL INDUSTRIES, INC.,



                              NPI ACQUISITION CORP.



                           NATIONAL PREPLANNING, INC.



                                 MARCH 19, 2002

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


     AGREEMENT AND PLAN OF MERGER, dated as of March 19, 2002 (this "Agreement"), among Walker International Industries, Inc., a Delaware corporation ("Parent"), NPI Acquisition Corp., a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Sub"), and National Preplanning, Inc., a Delaware corporation (the "Company").

                              W I T N E S S E T H:
                               -------------------

     WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, Parent, Sub and the Company will enter into a business combination transaction pursuant to which Sub will merge with and into the Company (the "Merger"), with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the "Surviving Corporation"); and

     WHEREAS, the board of directors of each of Parent, Sub and the Company have
(i) determined that the Merger would be fair to and in the best interests of their respective stockholders and (ii) approved this Agreement and the transactions contemplated hereby; and

     WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"); and

     WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

     1.1 Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

     "ADS" shall mean American DataSource, Inc., a Delaware corporation.

     "ADS Acquisition" shall mean the acquisition of ADS pursuant to an Agreement and Plan of Merger dated as of March 19, 2002 among Parent, Walker Mergerco, Inc. and ADS.

     "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

     "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

     "Code" shall have the meaning set forth in the recitals to this Agreement.

     "Company" shall have the meaning set forth in the preamble to this Agreement.

     "Contract" shall mean any contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sales contract, mortgage, deed of trust, security agreement, royalty, license, franchise or insurance policy.

     "DGCL" shall mean the General Corporation Law of the State of Delaware.

     "Encumbrances" shall mean any and all mortgages, security interests, liens, claims, pledges, restrictions (including restrictions on transfer), leases, title exceptions, easements, rights of way, rights of first refusal, charges or other encumbrances.

     "Environmental, Health and Safety Laws" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the applicable regulations promulgated thereunder.

     "ERISA Affiliate" shall mean any corporation or trade or business (whether or not incorporated) which is or has ever been treated as a single employer with or which is or has been under common control with the Company within the meaning of Section 4001(b) of ERISA or Section 414(b), (c), (m) or (o) of the Code.

     "Escrow Agent" shall mean Snow Becker Krauss P.C., counsel to Parent.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "GAAP" shall mean generally accepted accounting principles in effect in the United States of America as of the date of the applicable determination.

     "Governmental Authority" shall mean any foreign, Federal, state, municipal or other governmental department, commission, administration, board, bureau, agency or instrumentality.

     "Hazardous Substance" shall mean any substance, material or waste the generation, treatment, transport, storage or disposal of which is regulated by any Governmental Authority in jurisdictions in which the Company operates, including any material, substance or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, which includes, but is not limited to, asbestos and polychlorinated biphenyls.

     "Indebtedness" shall mean, with respect to any Person, any indebtedness, secured or unsecured, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), and evidenced by bonds, notes, debentures or similar instruments or letters of credit, to the extent of the face value thereof (or, in the case of evidence of indebtedness issued at a discount, the current accreted value thereof) or (ii) representing the balance deferred and unpaid of the purchase price of property or services (other than accounts payable (including trade payables) in the ordinary course of business) and shall also include, to the extent not otherwise included, (A) any capitalized lease obligations and (B) the face value of guaranties of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor). No item constituting Indebtedness under any of the definitions set forth above shall be counted twice by virtue of the fact that it constitutes "Indebtedness" under more than one of such definitions.

     "Intellectual Property" shall mean (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations and renewals in connection therewith, (d) all mask works and all applications, registrations and renewals in connection therewith,
(e) all trade secrets and confidential information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all Software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

     "IRS" shall mean the United States Internal Revenue Service.

     "Legal Proceedings" shall mean any judicial, administrative or arbitral actions, suits, proceedings (public or private) or governmental proceedings.

     "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Material Adverse Effect" shall mean, with respect to any Person, any change or effect that has or is reasonably likely to have a material adverse effect on the business, results of operations, properties, assets, condition (financial or otherwise) or prospects of such Person and its Subsidiaries taken as a whole, other than any change or effect resulting from general economic conditions or industry-specific risks.

     "Memorial" shall mean Memorial Group, Inc., a Delaware corporation.

     "Memorial Acquisition" shall mean the acquisition of Memorial by Parent or a wholly owned subsidiary of Parent.

     "Merger" shall have the meaning set forth in the recitals to this Agreement.

     "Merger Consideration" shall mean the applicable number of shares of Parent Common Stock and the principal amount of Subordinated Notes into which shares of Company Common Stock are to be converted at the Effective Time pursuant to
Section 3.1(c) hereof.

     "Order" shall mean any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award.

     "Ordinary Course of Business" shall mean the ordinary course of business, consistent with past custom and practice.

     "Parent" shall have the meaning set forth in the preamble to this Agreement.

     "Parent Common Stock" shall mean shares of Common Stock, par value $.10 per share, of Parent.

     "Permit" shall mean any permit, license, franchise, concession, authorization, approval, exemption or similar right.

     "Person" shall mean an individual, corporation, limited liability company, partnership, trust or unincorporated organization or a government or any agency or political subdivision thereof.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Software" shall mean any and all computer software, including, but not limited to, source code, object code, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons, and all materials, manuals, design notes and other documentation related thereto or associated therewith.

     "Sub" shall have the meaning set forth in the preamble to this Agreement.

     "Subordinated Notes" shall mean the Parent's 18% subordinated notes due November 30, 2002 in the form annexed hereto as Exhibit 3.1(c) constituting a part of the Merger Consideration.

     "Subsidiary" shall mean, with respect to any Person, (i) each corporation, partnership, joint venture or other legal entity of which such Person owns, either directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or similar governing body of such corporation, partnership, joint venture or other legal entity, (ii) each partnership in which such Person or another Subsidiary of such Person is the general or managing partner and (iii) each limited liability company in which such Person or another Subsidiary of such Person is the managing member or otherwise controls (by contract, through ownership of membership interests or otherwise).

     "Surviving Corporation" shall have the meaning set forth in the recitals of this Agreement.

     "Tax" or "Taxes" shall mean all taxes, charges, fees, imposts, levies or other assessments by any Governmental Authority, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) and shall include any liability in respect of Taxes as a transferee or as an indemnitor, guarantor, surety or in a similar capacity under any contract, arrangement, agreement, understanding or commitment (whether oral or written).

     "Third Party" shall mean any Person unaffiliated with any of Parent, Sub or the Company.

     1.2 Terms Defined Elsewhere in the Agreement. For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated:

Term                                                         Section
Acquisition Transaction                                        7.4
Applicable Laws                                                4.6
Benefit Plans                                                 4.10
Certificate of Merger                                          2.3
Certificates                                                   3.2
Closing                                                        2.2
Closing Date                                                   2.2
Company Affiliate                                              7.5
Company Common Stock                                           3.1
Company Consents                                               4.5
Company Disclosure Letter                                      3.3
Company Option                                                 3.3
Company Representations                                        7.4
Company Warrants                                               7.7
Confidential Information                                       6.3
Converted Option                                               3.3
Effective Time                                                 2.3
Employment Agreement                                           8.1
Escrow Agreement                                               8.1
Exchange Ratio                                                 3.1
Intellectual Property Rights                                   4.16
Parent Affiliate                                               7.5
Parent Consents                                                5.4
Parent Disclosure Letter                                       5.2
Parent SEC Documents                                           5.6
Stockholder Approval                                           4.4
Tax Returns                                                    4.9

     1.3 Other Definitional Provisions. (a) The words "hereof", "herein", and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

     (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

     (c) The terms "dollars" and "$" shall mean United States dollars.

     (d) The term "including" shall be deemed to be immediately followed by the term "but not limited to."

     (e) The term "knowledge" as it applies to the knowledge of a corporate entity, means the knowledge of the executive officers of that corporate entity, after making a reasonable inquiry of the employees of the entity responsible for the matter.

     (f) Whenever in this Agreement a party is permitted to make a decision or take an action in its "sole and absolute discretion" or terms of similar latitude, such Person shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of, or factors affecting, any other Person.

                                    ARTICLE 2

                                   THE MERGER

     2.1 The Merger; Effects of the Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Sub shall be merged with and into the Company at the Effective Time. At the Effective Time, the separate corporate existence of Sub shall cease, and the Company shall continue as the Surviving Corporation and shall succeed to and assume all of the rights, properties, franchises, liabilities and obligations of Sub in accordance with the DGCL and this Agreement.

     2.2 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 9.1, the closing of the Merger (the "Closing") shall take place at 10:00 a.m., New York City time, at the offices of Snow Becker Krauss P.C. , 605 Third Avenue, New York, New York 10158, on March 19, 2002 or such other place or time or on such other date as Parent and the Company may agree in writing (the "Closing Date").

     2.3 Effective Time. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger in the form annexed hereto as Exhibit 2.3 (the "Certificate of Merger"), with the Secretary of State of the State of Delaware, as provided in the DGCL, as soon as practicable on or after the Closing Date. The Merger shall become effective upon such filing or at such time thereafter as is provided in the Certificate of Merger (the "Effective Time").

     2.4 Directors; Officers; Certificate of Incorporation; Bylaws. (a) The directors of the Company immediately prior to the Effective Time shall be the directors of the Surviving Corporation until their successors have been duly elected and qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and bylaws.

     (b) The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their successors have been duly appointed and qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and bylaws.

     (c) The certificate of incorporation of the Company shall be the certificate of incorporation of the Company, which shall be amended as of the Effective Time as set forth in the Certificate of Merger in accordance with the terms thereof and the DGCL.

     (d) The bylaws of Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter amended as provided by the DGCL, the Surviving Corporation's certificate of incorporation and such bylaws.


                                    ARTICLE 3

                  EFFECT OF THE MERGER ON THE CAPITAL STOCK OF
             THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES


     3.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or the holder of any shares of capital stock of Sub:

     (a) Capital Stock of Sub. Each share of each class of capital stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into an issued and outstanding share of the same class of capital stock of the Surviving Corporation.

     (b) Cancellation of Treasury Stock. Each share of Company Common Stock that is owned by the Company shall be canceled and retired and shall cease to exist and no consideration shall be delivered or deliverable in exchange therefor.

     (c) Conversion of Outstanding Company Common Stock. Subject to the other provisions of this Article 3, at the Effective Time, each issued and outstanding share (excluding shares cancelled pursuant to Section 3.1(b)) of common stock, par value $.01 per share, of the Company ("Company Common Stock") shall be converted into the right to receive, without interest, 0.035725 shares of Parent Common Stock and $2.75 principal amount of Parent's Subordinated Notes in the form annexed hereto as Exhibit 3.1(c) ("Exchange Ratio"). No fractional shares of Parent Common Stock shall be issued as a result of the Merger, but in lieu of a fractional share, one whole additional share of Parent Common Stock shall be issued upon surrender of certificates evidencing shares of Company Common Stock in accordance with Section 3.2(a).

     (d) Adjustment of Exchange Ratio. If between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or any similar event, the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or such similar event.

     (e) Cancellation of Company Common Stock. As a result of the Merger and without any action on the part of any holder of Company Common Stock, at the Effective Time all shares of Company Common Stock shall cease to be outstanding and shall be cancelled and retired and shall cease to exist, and each holder of shares of Company Common Stock shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive, without interest, the Merger Consideration applicable to such Company Common Stock pursuant to Section 3.1(c) upon the surrender of certificates representing such shares of Company Common Stock. The Parent Common Stock comprising the Merger Consideration, when issued pursuant to this Agreement, will be duly authorized, validly issued, fully paid, non-assessable and not subject to preemptive rights created by statute, Parent's certificate of incorporation or bylaws, or any agreement to which Parent is a party or by which Parent is bound.

     (f) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who have complied with the procedures for appraisal set forth in the DGCL (the "Dissenting Shares") (i) shall only be entitled to such rights as are granted under Section 262 of the DGCL, and (ii) shall not be converted into or be exchangeable for the right to receive the consideration provided in Section 3.1(c), unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to appraisal and payment under the DGCL. If such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, such shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the consideration provided for in Section
3.1 (c), without any interest thereon. The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Common Stock, attempted withdrawals of such demands, and any other instruments served pursuant to the DGCL received by the Company relating to stockholders' rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisals of shares of Company Common Stock, offer to settle or settle any such demands or approve any withdrawal of any such demands.

     3.2 Exchange of Certificates; Escrow. (a) Upon receipt by Parent of written evidence that the Certificate of Merger has been properly filed, Parent shall give (or cause to be given) irrevocable instructions to the transfer agent for the Parent Common Stock, subject to surrender to Parent or the Surviving Corporation of certificates representing outstanding shares of Company Common Stock ("Certificates") for cancellation, to issue to the stockholders of the Company certificates representing that number of whole shares of Parent Common Stock determined pursuant to Section 3.1.

     (b) Upon surrender of a Certificate for cancellation, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock determined pursuant to Sections 3.1 and the applicable principal amount of Subordinated Notes, and the Certificate so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Section 3.2(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock and the applicable principal amount of Subordinated Notes. Certificates surrendered for exchange by any Person constituting an "affiliate" of the Company for purposes of Rule 145(c) under the Securities Act shall not be exchanged until Parent has received a written agreement from such Person as provided in Section 7.5.

     (c) In the event that any Certificate for shares shall have been lost, stolen or destroyed, Parent shall issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock, as may be required pursuant to this Agreement; provided, however, that Parent may, in its discretion, require the delivery of a suitable indemnity.

     (d) All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Common Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Parent or the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 3.

     (e) No certificates or scrip evidencing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent, but in lieu thereof each holder of shares of Company Common Stock otherwise entitled to a fraction of a share of Parent Common Stock shall, upon surrender of its, his or her Certificate or Certificates, be entitled to receive one whole additional share of Parent Common Stock. The parties acknowledge that the issuance of such additional share in lieu of issuing fractional shares was not separately bargained for consideration but merely represents a mechanical rounding off for purposes of simplifying the corporate and accounting problems which would otherwise be caused by the issuance of fractional shares.

     3.3 Effect on Options or Warrants to Acquire Company Common Stock. At the Effective Time, each outstanding and unexpired option or warrant to purchase shares of Company Common Stock (each, a "Company Option "), which Company Options are listed on Section 3.3 of the letter from the Company, dated the date hereof, addressed to Parent (the "Company Disclosure Letter"), whether vested or unvested, shall (except to the extent exercised prior to the Effective Time) automatically and without further action on the part of the holder thereof be converted into a corresponding option or warrant (a "Converted Option"), as appropriate, to acquire, on substantially the same terms and subject to substantially the same conditions as were applicable under such Company Option (including term, exercisability and vesting schedule), the number of shares of Parent Common Stock (rounded up to the nearest whole share), at an exercise price per share of Parent Common Stock (rounded down to the nearest penny) equal to the per share exercise price for the shares of Company Stock otherwise purchasable pursuant to such Company Option divided by the Exchange Ratio; provided, however, that in the case of any option to which Section 421 of the Code applies by reason of its qualification under any of Sections 422 through 424 of the Code, the exercise price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be adjusted, if necessary, in order to comply with Section 424 of the Code. At or prior to the Effective Time, the board of directors of the Company shall take all necessary corporate action, to effect the provisions of this Section 3.3 and Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of such Company Options in accordance with this Section 3.3.

     3.4 Escrow. As of the Effective Time, Parent shall deposit (or cause to be deposited) with the Escrow Agent, Subordinated Notes in the aggregate principal amount of $750,000, which shall be held by the Escrow Agent and disbursed solely in accordance with the terms of the Escrow Agreement in the form annexed hereto as Exhibit 3.4.


                                    ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Sub that the statements contained in this Article 4 are correct and complete as of the date hereof.

     4.1 Organization and Authority of the Company. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to enable it to own, lease and operate its assets and properties and to conduct its business as currently being conducted, and is qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties owned or leased by it requires such qualification, except to the extent the failure so to qualify would not have a Material Adverse Effect with respect to the Company. Complete and correct copies of the certificate of incorporation and bylaws, each as amended to date, of the Company have been delivered and/or made available to Parent. Such certificate of incorporation and bylaws are in full force and effect.

     (b) The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Company. This Agreement has been, and the Escrow Agreement at Closing will have been, duly executed and delivered by the Company, and this Agreement constitutes, and the Escrow Agreement at Closing will constitute, the legal, valid and binding obligation of the Company, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to general principles of equity.

     (c) Except as set forth in Section 4.1(c) of the Company Disclosure Letter, the Company does not, and will not at the Closing, directly or indirectly, own any capital stock of or other equity interests in any corporation, partnership or other Person and the Company is not a member of or participant in a partnership, joint venture or similar Person.

     4.2 Capitalization. (a) As of the date hereof, the authorized capital stock of the Company consists of 15,000,000 shares of Company Common Stock, of which
(i) 7,629,330 shares are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the Company's certificate of incorporation or bylaws or any agreement to which the Company is a party or by which the Company is bound, and (ii) no shares are held in the treasury of the Company; and (iii) 410,240 shares of which are reserved for issuance pursuant to the exercise of outstanding Company Options. Section 4.2(a) of the Company Disclosure Letter sets forth the name of each registered holder of shares of Company Common Stock and the class and number of shares of Company Common Stock registered in the name of such holder.

     (b) Other than as described in this Section 4.2, or as listed in Section 4.2(b) of the Company Disclosure Letter, no shares of the capital stock of the Company are authorized, issued or outstanding, or reserved for any other purpose, and there are no options, warrants, convertible or exchangeable securities or other rights (including tag-along, right of first refusal, buy-sell, repurchase, redemption, registration or similar rights), agreements, arrangements or commitments of any character to which the Company is a party relating to the issued or unissued capital stock of the Company or obligating or which could obligate the Company to grant, issue or sell any shares of capital stock of the Company by sale, lease, license or otherwise. Except as described in Section 4.2(b) of the Company Disclosure Letter, the Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote or that are convertible into or exercisable for securities having the right to vote with the stockholders of the Company on any matter. Except as set forth in Section 4.2(b) of the Company Disclosure Letter, to the knowledge of the Company, there are no voting trusts, stockholders' agreements or other agreements or understandings with respect to the voting of Company Common Stock.

     4.3 No Conflicts. Except as set forth in Section 4.3 of the Company Disclosure Letter, and subject to obtaining the Company Consents, the Company's execution and delivery of this Agreement does not, and the execution and delivery of the Escrow Agreement at the Closing will not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Encumbrances upon any of the properties or assets of the Company under any provision of (i) the certificate of incorporation, bylaws or other organizational document of the Company; (ii) any material Contract or Permit to which the Company is a party or by which the Company or its properties or assets are bound; (iii) any Order of any court, Governmental Authority or arbitrator applicable to the Company or its properties or assets as of the date hereof; or
(iv) any Applicable Laws, except in the case of clauses (ii), (iii) and (iv), such conflicts, violations and defaults, termination, cancellation and acceleration rights and Encumbrances that in the aggregate would not materially hinder or impair the consummation of the transactions contemplated hereby and would not have a Material Adverse Effect with respect to the Company.

     4.4 Stockholder Vote. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock, voting together as a single class (the "Stockholder Approval"), is the only approval of holders of any class or series of capital stock of the Company necessary or required (under Applicable Law, the Company's certificate of incorporation and bylaws, or otherwise) to approve this Agreement and the transactions contemplated hereby, including the Merger. The Company has obtained the requisite Stockholder Approval.

     4.5 Consents. Section 4.5 of the Company Disclosure Letter lists each material Permit and Contract (true and complete copies of which have been made available to Parent) as to which notice to, or the consent of, a Governmental Authority or Third Party is required in connection with the consummation of the transactions contemplated hereby. Except for (i) the aforementioned notices and consents, and (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business (the items in clauses (i) and (ii) being collectively referred to herein as "Company Consents"), no consents, approvals, licenses, permits, orders or authorizations of, or registrations, declarations, notices or filings with, any Governmental Authority or any Third Party are required to be obtained or made by or with respect to the Company on or prior to the Closing Date in connection with (A) the execution, delivery and performance of this Agreement or the Escrow Agreement, the consummation of the transactions contemplated hereby and thereby or the taking by the Company of any other action contemplated hereby or thereby,
(B) the continuing validity and effectiveness immediately following the Effective Time of any material Contract or Permit of the Company, or (C) the conduct by the Company of its business or operations immediately following the Closing as conducted on the date hereof.

     4.6 Compliance; No Defaults. Except as set forth in Section 4.6 of the Company Disclosure Letter or to the extent that non-compliance would not individually, or in the aggregate, have a Material Adverse Effect with respect to the Company, the Company is in compliance in all material respects with all statutes, laws, ordinances, rules, Orders or regulations of any Governmental Authority applicable to its business or operations ("Applicable Laws"), and has not received any notice or been charged with any violation of or, to its knowledge, is under investigation with respect to compliance with, any Applicable Laws, and there are no facts or circumstances which could form the basis for any such violation. Except as set forth in Section 4.6 of the Company Disclosure Letter, the Company has all Permits which are material to the operation of the businesses of the Company as conducted on the date hereof. The Company is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) its certificate of incorporation or bylaws or other comparable organizational document, or (ii) any Contract or material Permit to which it is a party, to which its business is subject or by which its properties or assets are bound, except in the case of clause (ii), for defaults or violations which in the aggregate would not have a Material Adverse Effect with respect to the Company.

     4.7 Financial Statements; Undisclosed Liabilities. (a) The Company has delivered to Parent copies of the balance sheets of the Company as at December 31, 2000 and 2001 and the related statements of operations and retained earnings and cash flows of the Company for the years then ended (such statements, including the related notes and schedules thereto, are referred to herein as the "Financial Statements"). Each of the Financial Statements is complete and correct in all material respects, has been prepared in accordance with GAAP consistently applied throughout the periods presented, and presents fairly the financial position, results of operations, cash flows and stockholders' equity of the Company as at the dates and for the periods indicated.

     (b) Except (i) as disclosed in the Financial Statements, (ii) incurred in the Ordinary Course of Business since December 31, 2001 or (iii) disclosed in
Section 4.7 of the Company Disclosure Letter, as of the date hereof, the Company does not have any material Indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due, asserted or unasserted).

     4.8 Litigation. Except as set forth in Section 4.8 of the Company Disclosure Letter, there are no Legal Proceedings against or affecting the Company or its properties or assets pending or, to the knowledge of the Company, threatened against the Company, and to the Company's knowledge there are no facts or circumstances which could form the basis for any such Legal Proceeding. None of the Legal Proceedings disclosed in Section 4.8 of the Company Disclosure Letter could reasonably be expected to have a Material Adverse Effect with respect to the Company. Except as set forth in Section 4.8 of the Company Disclosure Letter, the Company is not a party or subject to or in default under any Order of any Governmental Authority applicable to it or to its properties or assets.

     4.9 Taxes. (a) Except as set forth in Section 4.9(a) of the Company Disclosure Letter, (i) all Federal, state, local and foreign Tax returns, declarations, reports, information or other filings ("Tax Returns") required to be filed by or on behalf of the Company have been filed on a timely basis with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, correct and complete in all material respects; (ii) all Taxes due and payable in respect of such Tax Returns have been fully and timely paid or are adequately provided for in the Financial Statements; (iii) no waivers of statutes of limitations have been given or requested with respect to the Company in connection with any Tax Returns of the Company; and (iv) the Company has duly and timely withheld and paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all Applicable Laws.

     (b) Except as set forth in Section 4.9(b) of the Company Disclosure Letter, all deficiencies proposed or asserted or assessments made by the IRS or any other taxing authority of the Tax Returns of the Company have been fully paid or are adequately provided for in the Financial Statements.

     (c) None of the federal income Tax Returns of the Company, have been audited by the IRS. None of the state income or franchise Tax Returns of the Company have been audited by the relevant taxing authorities.

     (d) No Tax audits or other administrative or court proceedings are pending with regard to any Taxes for which the Company may be liable, (ii) no material issues relating to Taxes have been raised during any presently pending audit or proceeding, and (iii) no written notice of any such audit has been received by the Company.

     (e) Except as set forth in Section 4.9(e) of the Company Disclosure Letter, there are no federal, state, local or foreign tax liens upon any of the property or assets of the Company, except for current Taxes not yet due and payable.

     (f) Correct and complete copies have been provided or made available to Parent of (i) all Tax Returns and similar filings of the Company for each of its taxable years since 1999, and (ii) all audit reports issued since 1999 relating to Taxes due from the Company.

     (g) Except as set forth in Section 4.9(g) of the Company Disclosure Letter, the Company has not been notified by any taxing authority that the Company may be required to file a Tax Return or similar document in any jurisdiction in which the Company does not currently file a Tax Return.

     (h) All material elections made or filed by the Company with respect to Taxes are set forth in Section 4.9(h) of the Company Disclosure Letter.

     (i) None of the stockholders of the Company is a "foreign person" within the meaning of Section 1445 of the Code.

     (j) The Company is not subject to any private letter ruling of the IRS or comparable rulings of other taxing authorities.

For purposes of this Section 4.9, any reference to the Company shall include any corporation which merged with and into or was liquidated into the Company.

     4.10 Employee Benefits. (a) Section 4.10(a) of the Company Disclosure Letter sets forth a complete and correct list of all "employee benefit plans," as defined in Section 3(3) of ERISA, and all other employee benefit plans or other benefit arrangements, including but not limited to all employment and consulting agreements and all disability, severance, retention, vacation, company awards, salary continuation, sick leave, retirement, deferred compensation, bonus or other incentive compensation, stock and stock-related award, stock purchase, stock option or other equity-based compensation, hospitalization, medical insurance, life insurance, workers' compensation and educational assistance agreements, plans, policies and arrangements to which the Company has any obligation to or liability for (contingent or otherwise) in respect of current or former employees or directors ("Benefit Plans"). None of the Company's Benefit Plans is subject to Title IV of ERISA. The Company has delivered to Parent a true, correct and complete copy of each of its Benefit Plans.

     (b) All contributions and premiums required to be made by law or by the terms of any Benefit Plan or any agreement relating thereto have been timely made (without regard to any waivers granted with respect thereto). No Benefit Plan has any "accumulated funding deficiency" within the meaning of Section 302 of ERISA or Section 412 of the Code, nor has any waiver of the minimum funding standards of such Sections been required or granted by the IRS with respect to any Benefit Plan, nor has any lien in favor of any such plan arisen under
Section 412(n) of the Code or Section 302(f) of ERISA.

     (c) There are no Legal Proceedings pending or, to the knowledge of the Company, threatened in respect of or relating to any Benefit Plan (other than routine, uncontested benefit claims), and there are no facts or circumstances which could form the basis for any such Legal Proceeding.

     (d) Each Benefit Plan complies in all material respects, and the Company has administered and operated each Benefit Plan in material compliance with, its terms and all provisions of Applicable Law. All amendments and actions required to bring each of the Benefit Plans into conformity in all material respects with all of the applicable provisions of ERISA, the Code and other Applicable Laws have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Closing Date and are disclosed on Section 4.10(g) of the Company Disclosure Letter.

     (e) Except as set forth in Section 4.10(e) of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, either alone or in combination with another event, (i) result in any payment becoming due, or increase the amount of any compensation due, to any current or former director, officer or employee of the Company (other than receipt of the Merger Consideration), (ii) increase any benefits otherwise payable under any Benefit Plan, or (iii) result in the acceleration of the time of payment or vesting of any such compensation or benefits.

     4.11 Environmental Matters. Except as set forth in Section 4.11 of the Company Disclosure Letter:

     (a) The Company has complied in all material respects with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply. Without limiting the generality of the preceding sentence, the Company has obtained and been in compliance in all material respects with all of the terms and conditions of all Permits, which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

     (b) The Company has no material Liability and has not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Company giving rise to any material Liability for damage to any site, for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

     (c) All properties and equipment owned by, or used in the business of, the Company have been free of any Hazardous Substances.

     4.12 Labor; Personnel. (a) Section 4.12(a) of the Company Disclosure Letter sets forth a complete list, as of the date hereof, of all officers, directors, employees, consultants and sales agents (by type or classification) of the Company and their respective rates of compensation, including (i) the portions thereof attributable to bonuses, (ii) any other salary, bonus, equity participation, fee, commission, or other compensation arrangement made with or promised to any of them, and (iii) all employment, consulting and agency agreements (true and complete copies of which have been provided to Parent).

     (b) The Company is not a party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to their employees. No labor organization or group of employees of the Company has made a pending demand for recognition, and within the preceding three years, there have been no representation or certification proceedings, or petitions seeking a representation proceeding, pending or, to the knowledge of the Company, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority with respect to the Company. Within the preceding three years, there has been no organizing activity involving the Company pending or, to the best knowledge of the Company, threatened by any labor organization or group of employees of the Company.

     (c) There are no (i) strikes, work stoppages, slowdowns, lockouts or arbitrations or (ii) material grievances or other labor disputes pending or, to the knowledge of the Company, threatened against or involving the Company and
(ii) no unfair labor practice charges, grievances or complaints pending or, to the knowledge of the Company, threatened by or on behalf of any employee or group of employees of the Company, and to the knowledge of the Company there are no facts or circumstances which could form the basis for any of the foregoing.

     (d) There has been no "mass layoff" or "plant closing" as defined by the Worker Adjustment and Retraining Notification Act ("WARN") with respect to the Company within the six (6) months prior to the date hereof and (ii) there has been no "employment loss" as defined by WARN within the ninety (90) days prior to the date hereof.

     (e) Except as set forth in Section 4.12(e) of the Company Disclosure Letter, there are no material complaints, charges or claims against the Company pending or, to the knowledge of the Company, threatened to be brought or filed with any Governmental Authority in which an employee or former employee of the Company is a party or a complainant based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by the Company of any individual, including any claim for workers' compensation or under the Occupational Safety and Health Act of 1970, as amended, which such complaints, charges and claims set forth in Section 4.12(e) of the Company Disclosure Letter would have, singly or in the aggregate, a Material Adverse Effect with respect to the Company even if each were resolved adversely to the Company, and to the Company's knowledge there are no facts or circumstances which could from the basis for any of the foregoing.

     (f) Hours worked by and payments made to employees of the Company have not been in material violation of the Federal Fair Labor Standards Act or any other Applicable Law dealing with such matters.

     (g) The Company is in compliance in all material respects with all Applicable Laws relating to equal opportunity/non-discrimination in employment or termination of employment of labor (including leased workers and independent contractors), including all such Applicable Laws relating to wages, hours, collective bargaining, employment discrimination, civil rights, safety and health, workers' compensation, pay equity and the collection and payment of withholding and/or social security taxes and similar Taxes.

     4.13 Absence of Changes or Events. Except as set forth in Section 4.13 of the Company Disclosure Letter or disclosed in the Financial Statements, since December 31, 2001, there has not been any event, change, occurrence or circumstance outside the Ordinary Course of Business or that has had or could reasonably be expected to have a Material Adverse Effect on the Company. Without limiting the generality of the foregoing, since that date:

     (a) the Company has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

     (b) the Company has not entered into any Contract (or series of related Contracts) either involving more than $10,000 or outside the Ordinary Course of Business;

     (c) no Person (including the Company) has accelerated, terminated, modified, or canceled any Contract (or series of related Contracts) to which the Company is a party or by which it is bound either involving more than $10,000 or outside the Ordinary Course of Business;

     (d) the Company has not imposed any Encumbrance upon any of its assets, tangible or intangible;

     (e) the Company has not made any capital expenditure (or series of related capital expenditures) either involving more than $10,000 or outside the Ordinary Course of Business;

     (f) the Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions);

     (g) the Company has not issued any note, bond or other debt security or created, incurred, assumed, or guaranteed any Indebtedness in excess of $10,000 outside the Ordinary Course of Business;

     (h) the Company has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

     (i) the Company has not canceled, compromised, waived or released any right or claim (or series of related rights and claims) outside the Ordinary Course of Business;

     (j) the Company has not granted any license or sublicense of any rights under or with respect to any Intellectual Property outside the Ordinary Course of Business;

     (k) there has been no change made or authorized in the organizational documents of the Company;

     (l) the Company has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock, as the case may be;

     (m) the Company has not experienced any damage, destruction or loss (whether or not covered by insurance) to its property;

     (n) the Company has not made any loan to, or entered into any other transaction with, any of its stockholders, directors, officers or employees;

     (o) the Company has not granted any increase in the compensation of any of its directors, officers, or employees;

     (p) the Company has not adopted, amended, modified or terminated any bonus, profit-sharing, incentive, stock option, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other employee benefit plan);

     (q) the Company has not made any other change in employment terms for any of its directors, officers or employees or in the terms of its agreements with any independent contractors outside the Ordinary Course of Business;

     (r) the Company has not made or pledged to make any charitable or other capital contribution;

     (s) there has not been any change in the Tax or accounting principles, methods, practices, elections or procedures followed by the Company in connection with the business of the Company or any change in the depreciation or amortization policies or rates theretofore adopted by the Company in connection with the business of the Company;

     (t) there has not been any declaration or payment of any dividends, or other distributions in respect of the outstanding shares of capital stock of the Company;

     (u) there has not been any split, combination or reclassification of the Company's capital stock or any issuance of shares of capital stock of the Company or any other change in the authorized capitalization of the Company;

     (v) there has not been any repurchase or redemption by the Company of shares of its capital stock or any issuance by the Company of any other securities in exchange or in substitution for shares of its capital stock; or

     (w) the Company has not entered into any legal obligation, whether written or oral, to do any of the foregoing.

     4.14 Contracts. Section 4.14 of the Company Disclosure Letter lists the following Contracts to which the Company is a party:

     (a) any Contract (or group of related Contracts) for the lease of personal property to or from any Person providing for lease payments in excess of $10,000 per annum;

     (b) any Contract for the purchase of materials, supplies, goods, services, equipment or other assets providing for annual payments of $10,000;

     (c) any Contract concerning a partnership or joint venture;

     (d) any Contract (or group of related contracts) under which it has created, incurred, assumed, or guaranteed any Indebtedness or under which an Encumbrance has been imposed on any of its assets, tangible or intangible;

     (e) any Contract concerning confidentiality;

     (f) any non-competition agreement or other Contract or arrangement which restrains, limits (geographically or otherwise) or impedes the current or contemplated business or operations of the Company;

     (g) any Contract with any director, officer, employee, stockholder or any Affiliate of any of the foregoing;

     (h) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

     (i) any Contract for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $10,000 or providing severance benefits;

     (j) any Contract under which it has borrowed, advanced or loaned any amount to any of its stockholders, directors, officers and employees;

     (k) any Contract under which the consequences of a default or termination could reasonably be expected to have a Material Adverse Effect on the Company; and

     (l) any Contract with employees or consultants for the provision of any material goods or services other than on arms'-length terms and in the Ordinary Course of Business.

The Company has delivered or has made available to Parent and Sub a correct and complete copy of each written Contract listed in Section 4.14 of the Company Disclosure Letter (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 4.14 of the Company Disclosure Letter. With respect to each such Contract: (A) the Contract is legal, valid, binding, enforceable and in full force and effect, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (ii) general principles of equity that restrict the availability of equitable remedies; (B) subject to obtaining the necessary Consents, the Contract will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (ii) general principles of equity that restrict the availability of equitable rights; (C) neither the Company nor, to the knowledge of the Company, any other party thereto, is in breach or default, and the Company does not know, and has not received notice that any other party to such Contract knows, of any event that has occurred which with notice or lapse of time would constitute a breach or default under the Contract; and (D) the Company has not received notice that any party has repudiated any material provision of such Contract. The consummation of the transaction described herein will not affect any of the Contracts disclosed herein in a manner that could reasonably be expected to have a Material Adverse Effect on the Company.

     4.15 Real Property. The Company does not own any real property. Section 4.15(a) of the Company Disclosure Letter lists and describes briefly all real property leased or subleased by or to the Company. The Company has delivered to Parent and Sub correct and complete copies of the leases and subleases listed in
Section 4.15(a) of the Company Disclosure Letter. With respect to each lease and sublease listed in Sections 4.15(a) of the Company Disclosure Letter:

     (a) such lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

     (b) no consent is required with respect to such lease or sublease as a result of this Agreement, and the actions contemplated by this Agreement will not result in the change of any terms of any lease or sublease or otherwise affect the ongoing validity of any lease or sublease;

     (c) neither the Company nor, to the knowledge of the Company, any other party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default by, or permit termination, modification, or acceleration thereunder, or could form the basis for any of the foregoing;

     (d) the Company has not, and has not received notice that any other party has repudiated any provision of such lease or sublease;

     (e) there are no disputes, oral agreements, or forbearance programs in effect as to such lease or sublease;

     (f) with respect to each such sublease, the representations and warranties set forth in subsections (a) through (e) above are true and correct with respect to the underlying lease;

     (g) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

     (h) all facilities leased or subleased thereunder have received all Permits required by the Company in connection with the operation thereof and have been operated and maintained by the Company in accordance with applicable laws, rules, and regulations; and

     (i) all premises leased or subleased thereunder are supplied with utilities and other services necessary for the operation of the business of the Company on such premises.

     4.16 Intellectual Property. Except as set forth in Section 4.16 of the Company Disclosure Letter:

     (a) The Company is the sole and exclusive owner of, and has a valid right to use, all Intellectual Property, free and clear of all Encumbrances (except for the license terms of any licensed Intellectual Property or Software, as indicated on Section 4.16(a) of the Company Disclosure Letter), necessary for, or of importance in the conduct of, or material to the business of the Company as presently conducted (the "Intellectual Property Rights").

     (b) The Company is not, nor as a result of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or the performance by the Company of its obligations hereunder will be, in breach of any Contract relating to the Intellectual Property Rights, except for such breaches as would not, individually or in the aggregate, have a Material Adverse Effect.

     (c) (i) Each patent, trademark, service mark and copyright owned by the Company which is necessary for, or of importance to the conduct of, or otherwise material to the Company's business as currently conducted is subsisting, valid and enforceable and has not been cancelled, expired or abandoned; (ii) the Company as of the date hereof is not the subject of any pending or, to the Company's knowledge, threatened Legal Proceedings which involve a claim of infringement of, claim of unauthorized use or claim of violation of any Intellectual Property of any Third Party or challenging the ownership, use, validity or enforceability of any of the Intellectual Property Rights or received notice of any such threatened claim, and there are no facts or circumstances which could form the basis for any such Legal Proceedings; (iii) to the Company's knowledge, the conduct of the business as presently conducted does not infringe, constitute an unauthorized use of or violate any Intellectual Property of any Third Party.

     (d) Section 4.16(d) of the Company Disclosure Letter lists all patents and patent applications, trademark and service mark applications and registrations, and registered copyrights included in the Intellectual Property Rights, including the jurisdictions in which each such Intellectual Property Right has been issued or registered or in which any such application for such issuance and registration has been filed.

     (e) Section 4.16(e) of the Company Disclosure Letter sets forth a complete and accurate list of (i) all Contracts granting to Third Parties any right to use or practice any rights under any of the Intellectual Property Rights and
(ii) all Contracts permitting the Company to use any Intellectual Property of Third Parties (collectively, the "Intellectual Property Licenses"). The Intellectual Property Licenses are valid and binding obligations of the Company enforceable in accordance with their terms, and the Company is not in material breach or default thereunder. Except as set forth in Section 4.16(e) of the Company Disclosure Letter, the Company is not required or obligated to pay any royalties or compensation to any Third Party for the use of any Intellectual Property Rights or other Intellectual Property necessary for, of importance in the conduct of or material to the business of the Company as presently conducted.

     (f) To the Company's knowledge, no Intellectual Property Rights material to the business of the Company as presently conducted has been disclosed or authorized to be disclosed to any employee or any Third Party. The Company has taken measures, consistent with its corporate practices, to protect the secrecy, confidentiality and value of the Intellectual Property Rights.

     (g) No Third Party, to the knowledge of the Company, is infringing upon, violating, misusing or misappropriating the Intellectual Property Rights and no such claims have been made against a Third Party by the Company. To the knowledge of Company, no infringement claims are pending against any Intellectual Property used but not owned by the Company.

     (h) There are no settlements, consents, judgments, or orders or Contracts which restrict, in any material respect, the Company's rights to use any of the Intellectual Property Rights, and no concurrent use agreements or other Contracts (aside from licenses and other like agreements) restrict, in any material respect, the Company's rights to use any of the Intellectual Property Rights.

     (i) The consummation of the transactions contemplated hereby will not result in the loss or impairment, in any material respect, of the Surviving Company's right to own or use any of the Intellectual Property Rights.

     (j) No present or former employee, officer or director of the Company has any right, title, or interest, directly or indirectly, in whole or in part, in any of the Intellectual Property Rights.

     (k) The Company has not entered into any agreement to indemnify any other Person against any charge of infringement of any Intellectual Property Rights.

     4.17 Tangible Assets. Except as set forth in Section 4.17 of the Company Disclosure Letter, the Company owns or has valid leases for all machinery, equipment, and other tangible assets used in the conduct of its business as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from all material defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used. The tangible assets owned or leased by the Company are sufficient to conduct its business as it is currently being conducted. All machinery, equipment and other tangible assets owned by the Company are free and clear of all Encumbrances.

     4.18 Notes and Accounts Receivable. All notes and accounts receivable of the Company are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, and are current and collectible in accordance with their terms at their recorded amounts, except for the reserve for bad debts set forth on the balance sheet included in the Financial Statements, as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company, which reserve has been established and maintained in accordance with GAAP consistently applied.

     4.19 Powers of Attorney; Bank Accounts. There are no outstanding powers of attorney executed on behalf of the Company. Section 4.19 of the Company Disclosure Letter sets forth all bank accounts and marketable securities (both debt and equity) of the Company.

     4.20 Insurance. Section 4.20 of the Company Disclosure Letter identifies each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) currently in effect to which the Company is a party, a named insured, or otherwise the beneficiary of coverage. With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable and in full force and effect; (B) neither the Company nor, to the knowledge of the Company, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute or form the basis for such a breach or default by, or permit termination, modification, or acceleration, under the policy; and (C) no party to the policy has repudiated any provision thereof. Copies of such policies have been provided to Parent. Section 4.20 of the Disclosure Schedule describes any self-insurance arrangements affecting the Company.

     4.21 Related Party Transactions. Except as set forth on Section 4.21 of the Company Disclosure Letter, no director or officer of the Company, nor any Stockholder or other Affiliate of the Company or of any such director or officer
(i) has borrowed any money from or has outstanding, directly or indirectly, any Indebtedness or other similar obligations to the Company; (ii) owns any direct or indirect interest in, or controls or is a director, officer or partner of, or consultant or lender to, or borrower from, or has the right to participate in the profits of, any Person which is a competitor, supplier, customer, landlord, tenant, lessor, lessee, creditor or debtor of the Company; or (iii) is a party to any Contract with the Company. All Contracts listed on Section 4.21 of the Company Disclosure Letter are terminable at the Company's option without premium or penalty and are on terms no less favorable to the Company than would be available in a similar Contract with an unaffiliated third party.

     4.22 Change in Control. Except as set forth in Section 4.22 of the Company Disclosure Letter, the Company is not a party to any contract or arrangement which contains a "change in control," "potential change in control" or similar provision, and the consummation of the transactions contemplated hereby shall not (either alone or upon the occurrence of additional acts or events) result in any payment or payments becoming due from the Company to any Person or give any person the right to terminate or alter the provisions of any Contract to which the Company is a party.

     4.23 Brokers and Finders. Except as set forth in Section 4.23 of the Company Disclosure Letter, neither the Company, any of its officers, directors or employees, nor any stockholder of the Company has any Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     4.24 Company Affiliates. Section 4.24 of the Company Disclosure Letter sets forth a true and correct list of all Affiliates of the Company.

     4.25 Disclosure. The representations and warranties contained in this
Article 4 together with the Company Disclosure Letter do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article 4 not misleading.


                                    ARTICLE 5

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

     Parent and Sub jointly and severally represent and warrant to the Company that the statements contained in this Article 5 are correct and complete as of the date hereof.

     5.1 Organization and Authority. (a) Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with all requisite power to enable it to own, lease and operate its assets and properties and to conduct its business as currently being conducted and is qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties owned or leased by it requires such qualification, except to the extent the failure so to qualify would not have a Material Adverse Effect with respect to Parent. Complete and correct copies of the certificate of incorporation and bylaws, each as amended to date, of Sub have been delivered and/or made available to the Company. Such certificates of incorporation and bylaws are in full force and effect.

     (b) Each of Parent and Sub has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the Escrow Agreement and the Closing Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Parent and Sub. This Agreement has been duly executed and delivered by each of Parent and Sub, and the Escrow Agreement and the Closing Agreements will at the Closing have been duly executed and delivered by Parent, and this Agreement constitutes the legal, valid and binding obligation of Parent and Sub, and the Escrow Agreement and the Closing Agreements will at the Closing constitute the legal, valid and binding obligations of Parent, enforceable against Parent and Sub in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity.

     5.2 Capitalization. (a) As of the date hereof, the authorized capital stock of Parent consists of 1,000,000 shares of Parent Common Stock, of which, 228,271 shares are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable. Other than as described in Section 5.2 of the letter from Parent, dated the date hereof, addressed to the Company (the "Parent Disclosure Letter") or as contemplated by this Agreement, no shares of the capital stock of Parent are authorized, issued or outstanding, or reserved for any other purpose, and there are no options, warrants, subscriptions, convertible or exchangeable securities or other rights, agreements, arrangements or commitments of any character to which Parent is a party relating to the issued or unissued capital stock of Parent or any agreement, obligation or commitments of any character of Parent to grant, issue, transfer or sell any shares of capital stock options, calls or other equity interests of Parent by sale, lease, license or otherwise. Except as disclosed in the Parent SEC Documents, in Section 5.2 of the Parent Disclosure Letter or as contemplated by this Agreement, Parent has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote or which are convertible into or exercisable for securities having the right to vote with the stockholders of Parent on any matter. In addition, there are no contractual obligations of Parent to repurchase, redeem or otherwise acquire any capital stock of, or equity interest in, Parent or Sub, as the case may be. Except as set forth in Section 5.2 of the Parent Disclosure Letter, to Parent's knowledge, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of Parent or Sub, as the case may be.

     (b) As of the date hereof, the authorized capital stock of Sub consists of 100 shares of common stock, par value $.01 per share, all of which shares are issued and outstanding and held by Parent, and all such issued and outstanding shares are duly authorized, validly issued, fully paid and nonassessable.

     (c) The shares of Parent Common Stock issued to the stockholders of the Company upon the consummation of the Merger will be, when issued, duly authorized, validly issued, fully paid and nonassessable and will not be subject to preemptive rights created by statute, Parent's certificate of incorporation or bylaws or any Contract to which Parent is a party or by which Parent is bound.

     (d) Except as set forth in the Parent SEC Documents, Sub and Walker Mergerco, Inc., Parent does not own any outstanding shares of capital stock (or other equity interests of entities other than corporations) of any partnership, joint venture, trust, corporation, limited liability company or other entity.

     5.3 No Conflicts. Subject to obtaining the Parent Consents, the execution and delivery of this Agreement by Parent and Sub do not, and the execution and delivery of the Escrow Agreement and the Closing Agreements at the Closing will not, and the consummation by Parent and Sub of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to the increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Encumbrances upon any of the properties or assets of Parent or Sub under, any provision of
(i) the certificate of incorporation and bylaws of Parent and Sub, (ii) any Contract or Permit to which Parent or Sub is a party or by which any of their properties or assets may be bound or subject, (iii) any Order of any court, Governmental Authority or arbitrator applicable to Parent or Sub or their properties or assets, or (iv) any law, statute, rule, regulation or judicial or administrative decision applicable to Parent or Sub; except in the case of clauses (ii), (iii) and (iv), such conflicts, violations and defaults, termination, cancellation and acceleration rights and entitlements and Encumbrances that in the aggregate would not hinder or impair the consummation of the transactions contemplated hereby or have a Material Adverse Effect with respect to Parent.

     5.4 Consents. Except for (i) as set forth in Section 5.4 of the Parent Disclosure Letter, (ii) the filing of such reports required under the Exchange Act and (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business (the items in clauses (i) through (iii) being collectively referred to herein as "Parent Consents"), no consents, approvals, licenses, permits, orders or authorizations of, or registrations, declarations, notices or filings with, any Governmental Authority or any Third Party are required to be obtained or made by or with respect to Parent or Sub in connection with the execution, delivery and performance of this Agreement, the Escrow Agreement and the Registration Rights Agreement or the consummation of the transactions contemplated hereby or thereby or the taking by Parent or Sub of any other action contemplated hereby or thereby, which, if not obtained or made, would have a Material Adverse Effect with respect to Parent. The execution, delivery and performance of this Agreement, the Escrow Agreement and the Closing Agreements will not violate, conflict with, result in a breach of, or constitute an event of default (with or without due notice or lapse of time or both) under, any of the terms, conditions or provisions of any Contract material to the business of Parent or Sub to which Parent or Sub is a party or by which Parent or Sub or any of their respective properties or assets may be bound or otherwise subject.

     5.5 Compliance; No Defaults. (a) Except as set forth in Section 5.5 of the Parent Disclosure Letter, neither Parent nor Sub is in violation of, or is, to the knowledge of Parent, under investigation with respect to any violation of, or has been given notice or been charged with violation of, or failed to comply with any Applicable Laws, except for violations and failures to comply that would not have a Material Adverse Effect with respect to Parent. Except as set forth in Section 5.5 of the Parent Disclosure Letter, Parent and Sub have all Permits which are material to the operation of the businesses of Parent and Sub.

     (b) Neither Parent nor Sub is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) its certificate of incorporation or bylaws or other comparable organizational document or (ii) any Contract or material Permit to which Parent or Sub is now a party or by which Parent or Sub or any of their respective properties or assets may be bound, except in the case of clause (ii), for defaults or violations which in the aggregate would not have a Material Adverse Effect with respect to Parent.


     5.6 Parent SEC Documents. Parent has filed on a timely basis (and made available to the Company copies of all required reports, schedules, registration statements and definitive proxy statements and other documents filed with the SEC since January 1, 1999 (as such documents have since the time of their filing been amended, the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents (including any financial statements filed, to be filed or required to have been filed as a part thereof) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents ("Parent Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present (subject, in the case of the unaudited financial statements, to normal, recurring audit adjustments, which were not individually or in the aggregate material) the consolidated financial position of Parent and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. All Parent SEC Documents required to be filed by Parent after the date hereof and prior to the Closing Date (x) shall be duly and timely filed by Parent, (y) shall comply in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and (z) shall not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     5.7 Litigation. There are no Legal Proceedings against or affecting the Parent, the Sub or their respective properties or assets pending or, to the knowledge of the Parent, threatened against the Parent or Sub, and to the knowledge of the Parent, there are no facts or circumstances which could form the basis for any such Legal Proceeding. There are no Legal Proceedings pending, nor, to the knowledge of Parent, are there any Legal Proceedings threatened, against Parent or Sub which in any way relates to the Merger or the transactions contemplated.

     5.8 Title to Assets. Parent has good and marketable title to all of its assets, free and clear of any and all Encumbrances. At the Effective Time, Parent will have good title to all of its assets, properties and rights, free and clear of all Encumbrances.

     5.9 Taxes. Except as set forth in the Parent Disclosure Letter, Parent has
(i) filed with each Governmental Authority each Tax Return required to have been filed by or on behalf of Parent or extensions have been duly obtained, and (ii) paid, or adequately reserved for on the Parent Financial Statements, all Taxes required to have been paid by it.

     5.10 Employee Benefit Plans. Except as set forth in Section 5.10 of the Parent Disclosure Letter, Parent is not a party to or bound by, and has no obligations of any nature whatsoever with respect to any Benefit Plans.

     5.11. Environmental Matters. Except as set forth in the Parent SEC Documents or Section 5.11 of the Parent Disclosure Letter:

     (a) The Parent has complied in all material respects with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply. Without limiting the generality of the preceding sentence, the Parent has obtained and been in compliance in all material respects with all of the terms and conditions of all Permits, which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

     (b) The Parent has no material Liability and has not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Parent giving rise to any material Liability for damage to any site, for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

     (c) All properties and equipment owned by, or used in the business of, the Parent have been free of any Hazardous Substances.

     5.12 OTC Listing. The Parent Common Stock is currently traded on the OTC Electronic Bulletin Board under the symbol "WINT." Since January 1, 1999, Parent has not received any notification, written or otherwise, from the National Association of Securities Dealers, Inc. or any regulatory authority with respect to any actual or alleged violation or non-compliance relating to the listing or quotation of the Parent Common Stock on the OTC Bulletin Board. Parent has no reason to believe that the Parent Common Stock will not continue to trade on the OTC Bulletin Board as of the Closing Date.

     5.13 No Prior Activities of Sub. Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Sub has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind or entered into any agreement or arrangement with any Person.


     5.14 Absence of Changes or Events. Except as disclosed in the Parent SEC Documents, since the date of the most recent audited financial statements included in the Parent SEC Documents, there have not occurred any changes, occurrences or other events or conditions of any character that, in the aggregate, have or would reasonably be expected to have, a Material Adverse Effect with respect to Parent or on the ability of Parent to perform its material obligations under this Agreement.

     5.15 Brokers and Finders. Neither Parent, Sub nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

     5.16 Disclosure. The representations and warranties contained in this
Article 5 together with the Parent Disclosure Letter do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article 5 not misleading.

                                    ARTICLE 6

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

     6.1 Conduct of Business of the Company. Except as otherwise expressly permitted by the terms of this Agreement, from the date hereof to the earlier of
(i) Effective Time, or (ii) the date of termination, the Company shall carry on its business in the ordinary course in substantially the same manner as presently conducted and in compliance in all material respects with Applicable Laws, and use its reasonable best efforts consistent with past practices to preserve their relationships with customers, suppliers and others with whom the Company deals to the end that its goodwill and ongoing business shall not be materially impaired in any material respect at the Closing Date. The Company shall not take any action that would, or that is reasonably likely to, result in any of the representations and warranties of the Company set forth in Article 4 being untrue in any material respect as of the date made or as of the Closing Date or in any of the conditions to the consummation of the Merger set forth herein not being satisfied. In addition, and without limiting the generality of the foregoing, except as otherwise expressly permitted by the terms of this Agreement, during the period from the date hereof to the earlier of Effective Time or the date of termination, the Company shall not, without the written consent of Parent, not to be unreasonably withheld and which decision regarding consents shall be made promptly (in light of its circumstances) after receipt of notice seeking such consent:

     (i) amend its certificate of incorporation, bylaws or other comparable organizational documents;

     (ii) redeem or otherwise acquire any shares of its capital stock, or issue any capital stock or any option, warrant or right relating thereto or any securities convertible into or exchangeable for any shares of its capital stock, or split, combine or reclassify any of its capital stock or issue any securities in exchange or in substitution for shares of its capital stock;

     (iii) grant or agree to grant to any employee any increase in wages or bonus, severance, profit sharing, retirement, deferred compensation, insurance or other compensation or benefits, or establish any new compensation or benefit plans or arrangements, or amend or agree to amend any existing benefit plan, except as may be required under existing agreements or otherwise in the Ordinary Course of Business as set forth in Section 6.1(iii) of the Company Disclosure Letter;

     (iv) merge, amalgamate or consolidate with any other entity in any transaction, sell all or any substantial portion of its business or assets, or acquire all or substantially all of the business or assets of any other Person;

     (v) enter into or amend any employment, consulting, severance, change in control or similar agreement with any Person;

     (vi) declare, set aside or make any dividends, payments or distributions in cash, securities or property to the stockholders of the Company, whether or not upon or in respect of any share of Company Common Stock;

     (vii) incur or assume any Indebtedness, except Indebtedness incurred in the Ordinary Course of Business;

     (viii) voluntarily grant any material Encumbrance on any of its material assets, other than Encumbrances that are incurred in the Ordinary Course of Business;

     (ix) make any change in any Tax method or method of accounting or any Tax or accounting practice or policy, except as required by Applicable Law or GAAP;

     (x) make or incur any capital expenditures or investments in excess of $10,000;

     (xi) abandon, surrender, terminate or amend in any materially adverse manner the terms of any material Permit or Contract, or waive any material right or claim;

     (xii) enter into any Contract, understanding or commitment that restrains, limits or impedes the Company's or Parent's ability to compete with or conduct any business or line of business in any geographic area;

     (xiii) enter into any material Contract with, or make any loan or advance to, any Affiliate of the Company or any stockholder or Affiliate thereof;

     (xiv) enter into, or amend the terms of, any Contract, relating to interest rate swaps, caps or other hedging or derivative instruments relating to Indebtedness of the Company;

     (xv) make, change or revoke any Tax election or enter into any Contract or settlement with any Taxing authority; or

     (xvi) agree or commit, whether in writing or otherwise, to do any of the foregoing.

           6.2 Access to Information; Non-Disclosure of Confidential Information. (a) Each of the Company and Parent will provide each other and the other's accountants, counsel and other representatives reasonable access, upon prior notice to, and approval by, the other party, to its properties, books, records and personnel during the period prior to the Effective Time to obtain information concerning its business as such other party may reasonably request. No information or knowledge obtained in any investigation pursuant to this
Section 6.3 will affect or be deemed to modify in any manner any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

           (b) Each party shall at all times hold in the strictest confidence and not disclose to any other Person, directly or indirectly, or make any use of, any Confidential Information (hereinafter defined) disclosed by any party or its representatives to the covenanting party or its representatives, whether before or after the date of this Agreement, in connection with the transactions contemplated hereby. For purposes hereof, "Confidential Information" means all information relating to the business of the disclosing party that is not generally known to the public, whether of a technical, business or other nature, including, but not limited to, software, inventions, know-how, designs, formulas, test data, customer and supplier lists, business plans, marketing plans and strategies, customer requirements, pricing strategies, financial information or other subject matter pertaining to any aspect of the business of the disclosing party or any of its clients, customers, consultants, licensees or Affiliates, regardless of the form in which it is embodied; provided, however that "Confidential Information" shall not include information which the receiving party can clearly establish has not been derived from information obtained by the receiving party from the disclosing party or is or becomes public knowledge without breach of this Agreement by the receiving party. In the event of the termination of this Agreement for any reason whatsoever, the receiving party shall promptly deliver to the disclosing party or destroy, in accordance with the instruction of the disclosing party, copies of all records, materials, drawings, documents, and data of any nature pertaining to the Confidential Information. In the event the receiving party becomes legally compelled to disclose any of the Confidential Information, the receiving party shall provide the disclosing party with prompt prior notice thereof so that it may seek an appropriate protective order and, in the absence of such order, the receiving party shall furnish only that portion of the Confidential Information that is legally required and shall use its best efforts to obtain confidential treatment thereof.

                                    ARTICLE 7

                              ADDITIONAL AGREEMENTS

     7.1 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under Applicable Laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including (a) the obtaining of all necessary actions, waivers, consents and approvals from Governmental Authorities and the making of all necessary registrations and filings, and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authorities, (b) the obtaining of all necessary consents, approvals or waivers from Third Parties and (c) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement. In furtherance of the foregoing, Parent and the Company each shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with obtaining any consents required to be obtained by it hereunder. Without limiting the generality of the foregoing, the Company and Parent shall each use their respective reasonable best efforts to obtain all Company Consents and Parent Consents.

     7.2 Supplemental Disclosure. The Company shall promptly notify Parent of, and furnish Parent with, any information it may reasonably request with respect to, any event or condition or the existence of any fact that would cause any of the conditions to Parent's obligation to consummate the Merger not to be completed, and Parent shall promptly notify the Company of, and furnish the Company any information it may reasonably request with respect to, any event or condition or the existence of any fact that would cause any of the conditions to the Company's obligation to consummate the Merger not to be completed.

     7.3 Announcements. Prior to the Closing, neither the Company nor Parent will issue any press release or otherwise make any public statement with respect to this Agreement and the transactions contemplated hereby without the prior written consent of the other (which consent shall not be unreasonably withheld), except as may be required by Applicable Law (including, without limitation, pursuant to the Federal securities laws), in which event the party required to make the release or announcement shall allow the other party reasonable time, in light of the circumstances, to comment on such release or announcement in advance of such issuance.

     7.4 No Solicitation. From and after the date hereof and unless and until this Agreement is terminated as provided in Article 9, neither Parent nor the Company shall, and each of Parent and the Company shall ensure that no Affiliate of such party nor any investment banker, financial advisor, attorney or other representative of such party shall, directly or indirectly, encourage, solicit, initiate or participate in discussions or negotiations with, provide any information to, receive any proposals or offers from, or enter into any agreement with, any third party that involves the sale, joint venture or the other disposition of all or any portion of Parent or the Company or their respective businesses or any merger, consolidation, recapitalization or other business combination of any kind (each an "Acquisition Transaction") involving Parent or the Company, or enter into any agreement, arrangement or understanding, formal or informal, written or oral, with respect to any such Acquisition Transaction, except for the mergers involving Parent, DataSource and Memorial contemplated hereby. Each party shall promptly notify the other parties hereto of any communication or solicitation received by the notifying party or its representatives with respect to an Acquisition Transaction.

     7.5 Company Affiliates. Prior to the Effective Time, each of the Company and Parent will deliver to the other a letter, in the form annexed hereto as
Exhibit 7.5, identifying all Persons who, at the Effective Time, it believes are its "affiliates" for purposes of Rule 145 under the Securities Act (the Persons identified in the Company's letter are each herein referred to as a "Company Affiliate" and the Persons identified in Parent's letter are each herein referred to as a "Parent Affiliate"). The Company shall obtain a written agreement on or prior to the Effective Time from each Person who is identified as a Company Affiliate providing that such Company Affiliate will not sell, pledge, transfer or otherwise dispose of any shares of Parent Common Stock issued to such Company Affiliate pursuant to the Merger, except in compliance with Rule 145 promulgated under the Securities Act, an exemption from the registration requirements of the Securities Act or pursuant to the Registration Statement.

     7.6 Restrictive Legends. Each certificate issued to the stockholders of the Company representing shares of Parent Common Stock will be imprinted with a legend substantially in the following form:

           THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION AND IN RELIANCE UPON THE REPRESENTATION BY THE HOLDER THAT THEY HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO RESALE OR FURTHER DISTRIBUTION IN VIOLATION OF APPLICABLE LAW. SUCH SHARES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, HYPOTHECATED, NOR WILL ANY ASSIGNEE OR ENDORSEE HEREOF BE RECOGNIZED AS AN OWNER HEREOF BY THE ISSUER FOR ANY PURPOSE, UNLESS A REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH SHARES SHALL THEN BE IN EFFECT OR UNLESS THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION SHALL BE ESTABLISHED TO THE REASONABLE SATISFACTION OF COUNSEL OF THE ISSUER.

If any stockholder of the Company desires to transfer any shares of Parent Common Stock received in connection with the Merger, other than in an offering registered under the Securities Act, such stockholder must first furnish Parent with (i) a written opinion satisfactory to Parent in form and substance from counsel reasonably satisfactory to Parent to the effect that such stockholder may transfer the Parent Common Stock as desired without registration under the Securities Act and (ii) a written undertaking executed by the desired transferee reasonably satisfactory to Parent in form and substance agreeing to be bound by the restrictions on transfer contained herein.

     7.7 Company Warrants. Parent shall take all actions reasonably necessary to assume, upon consummation of the Merger, the obligations of the Company under the warrants (the "Company Warrants") issued to the holders listed on Schedule
7.7 of the Disclosure Letter (the "Warrant Holders") in accordance with the provisions of the Company Warrants. The number of shares of Company Common Stock, exercise price and expiration dates of the Company Warrants are listed on
Schedule 7.7 of the Disclosure Letter. Upon the exercise of the Company Warrants by the holder thereof in accordance with their respective terms and conditions after the Effective Time, Parent shall deliver to the Warrant Holder such number of shares of Parent Common Stock that are deliverable thereunder by Parent at the time of such exercise. Parent shall take all corporate actions necessary to have reserved from its authorized capital stock at the Effective Time such number of shares of Parent Common Stock issuable pursuant to the Company Warrants, and Parent shall maintain such adequate reserves until the expiration of the Company Warrants. The Company shall give, as soon as practicably possible after the execution of this Agreement, the written notice required to be given under the Company Warrants to the Warrant Holder with respect to the assumption by Parent of the obligations of the Company under the Company Warrants, and the Company shall use its reasonable best efforts to secure from the Warrant Holder a waiver of the requirement of the Company to give 10-days' notice to the Warrant Holder with respect to the transactions contemplated under this Agreement.

     7.8 Working Capital of Kelly Color. Parent shall make available to its subsidiary, Kelly Color Laboratories, Inc. ("Kelly Color"), working capital of at least $175,000 for the twelve months after the Effective Time and of at least $150,000 thereafter so long as Peter Walker remains President of Kelly Color.

     7.9 Amendment to Parent's Certificate of Incorporation to Increase Authorized Parent Common Stock. Following the consummation of the Merger, Parent shall prepare a proxy or information statement with respect to an amendment to its certificate of incorporation increasing the number of authorized shares of Parent Common Stock.

     7.10 Delivery of Parent Common Stock to Escrow Agent. If Parent consummates the Memorial Acquisition prior to September 30, 2002, it will promptly thereafter deliver a sufficient number of shares of Parent Common Stock to the Escrow Agent in substitution for, and to be used in full payment of, the Subordinated Notes.

                                    ARTICLE 8

                              CONDITIONS PRECEDENT

     8.1 Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by Parent:

     (a) Representations and Warranties. The representations and warranties of the Company made hereunder shall be true and correct in all material respects (except for those representations and warranties that are qualified as to materiality, "Material Adverse Effect" or knowledge, which shall be true and correct), on and as of the date hereof and (except to the extent such representations and warranties speak as of an earlier date) on and as of the Closing Date as if made on the Closing Date. Parent shall have received a certificate from the Company dated the Closing Date signed by an authorized officer of the Company certifying to the fulfillment of this condition.

     (b) Agreements. The Company shall have performed and complied in all material respects with all of its respective undertakings, covenants, conditions and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing. Parent shall have received a certificate from the Company dated the Closing Date signed by an authorized officer of the Company and certifying to the fulfillment of this condition.

     (c) No Material Adverse Change. No event shall have occurred and no facts or circumstances shall exist, that has had, or could reasonably be expected to have, a Material Adverse Effect with respect to the Company.

     (d) No Adverse Proceedings. There shall not be in effect any action, suit or Legal Proceedings pending, or to the Company's knowledge threatened, or any known basis for the commencement of any such Legal Proceedings, before any court or Governmental Authority or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge that would, in the reasonable judgment of Parent, (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of Parent to own the capital stock of the Surviving Corporation, or (D) affect adversely the right of the Surviving Corporation to own the all of assets of the Company and to operate the entire business of the Company (and no such injunction, judgment, order, decree, ruling, or charge is in effect).

     (e) No Injunctions or Restraints. No statute, rule, regulation, injunction, restraining order or decree of any court or Governmental Authority of competent jurisdiction shall be in effect which restrains or prevents the transactions contemplated hereby.

     (f) Appraisal Rights. No stockholder of the Company shall have made any demand to exercise, or taken any other step to effect, such stockholder's appraisal rights pursuant to Section 262 of the DGCL.

     (g) Letters from Affiliates. Parent shall have received from each Company Affiliate an executed copy of the letter referred to in Section 7.5.

     (h) Consents. All Company Consents and Parent Consents shall have been obtained, except (subject to the following proviso) where the failure to obtain any such consent would not have a Material Adverse Effect with respect to the Company or Parent, as the case may be.

     (i) Escrow Agreement. The Escrow Agreement, substantially in the form annexed hereto as Exhibit 8.1(i) (the "Escrow Agreement"), shall have been duly executed and delivered by each of the parties thereto.

     (j) NPI Acquisition. The Parent, through a wholly owned subsidiary, shall have acquired American DataSource, Inc.

     (k) Employment Agreement. Peter Walker shall have executed and delivered to Parent a copy of the employment agreement in the form of Exhibit 8.1(k) hereto (the "Employment Agreement").

     (l) Corporate Proceedings and Documents. All corporate proceedings taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in all material respects to Parent and Parent's counsel, and Parent and Parent's Counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

     8.2 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction of the following conditions, any or all of which, other than the approval of stockholders in subsection (d) below, may be waived in whole or in part by the Company:

     (a) Representations and Warranties. The representations and warranties of Parent and Sub made hereunder shall be true and correct in all material respects (except for those representations and warranties that are qualified as to materiality, "Material Adverse Effect" or knowledge, which shall be true and correct), on and as of the date hereof and (except to the extent such representations and warranties speak as of an earlier date) on and as of the Closing Date as if made on the Closing Date. The Company shall have received a certificate dated the Closing Date signed by an authorized officer of Parent certifying to the fulfillment of this condition.

     (b) Agreements. Parent and Sub shall have performed and complied in all material respects with all of their respective undertakings, covenants, conditions and agreements required by this Agreement to be performed or complied with by Parent and Sub prior to or at the Closing. The Company shall have received a certificate dated the Closing Date signed by an authorized officer of Parent certifying to the fulfillment of this condition.

     (c) No Injunctions or Restraints. No statute, rule, regulation, injunction, restraining order or decree of any court or Governmental Authority of competent jurisdiction shall be in effect which restrains or prevents the transactions contemplated hereby.

     (d) Stockholder Approval. The Merger shall have been approved by stockholders of the Company.

     (e) Employment Agreements. The Employment Agreement with Peter Walker shall have been executed and delivered by the Parent.

     (f) Escrow Agreement. The Escrow Agreement shall have been executed and delivered by each of the parties thereto.

     (g) Composition of Parent Board of Directors. The Board of Directors of Parent shall consist of Peter Walker, Charles Snow, Mitchell Segal and James N. Lucas, Sr. Mr. Snow shall resign as a director upon the earlier to occur of the consummation of the Memorial Acquisition or the 150th day after the Effective Time.

     (h) Registration Rights Agreement. The Parent shall have entered into the Registration Rights Agreement with the stockholders of the Company in the form annexed hereto as Exhibit 8.2(h).

     (i) No Material Adverse Change. No event shall have occurred, and no facts or circumstances shall exist, that has had, or would reasonably be expected to have, a Material Adverse Effect with respect to the Parent.

     (j) Corporate Proceedings and Documents. All corporate proceedings taken by Parent and Sub in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in all material respects to the Company and the Company's counsel, and the Company and the Company's counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                                    ARTICLE 9

                            TERMINATION AND AMENDMENT

     9.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

     (a) by mutual written consent of the Company, on the one hand, and Parent and Sub, on the other hand;

     (b) by Parent and Sub, if any of the conditions set forth in Section 8.1 shall have become incapable of fulfillment, and shall not have been waived by Parent, or if the Company shall breach in any material respect any of its representations, warranties or obligations hereunder and such breach shall not have been cured in all material respects or waived and the Company shall not have provided reasonable assurance that such breach will be cured in all material respects on or before the Closing Date, but only if such breach, individually or together with all other such breaches, would have a Material Adverse Effect with respect to the Company or on the ability of the Company to consummate the Merger pursuant to the terms hereof;

     (c) by the Company, if any of the conditions set forth in Section 8.2 shall have become incapable of fulfillment, and shall not have been waived by the Company, or if Parent or Sub shall breach in any material respect any of their representations, warranties or obligations hereunder and such breach shall not have been cured in all material respects or waived and Parent shall not have provided reasonable assurance that such breach will be cured in all material respects on or before the Closing Date, but only if such breach, individually or together with all other such breaches, would have a Material Adverse Effect with respect to Parent or on the ability of Parent to consummate the Merger pursuant to the terms hereof;

     (d) by either the Company or Parent, if the Merger shall not have been consummated on or before March 31, 2002.

Notwithstanding the foregoing, a party shall not be permitted to terminate this Agreement pursuant to clause (b), (c) or (d) hereof if such party is in breach of any of its representations, warranties, covenants or agreements contained in this Agreement and such breach would have a Material Adverse Effect on such party or on the ability of such party to consummate the Merger pursuant to the terms hereof.

     9.2 Effect of Termination. In the event of termination by the Company or Parent pursuant to Section 9.1, written notice thereof shall promptly be given to the other parties and, except as otherwise provided herein, the transactions contemplated by this Agreement shall be terminated, without further action by any party. Notwithstanding the foregoing, nothing in this Section 9.2 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of the Company, on the one hand, and Parent and Sub, on the other hand, to compel specific performance of the other party of its or their obligations under this Agreement.

     9.3 Fees and Expenses. Each of the parties hereto shall pay the fees and expenses of its respective counsel, accountants and other experts and shall pay all other costs and expenses incurred by it in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby.

     9.4 Amendment. Subject to Applicable Law, this Agreement may be amended, modified or supplemented only by written agreement of Parent, Sub and the Company at any time prior to the Effective Time with respect to any of the terms contained herein; provided, however, that, without the consent of a majority in interest of the Stockholders, no such amendment or modification shall (i) alter or change the amount or kind of consideration to be delivered to the Stockholders or (ii) alter or change any of the terms and conditions of this Agreement, if such alteration or change would adversely affect the holders of any class of capital stock of the Company.

     9.5 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective boards of directors, may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights nor in any way effect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every provision of this Agreement. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.


                                   ARTICLE 10

                               GENERAL PROVISIONS

     10.1 Survival . The representations and warranties in this Agreement shall
(i) survive the Effective Time until the date of the one-year anniversary of the Effective Time and (ii) shall not be affected by any examination made for or on behalf of any party hereto or the knowledge of any of their respective officers, directors, employees or agents; provided, however, that if a notice is given before expiration of such period, then notwithstanding the expiration of such time period, the representation, warranty, covenant or agreement applicable to such claim shall survive until but only for purposes of, the resolution of such claim. The covenants and agreements set forth in this Agreement shall terminate at the Effective Time, except for the provisions of Articles 1, 2, 3, and 10 and Sections 7.6. 7.7, 7.8, 7.9 and 7.10 which shall survive the Effective Time. The covenants and agreements set forth in Sections 6.3(b), 9.2 and 9.3 and Article 10 hereof shall survive the termination of this Agreement.

     10.2 Frustration of the Closing Conditions. Neither the Company nor Parent or Sub may rely on the failure of any condition precedent set forth in Article 8 to be satisfied if such failure was caused by such party's (or parties') failure to act in good faith or to use its reasonable best efforts to consummate the transactions contemplated by this Agreement in accordance with Sections 7.1 and 7.2(c).

     10.3 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without reference to choice of law principles, including all matters of construction, validity and performance, except that the provisions hereof with respect to any corporate or stockholder action required under the laws of the State of Delaware to effect the Merger shall be governed by the laws of the State of Delaware.

     10.4 Notices. All notices, requests, permissions, waivers, and other communications hereunder shall be in writing and shall be deemed to have been duly given, (a) five business days following sending by registered or certified mail, postage prepaid, (b) when sent if sent by facsimile; provided that the fax is promptly confirmed by telephone confirmation thereof, (c) when delivered, if delivered personally to the intended recipient and (d) one business day following sending by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party:

                     (i)       If to the Company, to:

                               National Preplanning, Inc.
                               370 Old Country Road
                               Garden City, New York 11530
                               Attention:  President
                               Facsimile No.:  (516) 746-7875

                               with a copy (which shall not
                               constitute notice) to:

                               Littman Krooks & Roth P.C.
                               655 Third Avenue, 20th floor
                               New York, New York  10017
                               Attention: Mitchell C. Littman, Esq.

                     (ii)      If to Parent or Sub, to:

                               Walker International Industries, Inc.
                               So. Lake Boulevard
                               Mahopac, New York  10541
                               Attention:  President
                               Facsimile No.:  (845) 628-9403

                               with a copy (which shall not
                               constitute notice) to:

                               Snow Becker Krauss P.C.
                               605 Third Avenue
                               New York, New York  10158-0125
                               Attention:  Charles Snow, Esq.
                               Facsimile No.: (212) 949-7052

Such names and addresses may be changed by notice given in accordance with this Section.

     10.5 Entire Agreement. This Agreement (including the Exhibits attached hereto, all of which are a part hereof), the Company Disclosure Letter, the Parent Disclosure Letter, the Escrow Agreement and the Closing Agreements contain the entire understanding of the parties hereto and thereto with respect to the subject matter contained herein and therein, supersede and cancel all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter. There are no restrictions, promises, representations, warranties, agreements or undertakings of any party hereto with respect to the transactions contemplated by this Agreement other than those set forth herein or in the Escrow Agreement or the Closing Agreements or made hereunder or thereunder.

     10.6 Headings; References. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to "Articles", "Sections" or "Exhibits" shall be deemed to be references to Articles or Sections hereof or Exhibits hereto unless otherwise indicated.

     10.7 Counterparts. This Agreement may be executed in multiple counterparts and each counterpart shall be deemed to be an original, but all of which shall constitute one and the same original.

     10.8 Parties in Interest; Assignment. Neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided, however, that Sub shall have the right to assign this Agreement to any other wholly-owned Subsidiary of Parent. This Agreement shall inure to the benefit of and be binding upon the Company, Parent and Sub and shall inure to the sole benefit of the Company, Parent and Sub and their respective successors and permitted assigns. Except as set forth in Article 10, nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies under or by reason of this Agreement.

     10.9 Severability; Enforcement. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

     10.10 Specific Performance. The parties hereto agree that the remedy at law for any breach of this Agreement will be inadequate and that any party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy. Such party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by Applicable Law, each party waives any objection to the imposition of such relief.

     10.11 Jurisdiction. Each party to this Agreement hereby irrevocably agrees that any legal action, suit or proceeding arising out of or relating to this Agreement, the Registration Rights Agreement or the Escrow Agreement shall be brought in the United States District Court for the Southern District of New York or the Supreme Court of the State of New York and each party hereto agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement, the Registration Rights Agreement or the Escrow Agreement, or the subject matter hereof or thereof may not be enforced in or by such court. Each party hereto further and irrevocably submits to the jurisdiction of such court in any action, suit or proceeding.

     [The remainder of this page is intentionally left blank]

                        [MERGER AGREEMENT SIGNATURE PAGE]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                               WALKER INTERNATIONAL INDUSTRIES, INC.


                               By:      /s/ Peter Walker
                                  -------------------------------------
                                   Name:  Peter Walker
                                   Title:    President


                               NPI ACQUISITION CORP.


                               By:      /s/ Peter Walker
                                  -------------------------------------
                                   Name:  Peter Walker
                                   Title:    President


                               NATIONAL PREPLANNING, INC.


                               By:      /s/ Mitchell Segal
                                  --------------------------------------
                                  Name:  Mitchell Segal
                                  Title:    President

                                                                     Exhibit 2.3

                              CERTIFICATE OF MERGER

                                       OF

                              NPI ACQUISITION CORP.

                                  WITH AND INTO

                           NATIONAL PREPLANNING, INC.

                                Under Section 251
                         of the General Corporation Law
                            of the State of Delaware

     Pursuant to Section 251(c) of the General Corporation Law of the State of Delaware (the "DGCL"), and in connection with the merger of NPI Acquisition Corp. ("Acquisition") with and into National Preplanning, Inc. ("NPI"), it is hereby certified that:

     1. The names and states of incorporation of the constituent corporations to the merger (the "Constituent Corporations") are: State of Name Incorporation

         NPI Acquisition Corp.                                         Delaware

         National Preplanning, Inc.                                    Delaware

     2. An Agreement and Plan of Merger, dated as of March 19, 2002, by and among Walker International Industries, Inc., Acquisition and NPI (the "Merger Agreement"), setting forth the terms and conditions of the merger, has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with Section 251.

     3. NPI shall be the surviving corporation of the merger. The name of the surviving corporation is National Preplanning, Inc.

     4. The certificate of incorporation of NPI, shall be the certificate of incorporation of the surviving corporation, except that Article FOURTH is hereby amended in its entirety to read as follows:

     "FOURTH: The total number of shares of capital stock that the Corporation shall have authority to issue is 100, all of which shares shall be common stock, par value $.01 per share."

     5. The merger shall become effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

     6. An executed copy of the Merger Agreement is on file at the office of the surviving corporation located at 370 Old Country Road, Garden City, New York 11530.

         [The remainder of this page has been intentionally left blank.]

     7. A copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of either of the Constituent Corporations.

     This Certificate may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.


     IN WITNESS WHEREOF, this Certificate of Merger has been executed on this ____ day of _________, 2002.

                                    NATIONAL PREPLANNING, INC.



                                     By:____________________________
                                          Name: Mitchell Segal
                                          Title:   President


                                    NPI ACQUISITION CORP.

                                     By:____________________________
                                          Name:  Peter Walker
                                          Title:    President

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.


Dated: March __, 2002

                                   Walker International Industries, Inc.
                                   By:
                                                       Mitchell Segal
                                                       President and
                                                       Chief Executive Officer

                                                                Exhibit 3.1 (c)


           THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.


No. 1                                                 $750,000 Principal Amount

                      Walker International Industries, Inc.

                     Subordinated Note Due November 30, 2002


     THIS NOTE is issued by Walker International Industries, Inc., a Delaware corporation (the "Company"), for the benefit of the former stockholders of National Preplanning, Inc., a Delaware corporation ("NPI"), in connection with the acquisition of NPI through a merger with a wholly owned subsidiary of the Company pursuant to an Agreement and Plan of Merger dated as of March 19, 2002 (the "Merger Agreement"). This Note represents part of the Merger Consideration payable to the former stockholders of NPI if, but only if, the Company acquires Memorial Group, Inc., a Delaware corporation (the "Memorial Acquisition") by September 30, 2002. The Company does not have sufficient authorized shares of common stock to complete the Memorial Acquisition. Accordingly, the consummation of the Memorial Acquisition is subject to stockholder approval of an amendment to the certificate of incorporation of the Company increasing the number of authorized shares of the Company's common stock. This Note has been deposited in escrow with Snow Becker Krauss P.C., as escrow agent, under the terms of an Escrow Agreement dated as of March 19, 2002, which provides for the delivery of a pro rata portion of the principal amount of this Note to the former stockholders of NPI, based upon the respective ownership of shares of NPI common stock on the Effective Date of the Merger, upon consummation of the Memorial Acquisition. The Escrow Agreement provides for the delivery of this Note to the Company for cancellation if the Memorial Acquisition has not been consummated by September 30, 2002.

     This Note is subject to the terms and conditions of the Merger Agreement, which are, by this reference, incorporated herein and made a part hereof. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Merger Agreement.

     FOR VALUE RECEIVED, the Company promises to pay to the former stockholders of NPI listed on Schedule A annexed hereto whose interests in this Note are set opposite their names, or permitted assigns (the "Holders"), on November 30, 2002 (the "Maturity Date"), the principal sum of Seven Hundred Fifty Thousand Dollars and 00/100 ($750,000) Dollars, together with accrued interest thereon at the rate of 18% per annum from the date hereof. The Company may, and upon consummation of the Memorial Acquisition intends to, pay the entire principal amount of this Note and accrued interest by delivery of 277,870 shares of common stock of the Company. Accrual of interest shall be calculated on the basis of a 360 day year of twelve 30-day months until payment in full of the principal sum has been made or duly provided for. The Company will make all payments of principal or accrued interest on this Note, without deduction, to the registered holder of this Note at the address last appearing on the Note register maintained by the Company (the "Note Register") as designated in writing by the Holder from time to time. If the Maturity Date is not a business day in the State of New York, then such payment shall be made on the next succeeding business day.

     This Note is subject to the following additional provisions:

     1. Transfer of Note. This Note has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and other applicable state and foreign securities laws. The Holder shall deliver written notice to the Company of any proposed transfer of this Note. In the event of any proposed transfer of this Note, the Company may require, prior to issuance of a new Note in the name of such other person, that it receive reasonable transfer documentation including legal opinions that the issuance of the Note in such other name does not and will not cause a violation of the Securities Act or any applicable state or foreign securities laws. Prior to due presentment for transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Company's Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

     2. Optional Prepayment. Except as specifically provided herein, the Company may not prepay the indebtedness evidenced by this Note.

     3. Default and Remedies.

     (a) Event of Default. Each of the following shall constitute an "Event of Default":

     (i) the Company shall default in the payment of principal or accrued interest on this Note and same shall continue for a period of five (5) days; or

     (ii) the Company shall (A) admit in writing its inability to pay its debts generally as they mature; (B) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (C) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

     (iii) a trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

     (iv) any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

     (v) bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering, a petition filed in any such proceeding.

     (b) Remedies. Upon the occurrence and during the continuance of any Event of Default, the Holder may declare this Note immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

     4. Payment Obligation Unconditional. No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the coin or currency herein prescribed. This Note is a direct obligation of the Company.

     5. No Recourse to Stockholders, etc. No recourse shall be had for the payment of the principal of, or the interest on, this Note, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, stockholder, employee, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     6. Subordination. The indebtedness evidenced by this Note, principal and interest, shall be subordinate and junior to the extent set forth in the following subparagraphs of this Section 6 to all principal and interest of all indebtedness of the Company for borrowed money (except such indebtedness of the Company other than this Note which is subordinate or junior in any respect to other indebtedness of the Company), whether outstanding at the date of this Note or created or incurred after the date of this Note but prior to the maturity of this Note by lapse of time, acceleration or otherwise. Such indebtedness of the Company to which this Note is subordinate and junior is sometimes hereinafter referred to as "Senior Debt."

     (i) Maturity of senior debt. Upon the maturity of any Senior Debt by lapse of time, acceleration or otherwise, then all principal of, premium, if any, and interest on, all such matured Senior Debt shall first be paid in full before any payment on account of principal or interest is made upon this Note.

     (ii) Liquidation, etc. In the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Company or its creditors or its property, and in the event of any proceedings for voluntary liquidation, dissolution, or other winding up of the Company, whether or not involving insolvency or bankruptcy proceedings, then all principal, premium, if any, and interest due on Senior Debt shall first be paid in full, or such payment shall have been provided for, before any payment on account of principal or interest is. made upon this Note. Any payment or distribution of any kind or character, whether in cash, property, stock, or obligations, which may be payable or deliverable in respect of this Note in any of the proceedings referred to in the first sentence of this Section 6(b) shall be paid or delivered directly to the holders of Senior Debt (or to a banking institution selected by the court or person making the payment or delivery or designated by any holder of Senior
Debt) for application in payment thereof, unless and until all principal and interest on all Senior Debt shall have been paid in full, or such payment shall have been provided for; provided however, that:

     (a) In the event that payment or delivery of such cash, property, stock or obligations to the Holders is authorized by an order or decree giving effect, and stating in such order or decree that effect is given, to the subordination of this Note to Senior Debt, and made by a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy or reorganization law, no payment or delivery of such cash, property, stock or obligations payable or deliverable with respect to this Note shall be made to the holders of Senior Debt; and

     (b) No such delivery shall be made to holders of Senior Debt of stock or obligations which are issued pursuant to reorganization proceedings or dissolution or liquidation proceedings, or upon any merger, consolidation, sale, lease, transfer or other disposition not prohibited by the provisions of the Merger Agreement, or this Note by the Company, as reorganized, or by the corporation succeeding to the Company or acquiring its property and assets, if such stock or obligations are subordinate and junior at least to the extent provided in this Section 6 to the payment of all Senior Debt then outstanding and to the payment of any stock or obligations which are issued in exchange or substitution for any Senior Debt then outstanding.

     (iii) Senior debt default. The Company shall not make any payment of principal or interest on, or purchase or acquire for value, any of this Note during the continuance of any default in the payment of principal of or premium or interest on any Senior Debt.

     (iv) Company's obligations unimpaired. The provisions of this Section 6 are for the purpose of defining the relative rights of the holders of Senior Debt, on the one hand, and the Holders on the other hand, and as between the Company and the Holders nothing herein shall impair the obligation of the Company, which is unconditional and absolute, to pay the Holders the principal and interest on this Note in accordance with its terms and the terms of the related agreements, nor shall anything herein prevent the holder of any Note from exercising all remedies otherwise permitted by applicable law upon default thereunder, subject to the rights, under this Section 6, of holders of Senior Debt in respect of cash, property, stock or other securities received upon the exercise of such remedies.

     (v) Subrogation. Subject to the payment in full of all Senior Debt, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Company payable or distributable to the holders of Senior Debt until this Note shall be paid in full and, as between the Company, its creditors other than the holders of Senior Debt, and the Holders, no payments or distributions otherwise payable or deliverable in respect of this Note but, by virtue of the provisions thereof, paid or delivered to the holders of Senior Debt shall be deemed to be a payment by the Company on account of Senior Debt and no payments or distributions paid to the Holders, by virtue of the subrogation herein provided for, shall be deemed to be a payment by the Company on account of this Note.

     (vi) Subordination unimpaired. No right of any present or future holder of Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act in good faith by any such holder, or by any noncompliance by the Company with the terms, provisions, and covenants of any agreement relating to Senior Debt, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

     7. Loss, Theft, Destruction of Note. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (which shall not include the posting of any bond), or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Company shall make, issue and deliver, in lieu of such lost, stolen, destroyed or mutilated Note, one or more new Notes of like tenor. This Note shall be held and owned upon the express condition that the provisions of this Section 7 are exclusive with respect to the replacement of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights and remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without the surrender thereof.

     8. Record Owner. The Company may deem the person in whose name this Note shall be registered upon the registry books of the Company to be, and may treat such person as, the absolute owner of this Note, and the Company shall not be affected by any notice to the contrary. All such payments and such conversion shall be valid and effective to satisfy and discharge the liability upon this Note to the extent of the sum or sums so paid or the conversion so made.

     9. Register. The Company shall maintain a transfer agent, which may be the transfer agent for the common stock of the Company or the Company itself, for the registration of Notes. Upon any transfer of this Note in accordance with the provisions hereof, the Company shall register or cause the transfer agent to register such transfer on the Note Register.

     10. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Holders hereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holders shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

     11. Failure or Indulgence Not Waiver. No failure or delay on the part of the Holders in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof (except to the extent that such power, right or privilege must, in accordance with the terms of this Note, be exercised within a specified period of time and such period of time has lapsed without such power, right or privilege being exercised), nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

     12. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties consents to the jurisdiction of the Federal District Court for the Southern District of New York State or the state courts of the State of New York sitting in the City of New York, New York County, in connection with any dispute arising under this Note and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated:  _________ __, 2002                WALKER INTERNATIONAL INDUSTRIES, INC.


                            By:______________________________________
                               Name: Peter Walker
                               Title: President


Attest:



-----------------------
Name: Charles Snow
Title:     Assistant Secretary



                                                                     Schedule A


                 Principal Amount of Notes              Shares
Mitchell Segal                 $506,221                187,552
Fusebox                          34,407                 12,749
Scott Piscitelli                 14,746                  5,463
Perry Weitz                      14,746                  5,463
Arthur Luxenberg                  9,830                  3,642
Stella Spivack                    4,915                  1,821
Gary Brustein                    17,695                  6,556
Michael Todd                      3,441                  1,275
Stuart Ball                      14,746                  5,463
Callaghan & Nawrocki              2,458                    910
Paolo Ferrari                     2,458                    910
Charles Adkins                   11,844                  4,388
Otto Kozak                        7,373                  2,732
Whitmore                         51,494                 19,078
Chris Johnson                     5,922                  2,194
J & V                             5,922                  2,194
Neil Weissman                     2,458                    910
Franco DiLullo                      983                    364
John Bach                        22,119                  8,195
Joshua Nacham                     5,135                  1,902
Scott Pontone                     7,373                  2,732
Glen Marin                        3,668                  1,359
Zachary Prensky                      49                     18
                            -----------           ------------
Total                           750,000                277,870



                                                                  Exhibit 3.4

                                ESCROW AGREEMENT


     ESCROW AGREEMENT dated as of this 19th day of March 2002 by and among WALKER INTERNATIONAL INDUSTRIES, INC., a Delaware Company (the "Company"), NATIONAL PREPLANNING, INC., a Delaware Company ("NPI"), and SNOW BECKER KRAUSS P.C., a New York professional corporation (the "Agent").


                              Preliminary Statement

     The Company has entered into an Agreement and Plan of Merger dated as of March 19, 2002 pursuant to which it will acquire NPI through a merger of its newly formed wholly owned subsidiary, NPI Acquisition Corp. with and into NPI, with NPI as the surviving corporation (the "Merger"). The Company also plans to acquire Memorial Group, Inc., a Delaware corporation (the "Memorial Acquisition"). The Company does not have sufficient authorized shares of common stock to complete the Memorial Acquisition. Accordingly, the consummation of the Memorial Acquisition is subject, among other things, to approval by the Company's stockholders of an amendment to its Certificate of Incorporation increasing the number of authorized shares of common stock (the "Charter Amendment").

     Part of the consideration to be issued to the former stockholders of NPI in connection with the Merger is an aggregate of $750,000 principal amount of Subordinated Notes due November 30, 2002 (the "Note"), provided the Memorial Acquisition is consummated by September 30, 2002. The Company has the right, and intends upon consummation of the Memorial Acquisition, to pay the Note by delivery of 277,870 shares of its common stock (the "Shares"). The Merger Agreement provides for the delivery of the Note to the Agent which is to hold the Note upon the terms and subject to the conditions set forth in this Agreement.

     Capitalized terms used but not otherwise defined herein shall have the meanings set forth for such terms in the Merger Agreement.

     In consideration of the foregoing and intending to be legally bound, the parties agree as follows:

     1. Appointment of Agent. The Company and NPI hereby appoint the Agent as escrow agent in accordance with the terms and conditions set forth herein, and the Agent hereby accepts such appointment. NPI understands and acknowledges that the Agent has served and will continue to serve as counsel to Parent.

     2. Delivery of Note. On the Effective Date of the Merger, the Company will deposit the Note with the Agent to hold on the terms and subject to the conditions set forth in this Agreement. Upon the filing of a certificate of amendment with the Secretary of State of Delaware effecting the Charter Amendment in accordance with Section 242 of the Delaware General Corporation Law, the Company may deliver to the Agent one or more stock certificates evidencing the Shares in substitution for the Note. The Agent shall deliver the Note to the Company for cancellation against receipt of the Shares.

     3. Release of Escrow. The Agent will hold the Note or Shares pursuant to the terms of this Agreement until the occurrence of one of the following events:

     3.1 Upon written notice from an authorized representative of each of the Company and NPI that the Memorial Acquisition has been consummated, the Escrow Agent will deliver to the former stockholders of NPI the principal amount of Notes or number of Shares set forth opposite their respective names on Schedule A annexed hereto.

     3.2 Upon written notice from an authorized representative of each of the Company and NPI that the Memorial Acquisition has been abandoned, or if the Agent has not received the written notice specified in Section 3.1 by September 30, 2002, the Agent shall deliver the Note to the Company for cancellation.

     4. Exculpation and Indemnification of Agent

     4.1 The Agent shall have no duties or responsibilities other than those expressly set forth herein. The Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act. The Agent shall be under no liability to the other parties hereto or to anyone else by reason of any failure on the part of any party hereto or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person's obligations under any such document. Except for amendments to this Agreement referred to below, and except for instructions given to the Agent by the Company relating to the escrow deposit under this Agreement, the Agent shall not be obligated to recognize any agreement between any and all of the persons referred to herein, notwithstanding that references hereto may be made herein and whether or not it has knowledge thereof.

     4.2 The Agent shall not be liable to the Company or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment. The Agent may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is believed by the Agent to be genuine and to be signed or presented by the proper person or persons. The Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms thereof, unless evidenced by a writing delivered to the Agent signed by the proper party or parties and, if the duties or rights of the Agent are affected, unless it shall give its prior written consent thereto.

     4.3 The Agent shall not be responsible for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of, any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Agent be responsible or liable to the other parties hereto or to anyone else in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document or property or this Agreement. The Agent shall have no responsibility with respect to the use or application of any funds or other property paid or delivered by the Agent pursuant to the provisions hereof. The Agent shall not be liable to the Company or to anyone else for any loss which may be incurred by reason of any investment of any monies which it holds hereunder provided the Agent has complied with the provisions of Section 3.2 hereunder.

     4.4 The Agent shall have the right to assume in the absence of written notice to the contrary from the proper person or persons that a fact or an event by reason of which an action would or might be taken by the Agent does not exist or has not occurred, without incurring liability to the other parties hereto or to anyone else for any action taken or omitted, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.


     4.5 To the extent that the Agent becomes liable for the payment of taxes, including withholding taxes, in respect of income derived from the investment of funds held hereunder or any payment made hereunder, the Agent may pay such taxes. The Agent may withhold from any payment of monies held by it hereunder such amount as the Agent estimates to be sufficient to provide for the payment of such taxes not yet paid, and may use the sum withheld for that purpose. The Agent shall be indemnified and held harmless against any liability for taxes and for any penalties or interest in respect of taxes, on such investment income or payments in the manner provided in Section 4.6.

     4.6 The Agent will be indemnified and held harmless by the Company from and against any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Agent in connection with any action, suit or other proceeding involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Agent hereunder, the monies or other property held by it hereunder or any income earned from investment of such monies. The Agent shall have a lien for the amount of any such expenses or loss on the monies and other property held by it hereunder and shall be entitled to reimburse itself from such monies or property or the amount of any such expense or loss. Promptly after the receipt of the Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Agent shall, if a claim in respect thereof is to be made against the Company, notify the Company thereof in writing, but the failure by the Agent to give such notice shall not relieve the Company from any liability which the Company may have to the Agent hereunder. Notwithstanding any obligation to make payments and deliveries hereunder, the Agent may retain and hold for such time as it deems necessary such amount of monies or property as it shall, from time to time, in its sole discretion, deem sufficient to indemnify itself for any such loss or expense and for any amounts due it under Section 6.

     4.7 For the purposes hereof, the term "expense or loss" shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the Agent, and all costs and expenses, including, but not limited to, reasonable counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.

     5. Termination of Agreement and Resignation of Agent

     5.1 This Escrow Agreement shall terminate on the final disposition of the monies and property held in escrow hereunder, provided that the rights of the Agent and the obligations of the other parties hereto under Sections 4 and 6 shall survive the termination hereof.

     5.2 The Agent may resign at any time and be discharged from its duties as Agent hereunder by giving the Company at least 30 days' prior written notice thereof. As soon as practicable after its resignation, the Agent shall turn over to a successor escrow agent appointed by the Company and the authorized representative of NPI all monies and property held hereunder (less such amount as the Agent is entitled to retain pursuant to Section 6) upon presentation of the document appointing the successor escrow agent and its acceptance thereof. If a successor escrow agent has not been so appointed within the 60-day period following such notice of resignation, the Agent may deposit the aforesaid monies and property with any court it deems appropriate.

     6. Compensation of Agent. The Agent shall not receive any compensation for its services hereunder. The Agent shall be entitled to reimbursement from the Company for all reasonable expenses paid or incurred by it in the administration of its duties hereunder, including, but not limited to, all counsel, advisor's and Agent's fees and disbursements and all reasonable taxes or other governmental charges.

     7. Notices. All notices, requests, demands and other communications provided for herein shall be in writing, shall be delivered by hand or by first-class mail, certified or registered with postage prepaid, or by facsimile with receipt confirmed, shall be deemed given when received and shall be addressed to the parties hereto at their respective addresses listed below or to such other persons or addresses as the relevant party shall designate as to itself from time to time in writing delivered in like manner.

           if to the Company:

                               Walker International Industries, Inc.
                               370 Old Country Road
                               Garden City, New York 11530
                               Attention: President
                               Tel. (516) 746-4141
                               Fax  (516) 746-7875
                     with a copy (which shall not constitute notice) to:

                               Snow Becker Krauss P.C.
                               605 Third Avenue
                               New York, New York  10158-0125
                               Attention: Charles Snow, Esq.
                               Tel.  (212) 687-3860
                               Fax   (212) 949-7052

           if to the Agent:

                               Snow Becker Krauss P.C.
                               605 Third Avenue
                               New York, New York  10158-0125
                               Attention: Charles Snow, Esq.
                               Tel.  (212) 687-3860
                               Fax  (212) 949-7052

           if to NPI:

                               National Preplanning, Inc.
                               370 Old Country Road
                               Garden City, New York 11530
                               Attention: President
                               Tel.(516) 746-4141
                               Fax (516) 746-7875

                     with a copy (which shall not constitute notice) to:

                               Littman Krooks & Roth P.C.
                               655 Third Avenue
                               New York, New York  10017
                               Attention:  Mitchell Littman, Esq.
                               Tel. (212) 490-2020
                               Fax: (212) 490-2990

     8. Further Assurances: From time to time on and after the date hereof, the Company shall deliver or cause to be delivered to the Agent such further documents and instruments and shall do and cause to be done such further acts as the Agent shall reasonably request (it being understood that the Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

     9. Consent to Service of Process. The Company hereby irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in such state in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to the Company at its address for purposes of notices hereunder.

     10. Miscellaneous.

     10.1 If for any reason the escrow deposit is not received by the Agent as contemplated herein, the Company shall reimburse the Agent for all expenses, including reasonable counsel fees and disbursements, paid or incurred by it in making preparations for providing the services contemplated hereby.

     10.2 This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing such instrument to be drafted. The terms "hereby," "hereof," "hereto," "hereunder," and any similar terms, as used in this Agreement, refer to the Agreement in its entirety and not only to the particular portion of this Agreement where the term is used. The word "person" shall mean any natural person, partnership, company, government and any other form of business or legal entity. All words or terms used in this Agreement, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. This Agreement shall not be admissible in evidence to construe the provisions of any prior agreement. The rule of ejusdem generis shall not be applicable herein to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

     10.3 This Agreement and the rights and obligations hereunder of the Company may be assigned by the Company only to a successor to the Company's entire business. This Agreement and the rights and obligations hereunder of the Agent may be assigned by the Agent only to a successor to its entire business. This Agreement shall be binding upon and inure to the benefit of each party's respective successors, heirs and permitted assigns. No other person shall acquire or have any rights under or by virtue of this Agreement. This Agreement may not be changed orally or modified, amended or supplemented without an express written agreement executed by the Agent, the Company and the authorized representative of NPI. This Agreement is intended to be for the sole benefit of the parties hereto, and (subject to the provisions of this Section 10.3) their respective successors, heirs and assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.

     10.4 This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. The representations and warranties contained in this Agreement shall survive the execution and delivery hereof and any investigations made by any party. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms hereof.

     11. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signature of all of the parties reflected hereon as the signatures.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the day and year first above written.

                                                   WALKER INTERNATIONAL
                                                   INDUSTRIES, INC.


                                                   By: ________________________
                                                      -------------------------
                                                   Name: Peter Walker
                                                   Title: President


SNOW BECKER KRAUSS P.C.                            NATIONAL PREPLANNING, INC.


By:                                                By: _________________________
    ------------------------------------
       Name:  Charles Snow                         Name: Mitchell Segal
       Title:    Member                            Title: President



                                                                    Schedule A


                             Principal Amount of Notes         Shares
Mitchell Segal                        $506,221                187,552
Fusebox                                 34,407                 12,749
Scott Piscitelli                        14,746                  5,463
Perry Weitz                             14,746                  5,463
Arthur Luxenberg                         9,830                  3,642
Stella Spivack                           4,915                  1,821
Gary Brustein                           17,695                  6,556
Michael Todd                             3,441                  1,275
Stuart Ball                             14,746                  5,463
Callaghan & Nawrocki                     2,458                    910
Paolo Ferrari                            2,458                    910
Charles Adkins                          11,844                  4,388
Otto Kozak                               7,373                  2,732
Whitmore                                51,494                 19,078
Chris Johnson                            5,922                  2,194
J & V                                    5,922                  2,194
Neil Weissman                            2,458                    910
Franco DiLullo                             983                    364
John Bach                               22,119                  8,195
Joshua Nacham                            5,135                  1,902
Scott Pontone                            7,373                  2,732
Glen Marin                               3,668                  1,359
Zachary Prensky                             49                     18
                                   -----------           ------------
Total                                  750,000                277,870


                                                                   Exhibit 7.5





                                                                March __, 2002



Walker International Industries, Inc.
So. Lake Boulevard
Mahopac, New York 10541

Dear Sirs:

     Reference is made to the provisions of the Agreement and Plan of Merger, dated as of March 19, 2002 (together with any amendments thereto, the "Merger Agreement"), among Walker International Industries, Inc., a Delaware corporation ("Parent"), NPI Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), and National Preplanning, Inc., a Delaware corporation (the "Company"), pursuant to which Sub will be merged with and into the Company, with the Company continuing as the surviving corporation (the "Merger"). This letter constitutes the undertakings of the undersigned contemplated by the Merger Agreement.

     I understand that I may be deemed to be an "affiliate" of the Company, as such term is defined for purposes of paragraphs (c) and (d) of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Execution of this letter shall not be construed as an admission of "affiliate" status nor as a waiver of any rights that I may have to object to any claim that I am an "affiliate" on or after the date of this letter. If in fact I were to be deemed an "affiliate" of the Company under paragraphs (c) and
(d) of Rule 145, my ability to sell, transfer or otherwise dispose of any shares of common stock, par value $.10 per share, of Parent (the "Parent Shares") received by me in exchange for any shares of common stock, par value $.01 per share, of the Company (the "Company Shares") pursuant to the Merger may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available.

     I hereby represent, warrant and covenant to Parent that: (a) I will not sell, pledge, transfer or otherwise dispose of any Parent Shares received in connection with the Merger except (i) pursuant to an effective registration statement under the Securities Act, (ii) as permitted by, and in accordance with, Rule 145, Rule 144 promulgated under the Securities Act or another applicable exemption under the Securities Act and the rules and regulations promulgated thereunder and Parent shall take all such actions as may be reasonably available to permit the sale or other disposition of Parent Shares under Rules 145 and 144 in accordance with the terms thereof, or (iii) in a transaction which, in the opinion of counsel reasonably satisfactory to Parent or as described in a "no-action" or interpretive letter from the staff of the Securities and Exchange Commission specifically issued with respect to a transaction to be engaged in by me, is not required to be registered under the Securities Act.

     I hereby acknowledge that, except as otherwise provided in the Merger Agreement and the Registration Rights Agreement (as defined in the Merger Agreement), Parent is under no obligation to register the sale, transfer, pledge or other disposition of the Parent Shares or to take any other action necessary for the purpose of making an exemption from registration available.

     I understand that Parent may issue stop transfer instructions to its transfer agents with respect to the Parent Shares and that a restrictive legend will be placed on certificates delivered to me evidencing the Parent Shares in the form provided for under the Merger Agreement.

     The term Parent Shares as used in this letter shall mean and include not only the common stock of Parent as presently constituted, but also any other stock which may be issued in exchange for, in lieu of, or in addition to, all or any part of such Parent Shares.

     I agree that, from time to time, at Parent's reasonable request and without further consideration, I shall execute and deliver such additional documents and shall use my reasonable best efforts to take all such further lawful action as may be reasonably necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by the Merger Agreement.

     I hereby acknowledge that I understand the requirements of this letter and the limitations imposed upon the transfer, sale or other disposition of the Parent Shares.


                                                     Very truly yours,



                                                     -----------------------
                                                     Name

                                                                EXHIBIT 8.2(h)

                          REGISTRATION RIGHTS AGREEMENT


     REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of March 19, 2002, by and among Walker International Industries, Inc., a Delaware corporation with offices at 370 Old Country Road, Garden City, New York 11530 (the "Company"), and the persons signatory hereto.

                              Preliminary Statement
                              ---------------------

     In connection with the merger (the "Merger") of NPI Acquisition Corp. ("Walker Sub") with and into National Preplanning, Inc. ("NPI") pursuant to an Agreement and Plan of Merger dated as of March 19, 2002 (the "Merger Agreement"), the Company has agreed to register the number of shares of common stock of the Company set forth opposite the names of the former securityholders of NPI on Schedule I annexed hereto, representing 20% of the shares of common stock issued in the Merger or that may be acquired upon exercise of options or warrants outstanding on the date of the Merger (the "Shares"), for resale under the Securities Act of 1933 (the "Securities Act") and applicable state securities laws, on the terms and subject to the conditions set forth in the Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the person signatory hereto hereby agree as follows:

1.   DEFINITIONS.

     As used in this Agreement, the following terms shall have the following meanings:

     a. "Holder" means a former securityholder of NPI, and any transferee or assignee of such securityholder's rights under this Agreement who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

     b. "Person" means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof.

     c. "Register," "registered," and "registration" refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement(s) by the United States Securities and Exchange Commission (the "SEC").

     d. "Registrable Securities" means (i) the Shares, and (ii) any shares of capital stock issued or issuable with respect to the Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitation.

     e. "Registration Statement" means a registration statement or registration statements of the Company filed under the Securities Act.

2.   REGISTRATION.

     a. Mandatory Registration. The Company shall prepare, and, as soon as practicable, but in no event later than 90 days after the effective date of the Merger (the "Scheduled Filing Date"), file with the SEC a Registration Statement or Registration Statements (as is necessary) on Form S-1 or SB-2 covering the resale of all of the Registrable Securities. The Company shall use its best efforts to have the Registration Statement declared effective by the SEC as soon as practicable. Notwithstanding the foregoing, if the Company shall furnish to Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 90 days after the Scheduled Filing Date; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

     b. Legal Counsel. The Holders holding a majority of the Registrable Securities shall have the right, at its sole cost and expense, to select one legal counsel to review and oversee any offering pursuant to this Section 2 ("Legal Counsel"), as designated by the holders of a majority of Registrable Securities. The Company shall reasonably cooperate with Legal Counsel in performing the Company's obligations under this Agreement.


3.   RELATED OBLIGATIONS.

     The Company will use its best efforts to effect the registration of the Registrable Securities contemplated by Section 2(a) in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

     a. The Company shall promptly prepare and file with the SEC a Registration Statement with respect to the Registrable Securities (on or prior to the Scheduled Filing Date) for the registration of Registrable Securities pursuant to Section 2(a) and use its best efforts to cause such Registration Statements relating to the Registrable Securities to become effective as soon as possible after such filing. The Company shall not file any other Registration Statement with respect to any of its securities between the date hereof and the filing date of such Registration Statement (other than a Registration Statement on Form S-8 (or its equivalent at such time)). The Company shall keep the Registration Statement required to be filed hereunder effective pursuant to Rule 415 at all times until the earlier of (i) the date as of which the Holders may sell all of the Registrable Securities covered by such Registration Statement without restriction pursuant to Rule 144(k) promulgated under the Securities Act (or successor thereto) or (ii) the date on which the Holders shall have sold all the Registrable Securities covered by such Registration Statement (the "Registration Period"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The term "best efforts" shall mean, among other things, that the Company shall submit to the SEC, within five business days after the Company learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff has no further comments on the Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than 48 hours after the submission of such request.

     b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement that are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-KSB, Form 10-QSB or Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company shall file such amendments or supplements with the SEC on the same day or as soon as practicably thereafter on which the Exchange Act report is filed that created the requirement for the Company to amend or supplement the Registration Statement.

     c. The Company shall furnish to each Holder whose Registrable Securities are included in any Registration Statement, without charge, upon the effectiveness of any Registration Statement, ten (10) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Holder may reasonably request) and such other documents, including copies of any preliminary or final prospectus, as such Holder may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Holder.

     d. The Company shall use reasonable efforts to (i) register and qualify the Registrable Securities covered by a Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as Legal Counsel or any Holder reasonably requests, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and each Holder who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

     e. As promptly as practicable after becoming aware of such event, the Company shall notify Legal Counsel and each Holder in writing of the happening of any event as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to Legal Counsel and each Holder (or such other number of copies as Legal Counsel or such Holder may reasonably request). The Company shall also promptly notify Legal Counsel and each Holder in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and each Holder by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

     f. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Legal Counsel and each Holder who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

     g. The Company shall hold in confidence and not make any disclosure of information concerning an Holder provided to the Company unless (i) disclosure of such information is necessary to comply with Federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Holder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Holder and allow such Holder, at the Holder's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

     h. The Company shall use its best efforts to (i) cause all the Registrable Securities covered by a Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or, if not, (ii) secure the designation and quotation of all the Registrable Securities covered by the Registration Statement on the Nasdaq National Market or the Nasdaq SmallCap Market if the Company then satisfies the applicable eligibility criteria of the Nasdaq Stock Market. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(l).

     i. The Company shall provide a transfer agent and registrar of all such Registrable Securities not later than the effective date of such Registration Statement.

     j. The Company shall use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

     k. The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

     l. Within three (3) business days after a Registration Statement that covers applicable Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Holders whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit A.

     m. The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Holders of Registrable Securities pursuant to a Registration Statement.

     n. Notwithstanding anything to the contrary in Section 3(e), at any time after the Registration Statement has been declared effective, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company and its counsel, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a "Grace Period"); provided, that the Company shall promptly (i) notify the Holders in writing of the existence of material, non-public information giving rise to a Grace Period and the date on which the Grace Period will begin, and
(ii) notify the Holders in writing of the date on which the Grace Period ends; and, provided further, that during any consecutive 365-day period, there shall be only one Grace Period, such Grace Period not to exceed 45 days in the aggregate (an "Allowable Grace Period"). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Holders receive the notice referred to in clause (i) above and shall end on and include the date the Holders receive the notice referred to in clause (ii) above. During the length of any Grace Period, the Holders will continue to be able to exercise options or warrants to purchase common stock of the Company, but shall not be able to sell the Shares. Upon expiration of the Allowable Grace Period, the Company shall again be bound by the first sentence of Section 3(e) with respect to the information giving rise thereto.

4.   OBLIGATIONS OF THE HOLDERS.

     a. At least five (5) business days prior to the first anticipated filing date of Registration Statement, the Company shall notify each Holder in writing of the information the Company requires from each such Holder if such Holder elects to have any of such Holder's Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

     b. Each Holder by such Holder's acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Holder has notified the Company in writing of such Holder's election to exclude all of such Holder's Registrable Securities from such Registration Statement.

     c. Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f) or the first sentence of Section 3(g), such Holder will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) or the first sentence of Section 3(g).

     d. Each Holder agrees not to take any action to cause such Holder to become a registered broker-dealer, as defined under the Exchange Act.

5.   EXPENSES OF REGISTRATION.

     All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company, shall be paid by the Company.

6.   INDEMNIFICATION.

     In the event any Registrable Securities are included in a Registration Statement under this Agreement:

     a. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Holder who holds such Registrable Securities, the directors, officers, partners, and each Person, if any, who controls, any Holder within the meaning of the Securities Act or the Exchange Act, and any underwriter (as defined in the Securities Act) for the Holders, and the directors and officers of, and each Person, if any, who controls, any such underwriter within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, attorneys' fees, amounts paid in settlement or expenses, joint or several (collectively, "Claims"), incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency or body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or (iv) any material violation of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, "Violations"). The Company shall reimburse the Holders and each such underwriter or controlling person, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation that occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to
Section 3(c); (ii) with respect to any preliminary prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to Section 3(c), and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation and such Indemnified Person, notwithstanding such advice, used it; (iii) shall not be available to the extent such Claim is based on a failure of the Holder to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to Section 3(c); and (iv) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Holders pursuant to Section 9.

     b. In connection with any Registration Statement in which a Holder is participating, each such Holder agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors and officers, each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in connection with such Registration Statement; and, subject to Section 6(d), such Holder will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Holder, which consent shall not be unreasonably withheld; provided, further, however, that the Holder shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Holders pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus and such prospectus was provided to Holders as required, as then amended or supplemented.

     c. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution, to the same extent as provided above, with respect to information such persons so furnished in writing expressly for inclusion in the Registration Statement.

     d. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Company shall pay reasonable fees for only one separate legal counsel for the Holders, and such legal counsel shall be selected by the Holders holding a majority of the issued or issuable Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person that relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

     e. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

     f. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.   CONTRIBUTION.

     To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

8.   REPORTS UNDER THE EXCHANGE ACT.

     With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Holders to sell securities of the Company to the public without registration ("Rule 144") during the Registration Period, the Company agrees to:

     a. make and keep public information available, as those terms are understood and defined in Rule 144;

     b. file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents as required for the applicable provisions of Rule 144; and

     c. furnish to each Holder so long as such Holder owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and
(iii) such other information as may be reasonably requested to permit the Holders to sell such securities pursuant to Rule 144 without registration.

9.   ASSIGNMENT OF REGISTRATION RIGHTS.

     The rights under this Agreement shall be automatically assignable by the Holders to any transferee of all or any portion of Registrable Securities if:
(i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned;
(iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of the Merger Agreement.

10.  AMENDMENT OF REGISTRATION RIGHTS.

     Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and Holders who then hold or have the right to acquire sixty-six and two-thirds (66%) of the Registrable Securities. Any amendment or waiver effected in accordance with this
Section 10 shall be binding upon each Holder and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

11.  MISCELLANEOUS.

     a. A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

     b. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:



If to the Company:                Walker International Industries, Inc.
                                  370 Old Country Road
                                  Garden City, New York 11530
                                  Attention: President
                                  Telephone: (516) 746-4141
                                  Facsimile:   (516) 746-7875

If to a Holder, to his or its address and facsimile number on Schedule 1 hereto, or to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, transmission by facsimile or overnight or courier delivery in accordance with clause (A), (B) or
(C) above, respectively.

     c. Except as otherwise provided in this Agreement, the failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

     d. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the Federal District Court of the Southern District of New York or the Supreme Court of the State of New York in the City of New York, New York County, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

     e. This Agreement and the Merger Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Merger Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

     f. Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the heirs, legal representatives, permitted successors and assigns of each of the parties hereto.

     g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     h. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

     i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     j. All consents and other determinations to be made by the Holders pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by Holders holding a majority of the Registrable Securities.

     k. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

     l. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

     IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.


Walker International Industries, Inc.          Holders:


By:
   --------------------------------------      ---------------------------------
     Name:                                     Mitchell Segal
     Title:

                                               Fusebox
                                               By:
                                               ------------------------




                                               -------------------------
                                               Scott Piscitelli



                                               -------------------------
                                               Perry Weitz



                                               -------------------------
                                               Arthur Luxenberg



                                               ------------------------
                                               Stella Spivack



                                               -------------------------
                                               Gary Brustein



                                               ------------------------
                                               Michael Todd

                                               ---------------------------
                                               Stuart Ball

                                               Callaghan & Nawrocki
                                               By:
                                               ----------------------------




                                               ----------------------------
                                               Paolo Ferrari



                                               ----------------------------
                                               Charles Adkins



                                               ----------------------------
                                               Otto Kozak

                                               Whitmore Group
                                               By:
                                               -----------------------------




                                               -----------------------------
                                               Chris Johnson



                                               -----------------------------
                                               J & V



                                               -----------------------------
                                               Neil Weissman

                                               -----------------------------
                                               Franco Dilullo



                                               -----------------------------
                                               John Bach



                                               -----------------------------
                                               Joshua Nacham



                                               -----------------------------
                                               Scott Pontone



                                               -----------------------------
                                               Glen Marin



                                               -----------------------------
                                               Zachary Prensky

                                                                    Schedule 1

                                                              Shares
                                                              ------

Mitchell Segal                                                36,793
Fusebox                                                        2,501
Scott Piscitelli                                               1,072
Perry Weitz                                                    1,072
Arthur Luxenberg                                                 715
Stella Spivack                                                   357
Gary Brustein                                                  1,286
Michael Todd                                                     252
Stuart Ball                                                    1,072
Callaghan & Nawrocki                                             179
Paolo Ferrari                                                    179
Charles Adkins                                                   861
Otto Kozak                                                       536
Whitmore                                                       3,743
Chris Johnson                                                    430
J & V                                                            430
Neil Weissman                                                    179
Franco DiLullo                                                    71
John Bach                                                      1,608
Joshua Nacham                                                    373
Scott Pontone                                                    536
Glen Marin                                                       267
Zachary Prensky                                                    4
                                                          ----------
                   Total                                      54,512

                                 [Letterhead of
                     Walker International Industries, Inc.]


                                                                     EXHIBIT A

                         FORM OF NOTICE OF EFFECTIVENESS
                            OF REGISTRATION STATEMENT

[Name of Holder]
[Address of Holder]
Attn:______________

                                                           ______________, 2002


Ladies and Gentlemen:

     Please be advised that on __________, 2002 we filed a Registration Statement on Form SB-2 (File No. 333-__________________) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") for the resale of shares of our common stock (the "Shares") by the selling stockholders named therein in accordance with the Registration Rights Agreement dated as of March __, 2002.

     In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the Securities Act of 1933 at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Shares are available for resale under the Securities Act of 1933 pursuant to the Registration Statement.

                                               Very truly yours,

                                         WALKER INTERNATIONAL INDUSTRIES, INC.


                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                                                     Exhibit 2.2


                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


     AGREEMENT AND PLAN OF MERGER, dated as of March 19, 2002 (this "Agreement"), among Walker International Industries, Inc., a Delaware corporation ("Parent"), Walker Mergerco, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Sub"), and American DataSource, Inc., a Delaware corporation (the "Company").

                              W I T N E S S E T H:
                               -------------------

     WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, Parent, Sub and the Company will enter into a business combination transaction pursuant to which Sub will merge with and into the Company (the "Merger"), with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the "Surviving Corporation"); and

     WHEREAS, the board of directors of each of Parent, Sub and the Company have
(i) determined that the Merger would be fair to and in the best interests of their respective stockholders and (ii) approved this Agreement and the transactions contemplated hereby; and

     WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"); and

     WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

     1.1 Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

     "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

     "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

     "Code" shall have the meaning set forth in the recitals to this Agreement.

     "Company" shall have the meaning set forth in the preamble to this Agreement.

     "Contract" shall mean any contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sales contract, mortgage, deed of trust, security agreement, royalty, license, franchise or insurance policy.

     "DGCL" shall mean the General Corporation Law of the State of Delaware.

     "Encumbrances" shall mean any and all mortgages, security interests, liens, claims, pledges, restrictions (including restrictions on transfer), leases, title exceptions, easements, rights of way, rights of first refusal, charges or other encumbrances.

     "Environmental, Health and Safety Laws" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the applicable regulations promulgated thereunder.

     "ERISA Affiliate" shall mean any corporation or trade or business (whether or not incorporated) which is or has ever been treated as a single employer with or which is or has been under common control with the Company within the meaning of Section 4001(b) of ERISA or Section 414(b), (c), (m) or (o) of the Code.

     "Escrow Agent" shall mean Snow Becker Krauss P.C., counsel to the Parent.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "GAAP" shall mean generally accepted accounting principles in effect in the United States of America as of the date of the applicable determination.

     "Governmental Authority" shall mean any foreign, Federal, state, municipal or other governmental department, commission, administration, board, bureau, agency or instrumentality.

     "Hazardous Substance" shall mean any substance, material or waste the generation, treatment, transport, storage or disposal of which is regulated by any Governmental Authority in jurisdictions in which the Company operates, including any material, substance or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, which includes, but is not limited to, asbestos and polychlorinated biphenyls.

     "Indebtedness" shall mean, with respect to any Person, any indebtedness, secured or unsecured, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), and evidenced by bonds, notes, debentures or similar instruments or letters of credit, to the extent of the face value thereof (or, in the case of evidence of indebtedness issued at a discount, the current accreted value thereof) or (ii) representing the balance deferred and unpaid of the purchase price of property or services (other than accounts payable (including trade payables) in the ordinary course of business) and shall also include, to the extent not otherwise included, (A) any capitalized lease obligations and (B) the face value of guaranties of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor). No item constituting Indebtedness under any of the definitions set forth above shall be counted twice by virtue of the fact that it constitutes "Indebtedness" under more than one of such definitions.

     "Intellectual Property" shall mean (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations and renewals in connection therewith, (d) all mask works and all applications, registrations and renewals in connection therewith,
(e) all trade secrets and confidential information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all Software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

     "IRS" shall mean the United States Internal Revenue Service.

     "Legal Proceedings" shall mean any judicial, administrative or arbitral actions, suits, proceedings (public or private) or governmental proceedings.

     "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Material Adverse Effect" shall mean, with respect to any Person, any change or effect that has or is reasonably likely to have a material adverse effect on the business, results of operations, properties, assets, condition (financial or otherwise) or prospects of such Person and its Subsidiaries taken as a whole, other than any change or effect resulting from general economic conditions or industry-specific risks.

     "Memorial" shall mean Memorial Group, Inc., a Delaware corporation.

     "Memorial Acquisition" shall mean the acquisition of Memorial by Parent or a wholly owned subsidiary of Parent.

     "Merger" shall have the meaning set forth in the recitals to this Agreement.

     "Merger Consideration" shall mean the applicable number of shares of Parent Common Stock, the principal amount of Subordinated Notes and $325,000 in cash into which shares of Company Common Stock are to be converted at the Effective Time pursuant to Section 3.1(c) hereof.

     "NPI" shall mean National Preplanning, Inc., a Delaware corporation.

     "NPI Acquisition" shall mean the acquisition of NPI pursuant to an Agreement and Plan of Merger dated as of March 19, 2002, among Parent, Walker Acquisition Corp. and NPI.

     "Order" shall mean any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award.

     "Ordinary Course of Business" shall mean the ordinary course of business, consistent with past custom and practice.

     "Parent" shall have the meaning set forth in the preamble to this Agreement.

     "Parent Common Stock" shall mean shares of Common Stock, par value $.10 per share, of Parent.

     "Permit" shall mean any permit, license, franchise, concession, authorization, approval, exemption or similar right.

     "Person" shall mean an individual, corporation, limited liability company, partnership, trust or unincorporated organization or a government or any agency or political subdivision thereof.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Software" shall mean any and all computer software, including, but not limited to, source code, object code, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons, and all materials, manuals, design notes and other documentation related thereto or associated therewith.

     "Sub" shall have the meaning set forth in the preamble to this Agreement.

     "Subordinated Notes" shall mean the Parent's 18% subordinated notes due November 30, 2002 in the form annexed hereto as Exhibit 3.1(c) constituting a part of the Merger Consideration.

     "Subsidiary" shall mean, with respect to any Person, (i) each corporation, partnership, joint venture or other legal entity of which such Person owns, either directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or similar governing body of such corporation, partnership, joint venture or other legal entity, (ii) each partnership in which such Person or another Subsidiary of such Person is the general or managing partner and (iii) each limited liability company in which such Person or another Subsidiary of such Person is the managing member or otherwise controls (by contract, through ownership of membership interests or otherwise).

     "Surviving Corporation" shall have the meaning set forth in the recitals of this Agreement.

     "Tax" or "Taxes" shall mean all taxes, charges, fees, imposts, levies or other assessments by any Governmental Authority, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) and shall include any liability in respect of Taxes as a transferee or as an indemnitor, guarantor, surety or in a similar capacity under any contract, arrangement, agreement, understanding or commitment (whether oral or written).

     "Third Party" shall mean any Person unaffiliated with any of Parent, Sub or the Company.

     1.2 Terms Defined Elsewhere in the Agreement. For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated:

Term                                                        Section
----                                                        -------

Acquisition Transaction                                        7.4
Applicable Laws                                                4.6
Benefit Plans                                                  4.10
Certificate of Merger                                          2.3
Certificates                                                   3.2
Closing                                                        2.2
Closing Date                                                   2.2
Company Affiliate                                              7.5
Company Common Stock                                           3.1
Company Consents                                               4.5
Company Disclosure Letter                                      4.1
Confidential Information                                       6.3
Effective Time                                                 2.3
Employment Agreement                                           8.1
Escrow Agreement                                               8.1
Exchange Ratio                                                 3.1
Intellectual Property Rights                                   4.16
Parent Affiliate                                               7.5
Parent Consents                                                5.4
Parent Disclosure Letter                                       5.2
Parent SEC Documents                                           5.6
Stockholder Approval                                           4.4
Tax Returns                                                    4.9

     1.3 Other Definitional Provisions. (a) The words "hereof", "herein", and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

     (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

     (c) The terms "dollars" and "$" shall mean United States dollars.

     (d) The term "including" shall be deemed to be immediately followed by the term "but not limited to."

     (e) The term "knowledge" as it applies to the knowledge of a corporate entity, means the knowledge of the executive officers of that corporate entity, after making a reasonable inquiry of the employees of the entity responsible for the matter.

     (f) Whenever in this Agreement a party is permitted to make a decision or take an action in its "sole and absolute discretion" or terms of similar latitude, such Person shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of, or factors affecting, any other Person.

                                    ARTICLE 2

                                   THE MERGER

     2.1 The Merger; Effects of the Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Sub shall be merged with and into the Company at the Effective Time. At the Effective Time, the separate corporate existence of Sub shall cease, and the Company shall continue as the Surviving Corporation and shall succeed to and assume all of the rights, properties, franchises, liabilities and obligations of Sub in accordance with the DGCL and this Agreement.

     2.2 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 9.1, the closing of the Merger (the "Closing") shall take place at 10:00 a.m., New York City time, at the offices of Snow Becker Krauss P.C. , 605 Third Avenue, New York, New York 10158, on March 19, 2002 or such other place or time or on such other date as Parent and the Company may agree in writing (the "Closing Date").

     2.3 Effective Time. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger in the form annexed hereto as Exhibit 2.3 (the "Certificate of Merger"), with the Secretary of State of the State of Delaware, as provided in the DGCL, as soon as practicable on or after the Closing Date. The Merger shall become effective upon such filing or at such time thereafter as is provided in the Certificate of Merger (the "Effective Time").

     2.4 Directors; Officers; Certificate of Incorporation; Bylaws. (a) The directors of the Company immediately prior to the Effective Time shall be the directors of the Surviving Corporation until their successors have been duly elected and qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and bylaws.

     (b) The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their successors have been duly appointed and qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and bylaws.

     (c) The certificate of incorporation of the Company shall be the certificate of incorporation of the Surviving Corporation, which shall be amended as of the Effective Time as set forth in the Certificate of Merger in accordance with the terms thereof and the DGCL.

     (d) The bylaws of Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter amended as provided by the DGCL, the Surviving Corporation's certificate of incorporation and such bylaws.


                                    ARTICLE 3

                  EFFECT OF THE MERGER ON THE CAPITAL STOCK OF
             THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

     3.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or the holder of any shares of capital stock of Sub:

     (a) Capital Stock of Sub. Each share of each class of capital stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into an issued and outstanding share of the same class of capital stock of the Surviving Corporation.

     (b) Cancellation of Treasury Stock. Each share of Company Common Stock that is owned by the Company shall be canceled and retired and shall cease to exist and no consideration shall be delivered or deliverable in exchange therefor.

     (c) Conversion of Outstanding Company Common Stock. Subject to the other provisions of this Article 3, at the Effective Time, each issued and outstanding share (excluding shares cancelled pursuant to Section 3.1(b)) of common stock, par value $.01 per share, of the Company ("Company Common Stock") shall be converted into the right to receive, without interest, 18.3984 shares of Parent Common Stock and $50 principal amount of Parent's Subordinated Notes in the form annexed hereto as Exhibit 3.1(c) and $32.50 in cash ("Exchange Ratio"). No fractional shares of Parent Common Stock shall be issued as a result of the Merger, but in lieu of a fractional share, one whole additional share of Parent Common Stock shall be issued upon surrender of certificates evidencing shares of Company Common Stock in accordance with Section 3.2(a).

     (d) Adjustment of Exchange Ratio. If between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or any similar event, the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or such similar event.

     (e) Cancellation of Company Common Stock. As a result of the Merger and without any action on the part of any holder of Company Common Stock, at the Effective Time all shares of Company Common Stock shall cease to be outstanding and shall be cancelled and retired and shall cease to exist, and each holder of shares of Company Common Stock shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive, without interest, the Merger Consideration applicable to such Company Common Stock pursuant to Section 3.1(c) upon the surrender of certificates representing such shares of Company Common Stock. The Parent Common Stock comprising the Merger Consideration, when issued pursuant to this Agreement, will be duly authorized, validly issued, fully paid, non-assessable and not subject to preemptive rights created by statute, Parent's certificate of incorporation or bylaws, or any agreement to which Parent is a party or by which Parent is bound.

     (f) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who have complied with the procedures for appraisal set forth in the DGCL (the "Dissenting Shares") (i) shall only be entitled to such rights as are granted under Section 262 of the DGCL, and (ii) shall not be converted into or be exchangeable for the right to receive the consideration provided in Section 3.1(c), unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to appraisal and payment under the DGCL. If such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, such shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the consideration provided for in Section
3.1 (c), without any interest thereon. The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Common Stock, attempted withdrawals of such demands, and any other instruments served pursuant to the DGCL received by the Company relating to stockholders' rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisals of shares of Company Common Stock, offer to settle or settle any such demands or approve any withdrawal of any such demands.

     3.2 Exchange of Certificates; Escrow. (a) Upon receipt by Parent of written evidence that the Certificate of Merger has been properly filed, Parent shall give (or cause to be given) irrevocable instructions to the transfer agent for the Parent Common Stock, subject to surrender to Parent or the Surviving Corporation of certificates representing outstanding shares of Company Common Stock ("Certificates") for cancellation, to issue to the stockholders of the Company certificates representing that number of whole shares of Parent Common Stock determined pursuant to Section 3.1.

     (b) Upon surrender of a Certificate for cancellation, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock determined pursuant to Sections 3.1 (as well as the other applicable Merger Consideration), and the Certificate so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Section 3.2(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock and other Merger Consideration. Certificates surrendered for exchange by any Person constituting an "affiliate" of the Company for purposes of Rule 145(c) under the Securities Act shall not be exchanged until Parent has received a written agreement from such Person as provided in Section 7.5. The holder of any Certificate representing shares of Company Common Stock may, upon surrender thereof as herein provided, provide specific instructions as to how the Merger Consideration shall be issued and the Parent shall cause such instructions to be implemented.

     (c) In the event that any Certificate for shares shall have been lost, stolen or destroyed, Parent shall issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock, as may be required pursuant to this Agreement; provided, however, that Parent may, in its discretion, require the delivery of a suitable indemnity.

     (d) All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Common Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Parent or the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 3.

     (e) No certificates or scrip evidencing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent, but in lieu thereof each holder of shares of Company Common Stock otherwise entitled to a fraction of a share of Parent Common Stock shall, upon surrender of its, his or her Certificate or Certificates, be entitled to receive one whole additional share of Parent Common Stock. The parties acknowledge that the issuance of such additional share in lieu of issuing fractional shares was not separately bargained for consideration but merely represents a mechanical rounding off for purposes of simplifying the corporate and accounting problems which would otherwise be caused by the issuance of fractional shares.

     3.3 Escrow. As of the Effective Time, Parent shall deposit (or cause to be deposited) with the Escrow Agent, Subordinated Notes in the aggregate principal amount of $500,000, which shall be held by the Escrow Agent and disbursed solely in accordance with the terms of the Escrow Agreement in the form annexed hereto as Exhibit 3.3.


                                    ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Sub that the statements contained in this Article 4 are correct and complete as of the date hereof.

     4.1 Organization and Authority of the Company. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to enable it to own, lease and operate its assets and properties and to conduct its business as currently being conducted, and is qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties owned or leased by it requires such qualification, except to the extent the failure so to qualify would not have a Material Adverse Effect with respect to the Company. Complete and correct copies of the certificate of incorporation and bylaws, each as amended to date, of the Company have been delivered and/or made available to Parent. Such certificate of incorporation and bylaws are in full force and effect.

     (b) The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Company. This Agreement has been, and the Escrow Agreement at Closing will have been, duly executed and delivered by the Company, and this Agreement constitutes, and the Escrow Agreement at Closing will constitute, the legal, valid and binding obligation of the Company, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to general principles of equity.

     (c) Except as set forth in Section 4.1(c) of the letter from the Company, dated the date hereof, addressed to the Parent (the "Company Disclosure Letter"), the Company does not, and will not at the Closing, directly or indirectly, own any capital stock of or other equity interests in any corporation, partnership or other Person and the Company is not a member of or participant in a partnership, joint venture or similar Person.

     4.2 Capitalization. (a) As of the date hereof, the authorized capital stock of the Company consists of 10,000 shares of Company Common Stock, of which 10,000 shares are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the Company's certificate of incorporation or bylaws or any agreement to which the Company is a party or by which the Company is bound. Section 4.2(a) of the Company Disclosure Letter sets forth the name of each registered holder of shares of Company Common Stock and the class and number of shares of Company Common Stock registered in the name of such holder.

     (b) Other than as described in this Section 4.2, or as listed in Section 4.2(b) of the Company Disclosure Letter, no shares of the capital stock of the Company are authorized, issued or outstanding, or reserved for any other purpose, and there are no options, warrants, convertible or exchangeable securities or other rights (including tag-along, right of first refusal, buy-sell, repurchase, redemption, registration or similar rights), agreements, arrangements or commitments of any character to which the Company is a party relating to the issued or unissued capital stock of the Company or obligating or which could obligate the Company to grant, issue or sell any shares of capital stock of the Company by sale, lease, license or otherwise. Except as described in Section 4.2(b) of the Company Disclosure Letter, the Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote or that are convertible into or exercisable for securities having the right to vote with the stockholders of the Company on any matter. Except as set forth in Section 4.2(b) of the Company Disclosure Letter, to the knowledge of the Company, there are no voting trusts, stockholders' agreements or other agreements or understandings with respect to the voting of Company Common Stock.

     4.3 No Conflicts. Except as set forth in Section 4.3 of the Company Disclosure Letter, and subject to obtaining the Company Consents, the Company's execution and delivery of this Agreement does not, and the execution and delivery of the Escrow Agreement at the Closing will not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Encumbrances upon any of the properties or assets of the Company under any provision of (i) the certificate of incorporation, bylaws or other organizational document of the Company; (ii) any material Contract or Permit to which the Company is a party or by which the Company or its properties or assets are bound; (iii) any Order of any court, Governmental Authority or arbitrator applicable to the Company or its properties or assets as of the date hereof; or
(iv) any Applicable Laws, except in the case of clauses (ii), (iii) and (iv), such conflicts, violations and defaults, termination, cancellation and acceleration rights and Encumbrances that in the aggregate would not materially hinder or impair the consummation of the transactions contemplated hereby and would not have a Material Adverse Effect with respect to the Company.

     4.4 Stockholder Vote. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock, voting together as a single class (the "Stockholder Approval"), is the only approval of holders of any class or series of capital stock of the Company necessary or required (under Applicable Law, the Company's certificate of incorporation and bylaws, or otherwise) to approve this Agreement and the transactions contemplated hereby, including the Merger. The Company has obtained the requisite Stockholder Approval.

     4.5 Consents. Section 4.5 of the Company Disclosure Letter lists each material Permit and Contract (true and complete copies of which have been made available to Parent) as to which notice to, or the consent of, a Governmental Authority or Third Party is required in connection with the consummation of the transactions contemplated hereby. Except for (i) the aforementioned notices and consents, and (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business (the items in clauses (i) and (ii) being collectively referred to herein as "Company Consents"), no consents, approvals, licenses, permits, orders or authorizations of, or registrations, declarations, notices or filings with, any Governmental Authority or any Third Party are required to be obtained or made by or with respect to the Company on or prior to the Closing Date in connection with (A) the execution, delivery and performance of this Agreement or the Escrow Agreement, the consummation of the transactions contemplated hereby and thereby or the taking by the Company of any other action contemplated hereby or thereby,
(B) the continuing validity and effectiveness immediately following the Effective Time of any material Contract or Permit of the Company, or (C) the conduct by the Company of its business or operations immediately following the Closing as conducted on the date hereof.

     4.6 Compliance; No Defaults. Except as set forth in Section 4.6 of the Company Disclosure Letter or to the extent that non-compliance would not individually, or in the aggregate, have a Material Adverse Effect with respect to the Company, the Company is in compliance in all material respects with all statutes, laws, ordinances, rules, Orders or regulations of any Governmental Authority applicable to its business or operations ("Applicable Laws"), and has not received any notice or been charged with any violation of or, to its knowledge, is under investigation with respect to compliance with, any Applicable Laws, and there are no facts or circumstances which could form the basis for any such violation. Except as set forth in Section 4.6 of the Company Disclosure Letter, the Company has all Permits which are material to the operation of the businesses of the Company as conducted on the date hereof. The Company is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) its certificate of incorporation or bylaws or other comparable organizational document, or (ii) any Contract or material Permit to which it is a party, to which its business is subject or by which its properties or assets are bound, except in the case of clause (ii), for defaults or violations which in the aggregate would not have a Material Adverse Effect with respect to the Company.

     4.7 Financial Statements; Undisclosed Liabilities. (a) The Company has delivered to Parent copies of the audited balance sheets of the Company as at December 31, 2000 and 2001 and the related audited statements of operations and retained earnings and cash flows of the Company for the years then ended (such statements, including the related notes and schedules thereto, are referred to herein as the "Financial Statements"). Each of the Financial Statements is complete and correct in all material respects, has been prepared in accordance with GAAP consistently applied throughout the periods presented, and presents fairly the financial position, results of operations, cash flows and stockholders' equity of the Company as at the dates and for the periods indicated.

     (b) Except (i) as disclosed in the Financial Statements, (ii) incurred in the Ordinary Course of Business since December 31, 2001 or (iii) disclosed in
Section 4.7 of the Company Disclosure Letter, as of the date hereof, the Company does not have any material Indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due, asserted or unasserted).

     4.8 Litigation. Except as set forth in Section 4.8 of the Company Disclosure Letter, there are no Legal Proceedings against or affecting the Company or its properties or assets pending or, to the knowledge of the Company, threatened against the Company, and to the Company's knowledge there are no facts or circumstances which could form the basis for any such Legal Proceeding. None of the Legal Proceedings disclosed in Section 4.8 of the Company Disclosure Letter could reasonably be expected to have a Material Adverse Effect with respect to the Company. Except as set forth in Section 4.8 of the Company Disclosure Letter, the Company is not a party or subject to or in default under any Order of any Governmental Authority applicable to it or to its properties or assets.

     4.9 Taxes. (a) Except as set forth in Section 4.9(a) of the Company Disclosure Letter, (i) all Federal, state, local and foreign Tax returns, declarations, reports, information or other filings ("Tax Returns") required to be filed by or on behalf of the Company have been filed on a timely basis with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, correct and complete in all material respects; (ii) all Taxes due and payable in respect of such Tax Returns have been fully and timely paid or are adequately provided for in the Financial Statements; (iii) no waivers of statutes of limitations have been given or requested with respect to the Company in connection with any Tax Returns of the Company; and (iv) the Company has duly and timely withheld and paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all Applicable Laws.

     (b) Except as set forth in Section 4.9(b) of the Company Disclosure Letter, all deficiencies proposed or asserted or assessments made by the IRS or any other taxing authority of the Tax Returns of the Company have been fully paid or are adequately provided for in the Financial Statements.

     (c) None of the federal income Tax Returns of the Company, and to the Company's knowledge none of the federal income Tax Returns of its predecessors or any affiliated group of which the Company is or was a member have been examined by the IRS. None of the state income or franchise Tax Returns of the Company, and to the Company's knowledge, none of the state income or franchise Tax Returns of its predecessors or any affiliated, combined or unitary group of which the Company is or was a member have been examined by the relevant taxing authorities.

     (d) Except as set forth in Section 4.9(d) of the Company Disclosure Letter,
(i) no Tax audits or other administrative or court proceedings are pending with regard to any Taxes for which the Company may be liable, (ii) no material issues relating to Taxes have been raised during any presently pending audit or proceeding, and (iii) no written notice of any such audit has been received by the Company.

     (e) Except as set forth in Section 4.9(e) of the Company Disclosure Letter, the Company is not a party to or bound by any agreement providing for the allocation or sharing of Taxes.

     (f) Except as set forth in Section 4.9(f) of the Company Disclosure Letter, the Company is not nor has been a member of, or was acquired from, any "affiliated group" (as defined in Section 1504 of the Code) other than (i) in a transaction in which the common parent of such affiliated group was acquired or
(ii) the affiliated group in which the Company is the common parent.

     (g) Except as set forth in Section 4.9(g) of the Company Disclosure Letter, there are no federal, state, local or foreign tax liens upon any of the property or assets of the Company, except for current Taxes not yet due and payable.

     (h) Correct and complete copies have been provided to Parent of (i) all Tax Returns and similar filings of the Company for each of its taxable years since 1999, and (ii) all audit reports issued since 1999 relating to Taxes due from the Company.

     (i) Except as set forth in Section 4.9(i) of the Company Disclosure Letter, the Company has not been notified by any taxing authority that the Company may be required to file a Tax Return or similar document in any jurisdiction in which the Company does not currently file a Tax Return.

     (j) All material elections made or filed by the Company with respect to Taxes are set forth in Section 4.9(j) of the Company Disclosure Letter.

     (k) None of the stockholders of the Company is a "foreign person" within the meaning of Section 1445 of the Code.

     (l) The Company is not subject to any private letter ruling of the IRS or comparable rulings of other taxing authorities.

For purposes of this Section 4.9, any reference to the Company shall include any corporation which merged with and into or was liquidated into the Company.

     4.10 Employee Benefits. (a) Section 4.10(a) of the Company Disclosure Letter sets forth a complete and correct list of all "employee benefit plans," as defined in Section 3(3) of ERISA, and all other employee benefit plans or other benefit arrangements, including but not limited to all employment (other than unwritten employment at will agreements) and consulting agreements and all disability, severance, retention, vacation, company awards, salary continuation, sick leave, retirement, deferred compensation, bonus or other incentive compensation, stock and stock-related award, stock purchase, stock option or other equity-based compensation, hospitalization, medical insurance, life insurance, workers' compensation and educational assistance agreements, plans, policies and arrangements to which the Company has any obligation to or liability for (contingent or otherwise) in respect of current or former employees or directors ("Benefit Plans"). Section 4.10(a) of the Company Disclosure Letter separately identifies each Benefit Plan subject to Title IV of ERISA. A true, correct and complete copy of each Benefit Plan has been delivered to Parent.

     (b) All contributions and premiums required to be made by law or by the terms of any Benefit Plan or any agreement relating thereto have been timely made (without regard to any waivers granted with respect thereto). No Benefit Plan has any "accumulated funding deficiency" within the meaning of Section 302 of ERISA or Section 412 of the Code, nor has any waiver of the minimum funding standards of such Sections been required or granted by the IRS with respect to any Benefit Plan, nor has any lien in favor of any such plan arisen under
Section 412(n) of the Code or Section 302(f) of ERISA.

     (c) There are no Legal Proceedings pending or, to the knowledge of the Company, threatened in respect of or relating to any Benefit Plan (other than routine, uncontested benefit claims), and there are no facts or circumstances which could form the basis for any such Legal Proceeding.

     (d) Each Benefit Plan complies in all material respects, and the Company has administered and operated each Benefit Plan in material compliance with, its terms and all provisions of Applicable Law. All amendments and actions required to bring each of the Benefit Plans into conformity in all material respects with all of the applicable provisions of ERISA, the Code and other Applicable Laws have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Closing Date and are disclosed on Section 4.10(d) of the Company Disclosure Letter.

     (e) Except as set forth in Section 4.10(e) of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, either alone or in combination with another event, (i) result in any payment becoming due, or increase the amount of any compensation due, to any current or former director, officer or employee of the Company (other than receipt of the Merger Consideration), (ii) increase any benefits otherwise payable under any Benefit Plan, or (iii) result in the acceleration of the time of payment or vesting of any such compensation or benefits.

     4.11 Environmental Matters. Except as set forth in Section 4.11 of the Company Disclosure Letter:

     (a) The Company has complied in all material respects with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply. Without limiting the generality of the preceding sentence, the Company has obtained and been in compliance in all material respects with all of the terms and conditions of all Permits, which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

     (b) The Company has no material Liability and has not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Company giving rise to any material Liability for damage to any site, for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

     (c) All properties and equipment owned by, or used in the business of, the Company have been free of any Hazardous Substances.

     4.12 Labor; Personnel. (a) Section 4.12(a) of the Company Disclosure Letter sets forth a complete list, as of the date hereof, of all officers, directors, employees, consultants and sales agents (by type or classification) of the Company and their respective rates of compensation, including (i) the portions thereof attributable to bonuses, (ii) any other salary, bonus, equity participation, fee, commission, or other compensation arrangement made with or promised to any of them, and (iii) all employment, consulting and agency agreements (true and complete copies of which have been provided to Parent).

     (b) The Company is not a party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to their employees. No labor organization or group of employees of the Company has made a pending demand for recognition, and within the preceding two years, there have been no representation or certification proceedings, or petitions seeking a representation proceeding, pending or, to the knowledge of the Company, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority with respect to the Company. Within the preceding two years, there has been no organizing activity involving the Company pending or, to the best knowledge of the Company, threatened by any labor organization or group of employees of the Company.

     (c) There are no (i) strikes, work stoppages, slowdowns, lockouts or arbitrations or (ii) material grievances or other labor disputes pending or, to the knowledge of the Company, threatened against or involving the Company and
(ii) no unfair labor practice charges, grievances or complaints pending or, to the knowledge of the Company, threatened by or on behalf of any employee or group of employees of the Company, and to the knowledge of the Company, there are no facts or circumstances which could form the basis for any of the foregoing.

     (d) There has been no "mass layoff" or "plant closing" as defined by the Worker Adjustment and Retraining Notification Act ("WARN") with respect to the Company within the six (6) months prior to the date hereof and (ii) there has been no "employment loss" as defined by WARN within the ninety (90) days prior to the date hereof.

     (e) Except as set forth in Section 4.12(e) of the Company Disclosure Letter, there are no material complaints, charges or claims against the Company pending or, to the knowledge of the Company, threatened to be brought or filed with any Governmental Authority in which an employee or former employee of the Company is a party or a complainant based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by the Company of any individual, including any claim for workers' compensation or under the Occupational Safety and Health Act of 1970, as amended, which such complaints, charges and claims set forth in Section 4.12(e) of the Company Disclosure Letter would have, singly or in the aggregate, a Material Adverse Effect with respect to the Company even if each were resolved adversely to the Company, and to the Company's knowledge there are no facts or circumstances which could from the basis for any of the foregoing.

     (f) Hours worked by and payments made to employees of the Company have not been in material violation of the Federal Fair Labor Standards Act or any other Applicable Law dealing with such matters.

     (g) The Company is in compliance in all material respects with all Applicable Laws relating to equal opportunity/non-discrimination in employment or termination of employment of labor (including leased workers and independent contractors), including all such Applicable Laws relating to wages, hours, collective bargaining, employment discrimination, civil rights, safety and health, workers' compensation, pay equity and the collection and payment of withholding and/or social security taxes and similar Taxes.

     4.13 Absence of Changes or Events. Except as set forth in Section 4.13 of the Company Disclosure Letter or disclosed in the Financial Statements, since December 31, 2001, there has not been any event, change, occurrence or circumstance outside the Ordinary Course of Business or that has had or could reasonably be expected to have a Material Adverse Effect on the Company. Without limiting the generality of the foregoing, since that date:

     (a) the Company has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

     (b) the Company has not entered into any Contract (or series of related Contracts) either involving more than $10,000 or outside the Ordinary Course of Business;



     (c) no Person (including the Company) has accelerated, terminated, modified, or canceled any Contract (or series of related Contracts) to which the Company is a party or by which it is bound either involving more than $10,000 or outside the Ordinary Course of Business;

     (d) the Company has not imposed any Encumbrance upon any of its assets, tangible or intangible;

     (e) the Company has not made any capital expenditure (or series of related capital expenditures) either involving more than $10,000 or outside the Ordinary Course of Business;

     (f) the Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions);

     (g) the Company has not issued any note, bond or other debt security or created, incurred, assumed, or guaranteed any Indebtedness in excess of $10,000 outside the Ordinary Course of Business;

     (h) the Company has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

     (i) the Company has not canceled, compromised, waived or released any right or claim (or series of related rights and claims) outside the Ordinary Course of Business;

     (j) the Company has not granted any license or sublicense of any rights under or with respect to any Intellectual Property outside the Ordinary Course of Business;

     (k) there has been no change made or authorized in the organizational documents of the Company;

     (l) the Company has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock, as the case may be;

     (m) the Company has not experienced any damage, destruction or loss (whether or not covered by insurance) to its property;

     (n) the Company has not made any loan to, or entered into any other transaction with, any of its stockholders, directors, officers or employees;

     (o) the Company has not granted any increase in the compensation of any of its directors, officers, or employees;

     (p) the Company has not adopted, amended, modified or terminated any bonus, profit-sharing, incentive, stock option, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other employee benefit plan);

     (q) the Company has not made any other change in employment terms for any of its directors, officers or employees or in the terms of its agreements with any independent contractors outside the Ordinary Course of Business;

     (r) the Company has not made or pledged to make any charitable or other capital contribution;

     (s) there has not been any change in the Tax or accounting principles, methods, practices, elections or procedures followed by the Company in connection with the business of the Company or any change in the depreciation or amortization policies or rates theretofore adopted by the Company in connection with the business of the Company;

     (t) there has not been any declaration or payment of any dividends, or other distributions in respect of the outstanding shares of capital stock of the Company;

     (u) there has not been any split, combination or reclassification of the Company's capital stock or any issuance of shares of capital stock of the Company or any other change in the authorized capitalization of the Company;

     (v) there has not been any repurchase or redemption by the Company of shares of its capital stock or any issuance by the Company of any other securities in exchange or in substitution for shares of its capital stock; or

     (w) the Company has not entered into any legal obligation, whether written or oral, to do any of the foregoing.

     4.14 Contracts. Section 4.14 of the Company Disclosure Letter lists the following Contracts to which the Company is a party:

     (a) any Contract (or group of related Contracts) for the lease of personal property to or from any Person providing for lease payments in excess of $10,000 per annum;

     (b) any Contract for the purchase of materials, supplies, goods, services, equipment or other assets providing for annual payments of $10,000;

     (c) any Contract concerning a partnership or joint venture;

     (d) any Contract (or group of related contracts) under which it has created, incurred, assumed, or guaranteed any Indebtedness or under which an Encumbrance has been imposed on any of its assets, tangible or intangible;

     (e) any Contract concerning confidentiality;

     (f) any non-competition agreement or other Contract or arrangement which restrains, limits (geographically or otherwise) or impedes the current or contemplated business or operations of the Company;

     (g) any Contract with any director, officer, employee, stockholder or any Affiliate of any of the foregoing;

     (h) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

     (i) any Contract for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $50,000 or providing severance benefits;

     (j) any Contract under which it has borrowed, advanced or loaned any amount to any of its stockholders, directors, officers and employees;

     (k) any Contract under which the consequences of a default or termination could reasonably be expected to have a Material Adverse Effect on the Company; and

     (l) any Contract with employees or consultants for the provision of any material goods or services other than on arms'-length terms and in the Ordinary Course of Business.

The Company has delivered or has made available to Parent and Sub a correct and complete copy of each written Contract listed in Section 4.14 of the Company Disclosure Letter (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 4.14 of the Company Disclosure Letter. With respect to each such Contract: (A) the Contract is legal, valid, binding, enforceable and in full force and effect, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and
(ii) general principles of equity that restrict the availability of equitable remedies; (B) subject to obtaining the necessary Consents, the Contract will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; (ii) general principles of equity that restrict the availability of equitable remedies; (C) neither the Company nor, to the knowledge of the Company, any other party thereto, is in breach or default, and the Company does not know, and has not received notice that any other party to such Contract knows, of any event that has occurred which with notice or lapse of time would constitute a breach or default under the Contract; and (D) the Company has not received notice that any party has repudiated any material provision of such Contract. The consummation of the transaction described herein will not affect any of the Contracts disclosed herein in a manner that could reasonably be expected to have a Material Adverse Effect on the Company.

     4.15 Real Property. The Company does not own any real property. Section 4.15(a) of the Company Disclosure Letter lists and describes briefly all real property leased or subleased by or to the Company. The Company has delivered to Parent and Sub correct and complete copies of the leases and subleases listed in
Section 4.15(a) of the Company Disclosure Letter. With respect to each lease and sublease listed in Sections 4.15(a) of the Company Disclosure Letter, except as set forth in Section 4.15(a) of the Company Disclosure Letter:

     (a) such lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

     (b) no consent is required with respect to such lease or sublease as a result of this Agreement, and the actions contemplated by this Agreement will not result in the change of any terms of any lease or sublease or otherwise affect the ongoing validity of any lease or sublease;

     (c) neither the Company nor, to the knowledge of the Company, any other party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default by, or permit termination, modification, or acceleration thereunder, or could form the basis for any of the foregoing;

     (d) the Company has not, and has not received notice that any other party has repudiated any provision of such lease or sublease;

     (e) there are no disputes, oral agreements, or forbearance programs in effect as to such lease or sublease;

     (f) with respect to each such sublease, the representations and warranties set forth in subsections (a) through (e) above are true and correct with respect to the underlying lease;

     (g) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

     (h) all facilities leased or subleased thereunder have received all Permits required by the Company in connection with the operation thereof and have been operated and maintained by the Company in accordance with applicable laws, rules, and regulations; and

     (i) all premises leased or subleased thereunder are supplied with utilities and other services necessary for the operation of the business of the Company on such premises.

     4.16 Intellectual Property. Except as set forth in Section 4.16 of the Company Disclosure Letter:

     (a) The Company is the sole and exclusive owner of, and has a valid right to use, all Intellectual Property, free and clear of all Encumbrances (except for the license terms of any licensed Intellectual Property or Software, as indicated on Section 4.16(a) of the Company Disclosure Letter), necessary for, or of importance in the conduct of, or material to the business of the Company as presently conducted (the "Intellectual Property Rights").

     (b) The Company is not, nor as a result of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or the performance by the Company of its obligations hereunder will be, in breach of any Contract relating to the Intellectual Property Rights, except for such breaches as would not, individually or in the aggregate, have a Material Adverse Effect.

     (c) (i) Each patent, trademark, service mark and copyright owned by the Company which is necessary for, or of importance to the conduct of, or otherwise material to the Company's business as currently conducted is subsisting, valid and enforceable and has not been cancelled, expired or abandoned; (ii) the Company as of the date hereof is not the subject of any pending or, to the Company's knowledge, threatened Legal Proceedings which involve a claim of infringement of, claim of unauthorized use or claim of violation of any Intellectual Property of any Third Party or challenging the ownership, use, validity or enforceability of any of the Intellectual Property Rights or received notice of any such threatened claim, and there are no facts or circumstances which could form the basis for any such Legal Proceedings; (iii) to the Company's knowledge, the conduct of its business as presently conducted does not infringe, constitute an unauthorized use of or violate any Intellectual Property of any Third Party.

     (d) Section 4.16(d) of the Company Disclosure Letter lists all patents and patent applications, trademark and service mark applications and registrations, and registered copyrights included in the Intellectual Property Rights, including the jurisdictions in which each such Intellectual Property Right has been issued or registered or in which any such application for such issuance and registration has been filed.

     (e) Section 4.16(e) of the Company Disclosure Letter sets forth a complete and accurate list of (i) all Contracts granting to Third Parties any right to use or practice any rights under any of the Intellectual Property Rights and
(ii) all Contracts permitting the Company to use any Intellectual Property of Third Parties (collectively, the "Intellectual Property Licenses"). The Intellectual Property Licenses are valid and binding obligations of the Company enforceable in accordance with their terms, and the Company is not in material breach or default thereunder. Except as set forth in Section 4.16(e) of the Company Disclosure Letter, the Company is not required or obligated to pay any royalties or compensation to any Third Party for the use of any Intellectual Property Rights or other Intellectual Property necessary for, of importance in the conduct of or material to the business of the Company as presently conducted.

     (f) To the Company's knowledge, no Intellectual Property Rights material to the business of the Company as presently conducted has been disclosed or authorized to be disclosed to any employee or any Third Party. The Company has taken measures, consistent with its corporate practices, to protect the secrecy, confidentiality and value of the Intellectual Property Rights.

     (g) No Third Party, to the knowledge of the Company, is infringing upon, violating, misusing or misappropriating the Intellectual Property Rights and no such claims have been made against a Third Party by the Company. To the knowledge of Company, no infringement claims are pending against any Intellectual Property used but not owned by the Company.

     (h) There are no settlements, consents, judgments, or orders or Contracts which restrict, in any material respect, the Company's rights to use any of the Intellectual Property Rights, and no concurrent use agreements or other Contracts (aside from licenses and other like agreements) restrict, in any material respect, the Company's rights to use any of the Intellectual Property Rights.

     (i) The consummation of the transactions contemplated hereby will not result in the loss or impairment, in any material respect, of the Surviving Company's right to own or use any of the Intellectual Property Rights.

     (j) No present or former employee, officer or director of the Company has any right, title, or interest, directly or indirectly, in whole or in part, in any of the Intellectual Property Rights.

     (k) The Company has not entered into any agreement to indemnify any other Person against any charge of infringement of any Intellectual Property Rights.

     4.17 Tangible Assets. Except as set forth in Section 4.17 of the Company Disclosure Letter, the Company owns or has valid leases for all machinery, equipment, and other tangible assets used in the conduct of its business as presently conducted and as presently proposed to be conducted. To the Company's knowledge, each such tangible asset is free from all material defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used. The tangible assets owned or leased by the Company are sufficient to conduct its business as it is currently being conducted. All machinery, equipment and other tangible assets owned by the Company are free and clear of all Encumbrances.

     4.18 Notes and Accounts Receivable. All notes and accounts receivable of the Company are reflected properly on its books and records, are valid receivables subject to no material setoffs or counterclaims, and are current and collectible in accordance with their terms at their recorded amounts, except for the reserve for bad debts set forth on the balance sheet included in the Financial Statements, as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company, which reserve has been established and maintained in accordance with GAAP consistently applied.

     4.19 Powers of Attorney; Bank Accounts. There are no outstanding powers of attorney executed on behalf of the Company. Section 4.19 of the Company Disclosure Letter sets forth all bank accounts and marketable securities (both debt and equity) of the Company.

     4.20 Insurance. Section 4.20 of the Company Disclosure Letter identifies each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) currently in effect to which the Company is a party, a named insured, or otherwise the beneficiary of coverage. With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable and in full force and effect; (B) neither the Company nor, to the knowledge of the Company, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute or form the basis for such a breach or default by, or permit termination, modification, or acceleration, under the policy; and (C) no party to the policy has repudiated any provision thereof. Copies of such policies have been provided to Parent. Section 4.20 of the Disclosure Schedule describes any self-insurance arrangements affecting the Company.

     4.21 Related Party Transactions. Except as set forth on Section 4.21 of the Company Disclosure Letter, no director or officer of the Company, nor any Stockholder or other Affiliate of the Company or of any such director or officer
(i) has borrowed any money from or has outstanding, directly or indirectly, any Indebtedness or other similar obligations to the Company; (ii) owns any direct or indirect interest in, or controls or is a director, officer or partner of, or consultant or lender to, or borrower from, or has the right to participate in the profits of, any Person which is a competitor, supplier, customer, landlord, tenant, lessor, lessee, creditor or debtor of the Company; or (iii) is a party to any Contract with the Company. All Contracts listed on Section 4.21 of the Company Disclosure Letter are terminable at the Company's option without premium or penalty and are on terms no less favorable to the Company than would be available in a similar Contract with an unaffiliated third party.

     4.22 Change in Control. Except as set forth in Section 4.22 of the Company Disclosure Letter, the Company is not a party to any contract or arrangement which contains a "change in control," "potential change in control" or similar provision, and the consummation of the transactions contemplated hereby shall not (either alone or upon the occurrence of additional acts or events) result in any payment or payments becoming due from the Company to any Person or give any person the right to terminate or alter the provisions of any Contract to which the Company is a party.

     4.23 Brokers and Finders. Except as set forth in Section 4.23 of the Company Disclosure Letter, neither the Company, any of its officers, directors or employees, nor any stockholder of the Company has any Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     4.24 Company Affiliates. Section 4.24 of the Company Disclosure Letter sets forth a true and correct list 9of all Affiliates of the Company.

     4.25 Disclosure. The representations and warranties contained in this
Article 4 together with the Company Disclosure Letter do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article 4 not misleading. To the extent that the applicability is clear on its face, disclosure in any particular section of the Company Disclosure Letter shall be deemed to be made in other sections of the Company Disclosure Letter.


                                    ARTICLE 5

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

     Parent and Sub jointly and severally represent and warrant to the Company that the statements contained in this Article 5 are correct and complete as of the date hereof.

     5.1 Organization and Authority. (a) Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with all requisite power to enable it to own, lease and operate its assets and properties and to conduct its business as currently being conducted and is qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties owned or leased by it requires such qualification, except to the extent the failure so to qualify would not have a Material Adverse Effect with respect to Parent. Complete and correct copies of the certificate of incorporation and bylaws, each as amended to date, of Sub have been delivered and/or made available to the Company. Such certificates of incorporation and bylaws are in full force and effect.

     (b) Each of Parent and Sub has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the Escrow Agreement and the Closing Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Parent and Sub. This Agreement has been duly executed and delivered by each of Parent and Sub, and the Escrow Agreement and the Closing Agreements will at the Closing have been duly executed and delivered by Parent, and this Agreement constitutes the legal, valid and binding obligation of Parent and Sub, and the Escrow Agreement and the Closing Agreements will at the Closing constitute the legal, valid and binding obligations of Parent, enforceable against Parent and Sub in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity.

     5.2 Capitalization. (a) As of the date hereof, the authorized capital stock of Parent consists of 1,000,000 shares of Parent Common Stock, of which, 228,271 shares are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable. Upon consummation of the Merger and the NPI Acquisition, Parent will have outstanding 684,813 shares of Parent Common Stock. Other than as described in Section 5.2 of the letter from Parent, dated the date hereof, addressed to the Company (the "Parent Disclosure Letter") or as contemplated by this Agreement, no shares of the capital stock of Parent are authorized, issued or outstanding, or reserved for any other purpose, and there are no options, warrants, subscriptions, convertible or exchangeable securities or other rights, agreements, arrangements or commitments of any character to which Parent is a party relating to the issued or unissued capital stock of Parent or any agreement, obligation or commitments of any character of Parent to grant, issue, transfer or sell any shares of capital stock, options, calls or other equity interests of Parent by sale, lease, license or otherwise. Except as disclosed in the Parent SEC Documents, in Section 5.2 of the Parent Disclosure Letter or as contemplated by this Agreement, Parent has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote or which are convertible into or exercisable for securities having the right to vote with the stockholders of Parent on any matter. In addition, there are no contractual obligations of Parent to repurchase, redeem or otherwise acquire any capital stock of, or equity interest in, Parent or Sub, as the case may be. Except as set forth in Section 5.2 of the Parent Disclosure Letter, to Parent's knowledge, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of Parent or Sub, as the case may be.

     (b) As of the date hereof, the authorized capital stock of Sub consists of 100 shares of common stock, par value $.01 per share, all of which shares are issued and outstanding and held by Parent, and all such issued and outstanding shares are duly authorized, validly issued, fully paid and nonassessable.

     (c) The shares of Parent Common Stock issued to the stockholders of the Company upon the consummation of the Merger will be, when issued, duly authorized, validly issued, fully paid and nonassessable and will not be subject to preemptive rights created by statute, Parent's certificate of incorporation or bylaws or any Contract to which Parent is a party or by which Parent is bound.

     5.3 No Conflicts. Subject to obtaining the Parent Consents, the execution and delivery of this Agreement by Parent and Sub do not, and the execution and delivery of the Escrow Agreement and the Closing Agreements at the Closing will not, and the consummation by Parent and Sub of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to the increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Encumbrances upon any of the properties or assets of Parent or Sub under, any provision of
(i) the certificate of incorporation and bylaws of Parent and Sub, (ii) any Contract or Permit to which Parent or Sub is a party or by which any of their properties or assets may be bound or subject, (iii) any Order of any court, Governmental Authority or arbitrator applicable to Parent or Sub or their properties or assets, or (iv) any law, statute, rule, regulation or judicial or administrative decision applicable to Parent or Sub; except in the case of clauses (ii), (iii) and (iv), such conflicts, violations and defaults, termination, cancellation and acceleration rights and entitlements and Encumbrances that in the aggregate would not hinder or impair the consummation of the transactions contemplated hereby or have a Material Adverse Effect with respect to Parent.

     5.4 Consents. Except for (i) as set forth in Section 5.4 of the Parent Disclosure Letter, (ii) the filing of such reports required under the Exchange Act and (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business (the items in clauses (i) through (iii) being collectively referred to herein as "Parent Consents"), no consents, approvals, licenses, permits, orders or authorizations of, or registrations, declarations, notices or filings with, any Governmental Authority or any Third Party are required to be obtained or made by or with respect to Parent or Sub in connection with the execution, delivery and performance of this Agreement, the Escrow Agreement and the Closing Agreements or the consummation of the transactions contemplated hereby or thereby or the taking by Parent or Sub of any other action contemplated hereby or thereby, which, if not obtained or made, would have a Material Adverse Effect with respect to Parent. The execution, delivery and performance of this Agreement, the Escrow Agreement and the Closing Agreements will not violate, conflict with, result in a breach of, or constitute an event of default (with or without due notice or lapse of time or both) under, any of the terms, conditions or provisions of any Contract material to the business of Parent or Sub to which Parent or Sub is a party or by which Parent or Sub or any of their respective properties or assets may be bound or otherwise subject.

     5.5 Compliance; No Defaults. (a) Except as set forth in Section 5.5 of the Parent Disclosure Letter, neither Parent nor Sub is in violation of, or is, to the knowledge of Parent, under investigation with respect to any violation of, or has been given notice or been charged with violation of, or failed to comply with any Applicable Laws, except for violations and failures to comply that would not have a Material Adverse Effect with respect to Parent. Except as set forth in Section 5.5 of the Parent Disclosure Letter, Parent and Sub have all Permits which are material to the operation of the businesses of Parent and Sub.

     (b) Neither Parent nor Sub is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) its certificate of incorporation or bylaws or other comparable organizational document or (ii) any Contract or material Permit to which Parent or Sub is now a party or by which Parent or Sub or any of their respective properties or assets may be bound, except in the case of clause (ii), for defaults or violations which in the aggregate would not have a Material Adverse Effect with respect to Parent.

     5.6 Parent SEC Documents. Parent has filed on a timely basis (and made available to the Company copies of all required reports, schedules, registration statements and definitive proxy statements and other documents filed with the SEC since January 1, 1999 (as such documents have since the time of their filing been amended, the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents (including any financial statements filed, to be filed or required to have been filed as a part thereof) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents ("Parent Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present (subject, in the case of the unaudited financial statements, to normal, recurring audit adjustments, which were not individually or in the aggregate material) the consolidated financial position of Parent and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. All Parent SEC Documents required to be filed by Parent after the date hereof and prior to the Closing Date (x) shall be duly and timely filed by Parent, (y) shall comply in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and (z) shall not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     5.7 Litigation. There are no Legal Proceedings against or affecting the Parent, the Sub or their respective properties or assets pending or, to the knowledge of the Parent, threatened against the Parent or Sub, and to the best knowledge of the Parent, there are no facts or circumstances which could form the basis for any such Legal Proceeding. There are no Legal Proceedings pending, nor, to the knowledge of Parent, are there any Legal Proceedings threatened, against Parent or Sub which in any way relates to the Merger or the transactions contemplated. Neither Parent nor Sub is a party or subject to or in default under any Order of any Governmental Authority applicable to it or to its properties or assets.

     5.8 Title to Assets. Parent has good and marketable title to all of its assets, free and clear of any and all Encumbrances. At the Effective Time, Parent will have good title to all of its assets, properties and rights, free and clear of all Encumbrances.

     5.9 Taxes. Except as set forth in Section 5.9 of the Parent Disclosure Letter, Parent has (i) filed on a timely basis with each Governmental Authority each Tax Return required to have been filed by or on behalf of Parent or extensions have been duly obtained, and all such Tax Returns were true, correct and complete in all material respects, and (ii) paid, or adequately reserved for on the Parent Financial Statements, all Taxes required to have been paid by it.

     5.10 Employee Benefit Plans. Except as set forth in Section 5.10 of the Parent Disclosure Letter, Parent is not a party to or bound by, and has no obligations of any nature whatsoever with respect to any Benefit Plans.

     5.11. Environmental Matters. Except as set forth in the Parent SEC Documents or Section 5.11 of the Parent Disclosure Letter:

     (a) The Parent has complied in all material respects with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply. Without limiting the generality of the preceding sentence, the Parent has obtained and been in compliance in all material respects with all of the terms and conditions of all Permits, which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

     (b) The Parent has no material Liability and has not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Parent giving rise to any material Liability for damage to any site, for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

     (c) All properties and equipment owned by, or used in the business of, the Parent have been free of any Hazardous Substances.

     5.12 OTC Listing. The Parent Common Stock is currently traded on the OTC Electronic Bulletin Board under the symbol "WINT." Since January 1, 1999, Parent has not received any notification, written or otherwise, from the National Association of Securities Dealers, Inc. or any regulatory authority with respect to any actual or alleged violation or non-compliance relating to the listing or quotation of the Parent Common Stock on the OTC Bulletin Board. Parent has no reason to believe that the Parent Common Stock will not continue to trade on the OTC Bulletin Board as of the Closing Date.

     5.13 No Prior Activities of Sub. Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Sub has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind or entered into any agreement or arrangement with any Person.


     5.14 Absence of Changes or Events. Except as disclosed in the Parent SEC Documents, since the date of the most recent audited financial statements included in the Parent SEC Documents, there have not occurred any changes, occurrences or other events or conditions of any character that, in the aggregate, have or would reasonably be expected to have, a Material Adverse Effect with respect to Parent or on the ability of Parent to perform its material obligations under this Agreement.

     5.15 Brokers and Finders. Except as set forth in Section 5.15 of the Parent Disclosure Letter, neither Parent, Sub nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

     5.16 Disclosure. The representations and warranties contained in this
Article 5 together with the Parent Disclosure Letter do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article 5 not misleading.

                                    ARTICLE 6

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

     6.1 Conduct of Business of the Company. Except as otherwise expressly permitted by the terms of this Agreement, from the date hereof to the earlier of
(i) the Effective Time, or (ii) the date of termination, the Company shall carry on its business in the ordinary course in substantially the same manner as presently conducted and in compliance in all material respects with Applicable Laws, and use its reasonable best efforts consistent with past practices to preserve their relationships with customers, suppliers and others with whom the Company deals to the end that its goodwill and ongoing business shall not be materially impaired in any material respect at the Closing Date. The Company shall not take any action that would, or that is reasonably likely to, result in any of the representations and warranties of the Company set forth in Article 4 being untrue in any material respect as of the date made or as of the Closing Date or in any of the conditions to the consummation of the Merger set forth herein not being satisfied. In addition, and without limiting the generality of the foregoing, except as otherwise expressly permitted by the terms of this Agreement, during the period from the date hereof to the earlier of the Effective Time or the date of termination, the Company shall not, without the written consent of Parent, not to be unreasonably withheld and which decision regarding consents shall be made promptly (in light of its circumstances) after receipt of notice seeking such consent:

     (i) amend its certificate of incorporation, bylaws or other comparable organizational documents;

     (ii) redeem or otherwise acquire any shares of its capital stock, or issue any capital stock or any option, warrant or right relating thereto or any securities convertible into or exchangeable for any shares of its capital stock, or split, combine or reclassify any of its capital stock or issue any securities in exchange or in substitution for shares of its capital stock;

     (iii) grant or agree to grant to any employee any increase in wages or bonus, severance, profit sharing, retirement, deferred compensation, insurance or other compensation or benefits, or establish any new compensation or benefit plans or arrangements, or amend or agree to amend any existing benefit plan, except as may be required under existing agreements or otherwise in the Ordinary Course of Business;

     (iv) merge, amalgamate or consolidate with any other entity in any transaction, sell all or any substantial portion of its business or assets, or acquire all or substantially all of the business or assets of any other Person;

     (v) enter into or amend any employment, consulting, severance, change in control or similar agreement with any Person;

     (vi) declare, set aside or make any dividends, payments or distributions in cash, securities or property to the stockholders of the Company, whether or not upon or in respect of any share of Company Common Stock;

     (vii) incur or assume any Indebtedness, except Indebtedness incurred in the Ordinary Course of Business;

     (viii) voluntarily grant any material Encumbrance on any of its material assets, other than Encumbrances that are incurred in the Ordinary Course of Business;

     (ix) make any change in any Tax method or method of accounting or any Tax or accounting practice or policy, except as required by Applicable Law or GAAP;

     (x) make or incur any capital expenditures or investments in excess of $10,000;

     (xi) abandon, surrender, terminate or amend in any materially adverse manner the terms of any material Permit or Contract, or waive any material right or claim;

     (xii) enter into any Contract, understanding or commitment that restrains, limits or impedes the Company's or Parent's ability to compete with or conduct any business or line of business in any geographic area;

     (xiii) enter into any material Contract with, or make any loan or advance to, any Affiliate of the Company or any stockholder or Affiliate thereof;

     (xiv) enter into, or amend the terms of, any Contract, relating to interest rate swaps, caps or other hedging or derivative instruments relating to Indebtedness of the Company;

     (xv) make, change or revoke any Tax election or enter into any Contract or settlement with any Taxing authority; or

     (xvi) agree or commit, whether in writing or otherwise, to do any of the foregoing.

     6.2 Conduct of Business of the Parent. Except as expressly permitted by this Agreement, from the date hereof to the earlier of (i) the Effective Time or
(ii) the date of termination, Parent shall carry on its business in the ordinary course in substantially the same manner as presently conducted and in compliance in all material respects with Applicable Laws. Parent shall not take any action that would, or that is reasonably likely to, result in any of the representations and warranties of Parent set forth in Article 5 being untrue in any material respect as of the date made or as of the Closing Date or in any of the conditions to the consummation of the Merger set forth herein not being satisfied. In addition, and without limiting the generality of the foregoing, except as otherwise expressly permitted by the terms of this Agreement, during the period from the date hereof to the earlier of the Effective Time or the date of termination, Parent shall not, without the written consent of the Company, not to be unreasonably withheld and which decision regarding consents shall be made promptly (in light of its circumstances) after receipt of notice seeking such consent:

     (a) amend its certificate of incorporation or bylaws, or similar governing documents;

     (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities;

     (c) split, combine or reclassify any shares of its capital stock, or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) to any stockholder or otherwise in respect of its capital stock or redeem or otherwise acquire any of its securities;

     (d) acquire, sell, lease, transfer or dispose of any properties or assets, outside the Ordinary Course of Business;

     (e) incur any Indebtedness, Liability or obligation of any kind, outside the Ordinary Course of Business;

     (f) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any obligations of any other Person, outside the Ordinary Course of Business;

     (g) enter into any material Contract with any Person, outside the Ordinary Course of Business; or

     (h) agree or commit, whether in writing or otherwise, to do any of the foregoing.

     6.3 Access to Information; Non-Disclosure of Confidential Information. (a) Each of the Company and Parent will provide each other and the other's accountants, counsel and other representatives reasonable access, upon prior notice to, and approval by, the other party, to its properties, books, records and personnel during the period prior to the Effective Time to obtain information concerning its business as such other party may reasonably request. No information or knowledge obtained in any investigation pursuant to this
Section 6.3 will affect or be deemed to modify in any manner any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

     (b) Each party shall at all times hold in the strictest confidence and not disclose to any other Person, directly or indirectly, or make any use of, any Confidential Information (hereinafter defined) disclosed by any party or its representatives to the covenanting party or its representatives, whether before or after the date of this Agreement, in connection with the transactions contemplated hereby. For purposes hereof, "Confidential Information" means all information relating to the business of the disclosing party that is not generally known to the public, whether of a technical, business or other nature, including, but not limited to, software, inventions, know-how, designs, formulas, test data, customer and supplier lists, business plans, marketing plans and strategies, customer requirements, pricing strategies, financial information or other subject matter pertaining to any aspect of the business of the disclosing party or any of its clients, customers, consultants, licensees or

Affiliates, regardless of the form in which it is embodied; provided, however that "Confidential Information" shall not include information which the receiving party can clearly establish has not been derived from information obtained by the receiving party from the disclosing party or is or becomes public knowledge without breach of this Agreement by the receiving party. In the event of the termination of this Agreement for any reason whatsoever, the receiving party shall promptly deliver to the disclosing party or destroy, in accordance with the instruction of the disclosing party, copies of all records, materials, drawings, documents, and data of any nature pertaining to the Confidential Information. In the event the receiving party becomes legally compelled to disclose any of the Confidential Information, the receiving party shall provide the disclosing party with prompt prior notice thereof so that it may seek an appropriate protective order and, in the absence of such order, the receiving party shall furnish only that portion of the Confidential Information that is legally required and shall use its best efforts to obtain confidential treatment thereof.

                                    ARTICLE 7

                              ADDITIONAL AGREEMENTS

     7.1 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under Applicable Laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including (a) the obtaining of all necessary actions, waivers, consents and approvals from Governmental Authorities and the making of all necessary registrations and filings, and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authorities, (b) the obtaining of all necessary consents, approvals or waivers from Third Parties and (c) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement. In furtherance of the foregoing, Parent and the Company each shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with obtaining any consents required to be obtained by it hereunder. Without limiting the generality of the foregoing, the Company and Parent shall each use their respective reasonable best efforts to obtain all Company Consents and Parent Consents.

     7.2 Supplemental Disclosure. The Company shall promptly notify Parent of, and furnish Parent with, any information it may reasonably request with respect to, any event or condition or the existence of any fact that would cause any of the conditions to Parent's obligation to consummate the Merger not to be completed, and Parent shall promptly notify the Company of, and furnish the Company any information it may reasonably request with respect to, any event or condition or the existence of any fact that would cause any of the conditions to the Company's obligation to consummate the Merger not to be completed.

     7.3 Announcements. Prior to the Closing, neither the Company nor Parent will issue any press release or otherwise make any public statement with respect to this Agreement and the transactions contemplated hereby without the prior written consent of the other (which consent shall not be unreasonably withheld), except as may be required by Applicable Law (including, without limitation, pursuant to the Federal securities laws), in which event the party required to make the release or announcement shall allow the other party reasonable time, in light of the circumstances, to comment on such release or announcement in advance of such issuance.

     7.4 No Solicitation. From and after the date hereof and unless and until this Agreement is terminated as provided in Article 9, neither Parent nor the Company shall, and each of Parent and the Company shall ensure that no Affiliate of such party nor any investment banker, financial advisor, attorney or other representative of such party shall, directly or indirectly, encourage, solicit, initiate or participate in discussions or negotiations with, provide any information to, receive any proposals or offers from, or enter into any agreement with, any third party that involves the sale, joint venture or the other disposition of all or any portion of Parent or the Company or their respective businesses or any merger, consolidation, recapitalization or other business combination of any kind (each an "Acquisition Transaction") involving Parent or the Company, or enter into any agreement, arrangement or understanding, formal or informal, written or oral, with respect to any such Acquisition Transaction, except for the mergers involving Parent, NPI and Memorial contemplated hereby. Each party shall promptly notify the other parties hereto of any communication or solicitation received by the notifying party or its representatives with respect to an Acquisition Transaction.

     7.5 Company Affiliates. Prior to the Effective Time, each of the Company and Parent will deliver to the other a letter, in the form annexed hereto as
Exhibit 7.5, identifying all Persons who, at the Effective Time, it believes are its "affiliates" for purposes of Rule 145 under the Securities Act (the Persons identified in the Company's letter are each herein referred to as a "Company Affiliate" and the Persons identified in Parent's letter are each herein referred to as a "Parent Affiliate"). The Company shall obtain a written agreement on or prior to the Effective Time from each Person who is identified as a Company Affiliate providing that such Company Affiliate will not sell, pledge, transfer or otherwise dispose of any shares of Parent Common Stock issued to such Company Affiliate pursuant to the Merger, except in compliance with Rule 145 promulgated under the Securities Act or an exemption from the registration requirements of the Securities Act.

     7.6 Restrictive Legends. Each certificate issued to the stockholders of the Company representing shares of Parent Common Stock will be imprinted with a legend substantially in the following form:

           THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION AND IN RELIANCE UPON THE REPRESENTATION BY THE HOLDER THAT THEY HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO RESALE OR FURTHER DISTRIBUTION IN VIOLATION OF APPLICABLE LAW. SUCH SHARES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, HYPOTHECATED, NOR WILL ANY ASSIGNEE OR ENDORSEE HEREOF BE RECOGNIZED AS AN OWNER HEREOF BY THE ISSUER FOR ANY PURPOSE, UNLESS A REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH SHARES SHALL THEN BE IN EFFECT OR UNLESS THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION SHALL BE ESTABLISHED TO THE REASONABLE SATISFACTION OF COUNSEL OF THE ISSUER.

If any stockholder of the Company desires to transfer any shares of Parent Common Stock received in connection with the Merger, other than in an offering registered under the Securities Act, such stockholder must first furnish Parent with (i) a written opinion satisfactory to Parent in form and substance from counsel reasonably satisfactory to Parent to the effect that such stockholder may transfer the Parent Common Stock as desired without registration under the Securities Act and (ii) a written undertaking executed by the desired transferee reasonably satisfactory to Parent in form and substance agreeing to be bound by the restrictions on transfer contained herein.

     7.7 Amendment to Parent's Certificate of Incorporation to Increase Authorized Parent Common Stock. Following the consummation of the Merger, Parent shall prepare a proxy or information statement with respect to an amendment to its certificate of incorporation increasing the number of authorized shares of Parent Common Stock.

     7.8 Delivery of Parent Common Stock to Escrow Agent. If Parent consummates the Memorial Acquisition prior to September 30, 2002, it will promptly thereafter deliver a sufficient number of shares of Parent Common Stock to the Escrow Agent in substitution for, and to be used in full payment of, the Subordinated Notes.

                                    ARTICLE 8

                              CONDITIONS PRECEDENT

     8.1 Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by Parent:

     (a) Representations and Warranties. The representations and warranties of the Company made hereunder shall be true and correct in all material respects (except for those representations and warranties that are qualified as to materiality, "Material Adverse Effect" or knowledge, which shall be true and correct), on and as of the date hereof and (except to the extent such representations and warranties speak as of an earlier date) on and as of the Closing Date as if made on the Closing Date. Parent shall have received a certificate from the Company dated the Closing Date signed by an authorized officer of the Company certifying to the fulfillment of this condition.

     (b) Agreements. The Company shall have performed and complied in all material respects with all of its respective undertakings, covenants, conditions and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing. Parent shall have received a certificate from the Company dated the Closing Date signed by an authorized officer of the Company and certifying to the fulfillment of this condition.

     (c) No Material Adverse Change. No event shall have occurred and no facts or circumstances shall exist, that has had, or could reasonably be expected to have, a Material Adverse Effect with respect to the Company.

     (d) No Adverse Proceedings. There shall not be in effect any action, suit or Legal Proceedings pending, or to the Company's knowledge threatened, or any known basis for the commencement of any such Legal Proceedings, before any court or Governmental Authority or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge that would, in the reasonable judgment of Parent, (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of Parent to own the capital stock of the Surviving Corporation, or (D) affect adversely the right of the Surviving Corporation to own the all of assets of the Company and to operate the entire business of the Company (and no such injunction, judgment, order, decree, ruling, or charge is in effect).

     (e) No Injunctions or Restraints. No statute, rule, regulation, injunction, restraining order or decree of any court or Governmental Authority of competent jurisdiction shall be in effect which restrains or prevents the transactions contemplated hereby.

     (f) Appraisal Rights. No stockholder of the Company shall have made any demand to exercise, or taken any other step to effect, such stockholder's appraisal rights pursuant to Section 262 of the DGCL.

     (g) Letters from Affiliates. Parent shall have received from each Company Affiliate an executed copy of the letter referred to in Section 7.5.

     (h) Consents. All Company Consents and Parent Consents shall have been obtained, except (subject to the following proviso) where the failure to obtain any such consent would not have a Material Adverse Effect with respect to the Company or Parent, as the case may be.

     (i) Escrow Agreement. The Escrow Agreement, substantially in the form annexed hereto as Exhibit 8.1(i) (the "Escrow Agreement"), shall have been duly executed and delivered by each of the parties thereto.

     (j) NPI Acquisition. The Parent, through a wholly owned subsidiary, shall have acquired NPI.

     (k) Repayment of Bank Indebtedness and Advances to Affiliates. The Company shall have paid all outstanding indebtedness to Summit Bank and all amounts due from affiliates of the Company shall have been paid to the Company.

     (l) Corporate Proceedings and Documents. All corporate proceedings taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in all material respects to Parent and Parent's counsel, and Parent and Parent's Counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

     8.2 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction of the following conditions, any or all of which, other than the approval of stockholders in subsection (d) below, may be waived in whole or in part by the Company:

     (a) Representations and Warranties. The representations and warranties of Parent and Sub made hereunder shall be true and correct in all material respects (except for those representations and warranties that are qualified as to materiality, "Material Adverse Effect" or knowledge, which shall be true and correct), on and as of the date hereof and (except to the extent such representations and warranties speak as of an earlier date) on and as of the Closing Date as if made on the Closing Date. The Company shall have received a certificate dated the Closing Date signed by an authorized officer of Parent certifying to the fulfillment of this condition.

     (b) Agreements. Parent and Sub shall have performed and complied in all material respects with all of their respective undertakings, covenants, conditions and agreements required by this Agreement to be performed or complied with by Parent and Sub prior to or at the Closing. The Company shall have received a certificate dated the Closing Date signed by an authorized officer of Parent certifying to the fulfillment of this condition.

     (c) No Injunctions or Restraints. No statute, rule, regulation, injunction, restraining order or decree of any court or Governmental Authority of competent jurisdiction shall be in effect which restrains or prevents the transactions contemplated hereby.

     (d) Stockholder Approval. The Merger shall have been approved by stockholders of the Company.

     (e) Escrow Agreement. The Escrow Agreement shall have been executed and delivered by each of the parties thereto.

     (f) Composition of Parent Board of Directors. The Board of Directors of Parent shall consist of Peter Walker, Charles Snow, Mitchell Segal and James N. Lucas, Sr. Mr. Snow shall resign as a director upon the earlier to occur of the consummation of the Memorial Acquisition or the 150th day after the Effective Time.

     (g) Registration Rights Agreement. The Parent shall have entered into the Registration Rights Agreement with the stockholders of the Company in the form annexed hereto as Exhibit 8.2(g) (the "Registration Rights Agreement").

     (h) No Material Adverse Change. No event shall have occurred, and no facts or circumstances shall exist, that has had, or would reasonably be expected to have, a Material Adverse Effect with respect to the Parent.

     (i) Corporate Proceedings and Documents. All corporate proceedings taken by Parent and Sub in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in all material respects to the Company and the Company's counsel, and the Company and the Company's counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.



                                    ARTICLE 9

                            TERMINATION AND AMENDMENT

     9.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

     (a) by mutual written consent of the Company, on the one hand, and Parent and Sub, on the other hand;

     (b) by Parent and Sub, if any of the conditions set forth in Section 8.1 shall have become incapable of fulfillment, and shall not have been waived by Parent, or if the Company shall breach in any material respect any of its representations, warranties or obligations hereunder and such breach shall not have been cured in all material respects or waived and the Company shall not have provided reasonable assurance that such breach will be cured in all material respects on or before the Closing Date, but only if such breach, individually or together with all other such breaches, would have a Material Adverse Effect with respect to the Company or on the ability of the Company to consummate the Merger pursuant to the terms hereof;

     (c) by the Company, if any of the conditions set forth in Section 8.2 shall have become incapable of fulfillment, and shall not have been waived by the Company, or if Parent or Sub shall breach in any material respect any of their representations, warranties or obligations hereunder and such breach shall not have been cured in all material respects or waived and Parent shall not have provided reasonable assurance that such breach will be cured in all material respects on or before the Closing Date, but only if such breach, individually or together with all other such breaches, would have a Material Adverse Effect with respect to Parent or on the ability of Parent to consummate the Merger pursuant to the terms hereof;

     (d) by either the Company or Parent, if the Merger shall not have been consummated on or before March 31, 2002.

Notwithstanding the foregoing, a party shall not be permitted to terminate this Agreement pursuant to clause (b), (c) or (d) hereof if such party is in breach of any of its representations, warranties, covenants or agreements contained in this Agreement and such breach would have a Material Adverse Effect on such party or on the ability of such party to consummate the Merger pursuant to the terms hereof.

     9.2 Effect of Termination. In the event of termination by the Company or Parent pursuant to Section 9.1, written notice thereof shall promptly be given to the other parties and, except as otherwise provided herein, the transactions contemplated by this Agreement shall be terminated, without further action by any party. Notwithstanding the foregoing, nothing in this Section 9.2 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of the Company, on the one hand, and Parent and Sub, on the other hand, to compel specific performance of the other party of its or their obligations under this Agreement.

     9.3 Fees and Expenses. Each of the parties hereto shall pay the fees and expenses of its respective counsel, accountants and other experts and shall pay all other costs and expenses incurred by it in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby.

     9.4 Amendment. Subject to Applicable Law, this Agreement may be amended, modified or supplemented only by written agreement of Parent, Sub and the Company at any time prior to the Effective Time with respect to any of the terms contained herein; provided, however, that, without the consent of a majority in interest of the Stockholders, no such amendment or modification shall (i) alter or change the amount or kind of consideration to be delivered to the Stockholders or (ii) alter or change any of the terms and conditions of this Agreement, if such alteration or change would adversely affect the holders of any class of capital stock of the Company.

     9.5 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective boards of directors, may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights nor in any way effect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every provision of this Agreement. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.


                                   ARTICLE 10

                               GENERAL PROVISIONS

     10.1 Survival . The representations and warranties in this Agreement shall
(i) survive the Effective Time until the date of the one-year anniversary of the Effective Time and (ii) shall not be affected by any examination made for or on behalf of any party hereto or the knowledge of any of their respective officers, directors, employees or agents; provided, however, that if a notice is given before expiration of such period, then notwithstanding the expiration of such time period, the representation, warranty, covenant or agreement applicable to such claim shall survive until but only for purposes of, the resolution of such claim. The covenants and agreements set forth in this Agreement shall terminate at the Effective Time, except for the provisions of Articles 1, 2, 3, and 10 and Sections 7.6, 7.7 and 7.8 which shall survive the Effective Time. The covenants and agreements set forth in Sections 6.3(b), 9.2 and 9.3 and Article 10 hereof shall survive the termination of this Agreement.

     10.2 Frustration of the Closing Conditions. Neither the Company nor Parent or Sub may rely on the failure of any condition precedent set forth in Article 8 to be satisfied if such failure was caused by such party's (or parties') failure to act in good faith or to use its reasonable best efforts to consummate the transactions contemplated by this Agreement in accordance with Sections 7.1.

     10.3 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without reference to choice of law principles, including all matters of construction, validity and performance, except that the provisions hereof with respect to any corporate or stockholder action required under the laws of the State of Delaware to effect the Merger shall be governed by the laws of the State of Delaware.

     10.4 Notices. All notices, requests, permissions, waivers, and other communications hereunder shall be in writing and shall be deemed to have been duly given, (a) five business days following sending by registered or certified mail, postage prepaid, (b) when sent if sent by facsimile; provided that the fax is promptly confirmed by telephone confirmation thereof, (c) when delivered, if delivered personally to the intended recipient and (d) one business day following sending by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party:

               (i)       If to the Company, to:

                         American DataSource, Inc.
                         1235 Cavender Drive, Suite 200
                         Hurst, Texas  76053
                         Attention:  James N. Lucas, Sr., President
                         Facsimile No.:  (817) 285-9188

                         with a copy (which shall not
                         constitute notice) to:

                         Zimmerman, Axelrad, Meyer, Stern & Wise, P.C.
                         3040 Post Oak Boulevard, Suite 1300
                         Houston, Texas  77056-6560
                         Attention: Irving C. Stern, Esq. and Mark E. Wise, Esq. Facsimile No.: (713) 963-0859

               (ii)      If to Parent or Sub, to:

                         Walker International Industries, Inc.
                         So. Lake Boulevard
                         Mahopac, New York  10541
                         Attention:  President
                         Facsimile No.:  (845) 628-9403

                         with a copy (which shall not
                         constitute notice) to:

                         Snow Becker Krauss P.C.
                         605 Third Avenue
                         New York, New York  10158-0125
                         Attention:  Charles Snow, Esq.
                         Facsimile No.: (212) 949-7052

Such names and addresses may be changed by notice given in accordance with this Section.

     10.5 Entire Agreement. This Agreement (including the Exhibits attached hereto, all of which are a part hereof), the Company Disclosure Letter, the Parent Disclosure Letter, the Escrow Agreement and the Closing Agreements contain the entire understanding of the parties hereto and thereto with respect to the subject matter contained herein and therein, supersede and cancel all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter. There are no restrictions, promises, representations, warranties, agreements or undertakings of any party hereto with respect to the transactions contemplated by this Agreement other than those set forth herein or in the Escrow Agreement or the Closing Agreements or made hereunder or thereunder.

     10.6 Headings; References. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to "Articles", "Sections" or "Exhibits" shall be deemed to be references to Articles or Sections hereof or Exhibits hereto unless otherwise indicated.

     10.7 Counterparts. This Agreement may be executed in multiple counterparts and each counterpart shall be deemed to be an original, but all of which shall constitute one and the same original.

     10.8 Parties in Interest; Assignment. Neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided, however, that Sub shall have the right to assign this Agreement to any other wholly-owned Subsidiary of Parent. This Agreement shall inure to the benefit of and be binding upon the Company, Parent and Sub and shall inure to the sole benefit of the Company, Parent and Sub and their respective successors and permitted assigns. Except as set forth in Article 10, nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies under or by reason of this Agreement.

     10.9 Severability; Enforcement. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

     10.10 Specific Performance. The parties hereto agree that the remedy at law for any breach of this Agreement will be inadequate and that any party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy. Such party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by Applicable Law, each party waives any objection to the imposition of such relief.

     10.11 Jurisdiction. Each party to this Agreement hereby irrevocably agrees that any legal action, suit or proceeding arising out of or relating to this Agreement, the Registration Rights Agreement or the Escrow Agreement shall be brought in the United States District Court for the Southern District of New York or the Supreme Court of the State of New York and each party hereto agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement, the Registration Rights Agreement or the Escrow Agreement, or the subject matter hereof or thereof may not be enforced in or by such court. Each party hereto further and irrevocably submits to the jurisdiction of such court in any action, suit or proceeding.

            [The remainder of this page is intentionally left blank]

                        [MERGER AGREEMENT SIGNATURE PAGE]

           IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                               WALKER INTERNATIONAL INDUSTRIES, INC.


                               By:      /s/ Peter Walker
                                   ---------------------
                                   Name:  Peter Walker
                                   Title:    President


                               WALKER MERGERCO, INC.

                               By:     /s/ Peter Walker
                                  ---------------------
                                  Name:  Peter Walker
                                  Title:    President


                               AMERICAN DATASOURCE, INC.


                               By:     /s/ James N. Lucas, Sr.
                                  ----------------------------
                                  Name:  James N. Lucas, Sr.
                                  Title:    President

                                                                  EXHIBIT 3.1(c)

                                                                  Exhibit 2.3

                              CERTIFICATE OF MERGER

                                       OF

                              WALKER MERGERCO, INC.

                                  WITH AND INTO

                            AMERICAN DATASOURCE, INC.

                                Under Section 251
                         of the General Corporation Law
                            of the State of Delaware

     Pursuant to Section 251(c) of the General Corporation Law of the State of Delaware (the "DGCL"), and in connection with the merger of Walker Mergerco, Inc. ("Mergerco") with and into American DataSource, Inc. ("ADS"), it is hereby certified that:

     1. The names and states of incorporation of the constituent corporations to the merger (the "Constituent Corporations") are:

                                                              State of
Name                                                          Incorporation
-----                                                         -------------

Walker Mergerco, Inc.                                         Delaware

American DataSource, Inc.                                     Delaware

     2. An Agreement and Plan of Merger, dated as of March 19, 2002, by and among Walker International Industries, Inc., Mergerco and ADS (the "Merger Agreement"), setting forth the terms and conditions of the merger, has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with Section 251.

     3. ADS shall be the surviving corporation of the merger. The name of the surviving corporation is American DataSource, Inc.

     4. The certificate of incorporation of ADS shall be the certificate of incorporation of the surviving corporation, except that Article IV is hereby amended in its entirety to read as follows:

     "IV: The total number of shares of capital stock that the Corporation shall have the authority to issue is 100, all of which shares shall be common stock, par value $0.01 per share."

     5. The merger shall become effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

     6. An executed copy of the Merger Agreement is on file at the office of the surviving corporation located at 1235 Cavender Drive, Suite 200, Hurst, Texas 76053.

        [The remainder of this page has been intentionally left blank.]

     7. A copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of either of the Constituent Corporations.

     This Certificate may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.


     IN WITNESS WHEREOF, this Certificate of Merger has been executed on this ____ day of _________, 2002.

                                                 AMERICAN DATASOURCE, INC.



                                                 By:____________________________
                                                      Name: James N. Lucas, Sr.
                                                      Title:   President


                                                 WALKER MERGERCO, INC.

                                                 By:____________________________
                                                      Name:  Peter Walker
                                                      Title:    President

                                                                Exhibit 3.1 (c)




           THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.


No. 1                                                $500,000 Principal Amount

                      Walker International Industries, Inc.

                   18% Subordinated Note Due November 30, 2002


     THIS NOTE is issued by Walker International Industries, Inc., a Delaware corporation (the "Company"), for the benefit of the former stockholders of American DataSource, Inc., a Delaware corporation ("ADS"), in connection with the acquisition of ADS through a merger (the "Merger") with a wholly owned subsidiary of the Company pursuant to an Agreement and Plan of Merger dated as of March 19, 2002 (the "Merger Agreement"). This Note represents part of the Merger Consideration payable to the former stockholders of ADS if, but only if, the Company acquires Memorial Group, Inc., a Delaware corporation (the "Memorial Acquisition") by September 30, 2002. The Company does not have sufficient authorized shares of common stock to complete the Memorial Acquisition. Accordingly, the consummation of the Memorial Acquisition is subject to stockholder approval of an amendment to the certificate of incorporation of the Company increasing the number of authorized shares of the Company's common stock. This Note has been deposited in escrow with Snow Becker Krauss P.C., as escrow agent, under the terms of an Escrow Agreement dated as of March 19, 2002, which provides for the delivery of a pro rata portion of the principal amount of this Note to the former stockholders of ADS, based upon the respective ownership of shares of ADS common stock on the Effective Date of the Merger, upon consummation of the Memorial Acquisition. The Escrow Agreement provides for the delivery of this Note to the Company for cancellation if the Memorial Acquisition has not been consummated by September 30, 2002.

This Note is subject to the terms and conditions of the Merger Agreement, which are, by this reference, incorporated herein and made a part hereof. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Merger Agreement.

           FOR VALUE RECEIVED, the Company promises to pay to the former stockholders of ADS, or permitted assigns, listed on Schedule A annexed hereto whose interests in this Note are set opposite their names (the "Holders"), on

November 30, 2002 (the "Maturity Date"), the principal sum of Five Hundred Thousand Dollars and 00/100 ($500,000) Dollars, together with accrued interest at the rate of 18% per annum from the date hereof. The Company may, and upon consummation of the Memorial Acquisition intends to, pay the entire principal amount of this Note and any accrued interest by delivery of 187,570 shares of common stock of the Company. Accrual of interest shall be calculated on the basis of a 360 day year of twelve 30-day months until payment in full of the principal sum has been made or duly provided for. The Company will make all payments of principal or accrued interest on this Note, without deduction to the registered holder of this Note at the address last appearing on the Note register maintained by the Company (the "Note Register") as designated in writing by the Holder from time to time. If the Maturity Date is not a business day in the State of New York, then such payment shall be made on the next succeeding business day.

     This Note is subject to the following additional provisions:

     1. Transfer of Note. This Note has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and other applicable state and foreign securities laws. The Holder shall deliver written notice to the Company of any proposed transfer of this Note. In the event of any proposed transfer of this Note, the Company may require, prior to issuance of a new Note in the name of such other person, that it receive reasonable transfer documentation including legal opinions that the issuance of the Note in such other name does not and will not cause a violation of the Securities Act or any applicable state or foreign securities laws. Prior to due presentment for transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Company's Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

     2. Optional Prepayment. Except as specifically provided herein, the Company may not prepay the indebtedness evidenced by this Note.

     3. Default and Remedies.

     (a) Event of Default. Each of the following shall constitute an "Event of Default":

     (i) the Company shall default in the payment of principal or accrued interest on this Note and same shall continue for a period of five (5) days; or

     (ii) the Company shall (A) admit in writing its inability to pay its debts generally as they mature; (B) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (C) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

     (iii) a trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

     (iv) any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

     (v) bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering, a petition filed in any such proceeding.

     (b) Remedies. Upon the occurrence and during the continuance of any Event of Default, the Holder may declare this Note immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

     4. Payment Obligation Unconditional. No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the coin or currency of the United States. This Note is a direct obligation of the Company.

     5. No Recourse to Stockholders, etc. No recourse shall be had for the payment of the principal of, or the interest on, this Note, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, stockholder, employee, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     6. Subordination. The indebtedness evidenced by this Note, principal and interest, shall be subordinate and junior to the extent set forth in the following subparagraphs of this Section 6 to all principal and interest of all indebtedness of the Company for borrowed money (except such indebtedness of the Company other than this Note which is subordinate or junior in any respect to other indebtedness of the Company), whether outstanding at the date of this Note or created or incurred after the date of this Note but prior to the maturity of this Note by lapse of time, acceleration or otherwise. Such indebtedness of the Company to which this Note is subordinate and junior is sometimes hereinafter referred to as "Senior Debt."

     (i) Maturity of senior debt. Upon the maturity of any Senior Debt by lapse of time, acceleration or otherwise, then all principal of, premium, if any, and interest on, all such matured Senior Debt shall first be paid in full before any payment on account of principal or interest is made upon this Note.


     (ii) Liquidation, etc. In the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Company or its creditors or its property, and in the event of any proceedings for voluntary liquidation, dissolution, or other winding up of the Company, whether or not involving insolvency or bankruptcy proceedings, then all principal, premium, if any, and interest due on Senior Debt shall first be paid in full, or such payment shall have been provided for, before any payment on account of principal or interest is made upon this Note. Any payment or distribution of any kind or character, whether in cash, property, stock, or obligations, which may be payable or deliverable in respect of this Note in any of the proceedings referred to in the first sentence of this Section 6(b) shall be paid or delivered directly to the holders of Senior Debt (or to a banking institution selected by the court or person making the payment or delivery or designated by any holder of Senior
Debt) for application in payment thereof, unless and until all principal and interest on all Senior Debt shall have been paid in full, or such payment shall have been provided for; provided however, that:

     (a) In the event that payment or delivery of such cash, property, stock or obligations to the Holders is authorized by an order or decree giving effect, and stating in such order or decree that effect is given, to the subordination of this Note to Senior Debt, and made by a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy or reorganization law, no payment or delivery of such cash, property, stock or obligations payable or deliverable with respect to this Note shall be made to the holders of Senior Debt; and

     (b) No such delivery shall be made to holders of Senior Debt of stock or obligations which are issued pursuant to reorganization proceedings or dissolution or liquidation proceedings, or upon any merger, consolidation, sale, lease, transfer or other disposition not prohibited by the provisions of the Merger Agreement, or this Note by the Company, as reorganized, or by the corporation succeeding to the Company or acquiring its property and assets, if such stock or obligations are subordinate and junior at least to the extent provided in this Section 6 to the payment of all Senior Debt then outstanding and to the payment of any stock or obligations which are issued in exchange or substitution for any Senior Debt then outstanding.

     (iii) Senior debt default. The Company shall not make any payment of principal or interest on, or purchase or acquire for value, any of this Note during the continuance of any default in the payment of principal of or premium or interest on any Senior Debt.

     (iv) Company's obligations unimpaired. The provisions of this Section 6 are for the purpose of defining the relative rights of the holders of Senior Debt, on the one hand, and the Holders on the other hand, and as between the Company and the Holders nothing herein shall impair the obligation of the Company, which is unconditional and absolute, to pay the Holders the principal and interest on this Note in accordance with its terms and the terms of the related agreements, nor shall anything herein prevent the holder of any Note from exercising all remedies otherwise permitted by applicable law upon default thereunder, subject to the rights, under this Section 6, of holders of Senior Debt in respect of cash, property, stock or other securities received upon the exercise of such remedies.

     (v) Subrogation. Subject to the payment in full of all Senior Debt, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Company payable or distributable to the holders of Senior Debt until this Note shall be paid in full and, as between the Company, its creditors other than the holders of Senior Debt, and the Holders, no payments or distributions otherwise payable or deliverable in respect of this Note but, by virtue of the provisions thereof, paid or delivered to the holders of Senior Debt shall be deemed to be a payment by the Company on account of Senior Debt and no payments or distributions paid to the Holders, by virtue of the subrogation herein provided for, shall be deemed to be a payment by the Company on account of this Note.

     (vi) Subordination unimpaired. No right of any present or future holder of Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act in good faith by any such holder, or by any noncompliance by the Company with the terms, provisions, and covenants of any agreement relating to Senior Debt, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

     7. Loss, Theft, Destruction of Note. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (which shall not include the posting of any bond), or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Company shall make, issue and deliver, in lieu of such lost, stolen, destroyed or mutilated Note, one or more new Notes of like tenor. This Note shall be held and owned upon the express condition that the provisions of this Section 7 are exclusive with respect to the replacement of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights and remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without the surrender thereof.

     8. Record Owner. The Company may deem the person in whose name this Note shall be registered upon the registry books of the Company to be, and may treat such person as, the absolute owner of this Note, and the Company shall not be affected by any notice to the contrary. All such payments and such conversion shall be valid and effective to satisfy and discharge the liability upon this Note to the extent of the sum or sums so paid or the conversion so made.

     9. Register. The Company shall maintain a transfer agent, which may be the transfer agent for the common stock of the Company, for the registration of Notes. Upon any transfer of this Note in accordance with the provisions hereof, the Company shall register or cause the transfer agent to register such transfer on the Note Register.

     10. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Holders hereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holders shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The holder of this Note shall also be entitled to reasonable attorneys and collection fees if this Note is collected through proceedings or placed in the hands of an attorney for collection.

     11. Failure or Indulgence Not Waiver. No failure or delay on the part of the Holders in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof (except to the extent that such power, right or privilege must, in accordance with the terms of this Note, be exercised within a specified period of time and such period of time has lapsed without such power, right or privilege being exercised), nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

     12. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties consents to the jurisdiction of the Federal District Court for the Southern District of New York State or the state courts of the State of New York sitting in the City of New York, New York County, in connection with any dispute arising under this Note and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.



Dated:  _________ __, 2002        WALKER INTERNATIONAL INDUSTRIES, INC.


                                  By:______________________________________
                                      Name: Peter Walker
                                      Title: President


Attest:



-----------------------
Name: Charles Snow
Title:     Assistant Secretary


                                                                                                           Schedule A

         Party                                           Principal Amount of Notes                         Number of Shares
James N. Lucas, Sr.                                               $125,000                                      46,893

James N. Lucas and Taresa Lucas
  Irrevocable Trust Agreement 2000                                $250,000                                      93,784

James N. Lucas, Jr.                                               $125,000                                      46,893
                                                                  --------                                      ------

           TOTAL                                                  $500,000                                     187,570


                                                                   Exhibit 3.4

                                ESCROW AGREEMENT


     ESCROW AGREEMENT ("Agreement") dated as of this 19th day of March 2002 by and among WALKER INTERNATIONAL INDUSTRIES, INC., a Delaware corporation (the "Company"), AMERICAN DATASOURCE, INC., a Delaware corporation ("ADS"), and SNOW BECKER KRAUSS P.C., a New York professional corporation (the "Agent").


                              Preliminary Statement

     The Company has entered into an Agreement and Plan of Merger dated as of March 19, 2002 (the "Merger Agreement") pursuant to which it will acquire ADS through a merger of its newly formed wholly owned subsidiary, Walker Mergerco, Inc., with and into ADS, with ADS as the surviving corporation (the "Merger"). The Company also plans to acquire Memorial Group, Inc., a Delaware corporation (the "Memorial Acquisition"). The Company does not have sufficient authorized shares of common stock to complete the Memorial Acquisition. Accordingly, the consummation of the Memorial Acquisition is subject, among other things, to approval by the Company's stockholders of an amendment to its certificate of incorporation increasing the number of authorized shares of common stock (the "Charter Amendment").

     Part of the consideration to be issued to the former stockholders of ADS in connection with the Merger is an aggregate of $500,000 principal amount of the Company's 18% Subordinated Notes due November 30, 2002 (the "Note"), provided the Memorial Acquisition is consummated by September 30, 2002. The Company has the right, and intends upon consummation of the Memorial Acquisition, to pay the Note by delivery of 187,570 shares of its common stock (the "Shares"). The Merger Agreement provides for the delivery of the Note to the Agent which is to hold the Note upon the terms and subject to the conditions set forth in this Agreement.

     Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Merger Agreement.

     In consideration of the foregoing and intending to be legally bound, the parties agree as follows:

     1. Appointment of Agent. The Company and ADS hereby appoint the Agent as escrow agent in accordance with the terms and conditions set forth herein, and the Agent hereby accepts such appointment. ADS understands and acknowledges that the Agent has served and will continue to serve as counsel to Parent.

     2. Delivery of Note. On the Effective Date of the Merger, the Company will deposit the Note with the Agent to hold on the terms and subject to the conditions set forth in this Agreement. Upon the filing of a certificate of amendment with the Secretary of State of Delaware effecting the Charter Amendment in accordance with Section 242 of the Delaware General Corporation Law, the Company may deliver to the Agent one or more stock certificates evidencing the Shares in substitution for the Note. The Agent shall deliver the Note to the Company for cancellation against receipt of the Shares.

     3. Release of Escrow. The Agent will hold the Note or Shares pursuant to the terms of this Agreement until the occurrence of one of the following events:

     3.1 Upon written notice from the authorized representatives of the Company and ADS that the Memorial Acquisition has been consummated, the Escrow Agent will deliver to the former stockholders of ADS, or their assigns, the principal amount of Notes or number of Shares set forth opposite their respective names on Schedule A annexed hereto. James N. Lucas, Sr. is the authorized representative of ADS.

     3.2 Upon written notice from the authorized representatives of the Company and ADS that the Memorial Acquisition has been abandoned, or if the Agent has not received the written notice specified in Section 3.1 by September 30, 2002, the Agent shall deliver the Note to the Company for cancellation.

     4. Exculpation and Indemnification of Agent

     4.1 The Agent shall have no duties or responsibilities other than those expressly set forth herein. The Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act. The Agent shall be under no liability to the other parties hereto or to anyone else by reason of any failure on the part of any party hereto or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person's obligations under any such document. Except for amendments to this Agreement referred to below, and except for instructions given to the Agent by the Company relating to the escrow deposit under this Agreement, the Agent shall not be obligated to recognize any agreement between any and all of the persons referred to herein, notwithstanding that references hereto may be made herein and whether or not it has knowledge thereof.

     4.2 The Agent shall not be liable to the Company or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment. The Agent may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is believed by the Agent to be genuine and to be signed or presented by the proper person or persons. The Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms thereof, unless evidenced by a writing delivered to the Agent signed by the proper party or parties and, if the duties or rights of the Agent are affected, unless it shall give its prior written consent thereto.

     4.3 The Agent shall not be responsible for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of, any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Agent be responsible or liable to the other parties hereto or to anyone else in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document or property or this Agreement. The Agent shall have no responsibility with respect to the use or application of any funds or other property paid or delivered by the Agent pursuant to the provisions hereof. The Agent shall not be liable to the Company or to anyone else for any loss which may be incurred by reason of any investment of any monies which it holds hereunder provided the Agent has complied with the provisions of Section 3.2 hereunder.

     4.4 The Agent shall have the right to assume in the absence of written notice to the contrary from the proper person or persons that a fact or an event by reason of which an action would or might be taken by the Agent does not exist or has not occurred, without incurring liability to the other parties hereto or to anyone else for any action taken or omitted, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.


     4.5 To the extent that the Agent becomes liable for the payment of taxes, including withholding taxes, in respect of income derived from the investment of funds held hereunder or any payment made hereunder, the Agent may pay such taxes. The Agent may withhold from any payment of monies held by it hereunder such amount as the Agent estimates to be sufficient to provide for the payment of such taxes not yet paid, and may use the sum withheld for that purpose. The Agent shall be indemnified and held harmless against any liability for taxes and for any penalties or interest in respect of taxes, on such investment income or payments in the manner provided in Section 4.6.

     4.6 The Agent will be indemnified and held harmless by the Company from and against any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Agent in connection with any action, suit or other proceeding involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Agent hereunder, the monies or other property held by it hereunder or any income earned from investment of such monies. The Agent shall have a lien for the amount of any such expenses or loss on the monies and other property held by it hereunder and shall be entitled to reimburse itself from such monies or property or the amount of any such expense or loss. Promptly after the receipt of the Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Agent shall, if a claim in respect thereof is to be made against the Company, notify the Company thereof in writing, but the failure by the Agent to give such notice shall not relieve the Company from any liability which the Company may have to the Agent hereunder. Notwithstanding any obligation to make payments and deliveries hereunder, the Agent may retain and hold for such time as it deems necessary such amount of monies or property as it shall, from time to time, in its sole discretion, deem sufficient to indemnify itself for any such loss or expense and for any amounts due it under Section 6.

     4.7 For the purposes hereof, the term "expense or loss" shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the Agent, and all costs and expenses, including, but not limited to, reasonable counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.

     5. Termination of Agreement and Resignation of Agent

     5.1 This Escrow Agreement shall terminate on the final disposition of the monies and property held in escrow hereunder, provided that the rights of the Agent and the obligations of the other parties hereto under Sections 4 and 6 shall survive the termination hereof.

     5.2 The Agent may resign at any time and be discharged from its duties as Agent hereunder by giving the Company at least 30 days' prior written notice thereof. As soon as practicable after its resignation, the Agent shall turn over to a successor escrow agent appointed by the Company and the authorized representative of ADS, all monies and property held hereunder (less such amount as the Agent is entitled to retain pursuant to Section 6) upon presentation of the document appointing the successor escrow agent and its acceptance thereof. If a successor escrow agent has not been so appointed within the 60-day period following such notice of resignation, the Agent may deposit the aforesaid monies and property with any court it deems appropriate.

     6. Compensation of Agent. The Agent shall not receive any compensation for it services hereunder. The Agent shall be entitled to reimbursement from the Company for all expenses paid or incurred by it in the administration of its duties hereunder, including, but not limited to, all counsel, advisors' and Agents' fees and disbursements and all reasonable taxes or other governmental charges.

     7. Notices. All notices, requests, demands and other communications provided for herein shall be in writing, shall be delivered by hand or by first-class mail, certified or registered with postage prepaid, or by facsimile with receipt confirmed, shall be deemed given when received and shall be addressed to the parties hereto at their respective addresses listed below or to such other persons or addresses as the relevant party shall designate as to itself from time to time in writing delivered in like manner.

           if to the Company:

                               Walker International Industries, Inc.
                               370 Old Country Road
                               Garden City, New York 11530
                               Attention: President
                               Tel. (516) 746-4141
                               Fax  (516) 746-7875
                     with a copy (which shall not constitute notice) to:

                               Snow Becker Krauss P.C.
                               605 Third Avenue
                               New York, New York  10158-0125
                               Attention: Charles Snow, Esq.
                               Tel.  (212) 687-3860
                               Fax  (212) 949-7052

           if to the Agent:

                       Snow Becker Krauss P.C.
                       605 Third Avenue
                       New York, New York  10158-0125
                       Attention: Charles Snow, Esq.
                       Tel.  (212) 687-3860
                       Fax  (212) 949-7052

           if to ADS:

                       American DataSource, Inc.
                       1235 Cavender Drive, Suite 200
                       Hurst, Texas  76053
                       Attention:  James N. Lucas, Sr., President
                       Tel.(817)  280-0549
                       Fax (817) 285-9188

                       with a copy (which shall not constitute notice)to:

                       Zimmerman, Axelrad, Meyer, Stern & Wise, P.C.
                       3040 Post Oak Boulevard, Suite 1300
                       Houston, Texas  77056-656
                       Attention: Irving C. Stern, Esq. and Mark E. Wise, Esq. Tel. (713) 552-1234
                       Fax.  (713) 963-0859

     8. Further Assurances: From time to time on and after the date hereof, the Company shall deliver or cause to be delivered to the Agent such further documents and instruments and shall do and cause to be done such further acts as the Agent shall reasonably request (it being understood that the Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

     9. Consent to Service of Process. The Company hereby irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in such state in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to the Company at its address for purposes of notices hereunder.

     10. Miscellaneous.

     10.1 If for any reason the escrow deposit is not received by the Agent as contemplated herein, the Company shall reimburse the Agent for all expenses, including reasonable counsel fees and disbursements, paid or incurred by it in making preparations for providing the services contemplated hereby.



     10.2 This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing such instrument to be drafted. The terms "hereby," "hereof," "hereto," "hereunder," and any similar terms, as used in this Agreement, refer to the Agreement in its entirety and not only to the particular portion of this Agreement where the term is used. The word "person" shall mean any natural person, partnership, company, government and any other form of business or legal entity. All words or terms used in this Agreement, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. This Agreement shall not be admissible in evidence to construe the provisions of any prior agreement. The rule of ejusdem generis shall not be applicable herein to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

     10.3 This Agreement and the rights and obligations hereunder of the Company may be assigned by the Company only to a successor to the Company's entire business. This Agreement and the rights and obligations hereunder of the Agent may be assigned by the Agent only to a successor to its entire business. This Agreement shall be binding upon and inure to the benefit of each party's respective successors, heirs and permitted assigns. No other person shall acquire or have any rights under or by virtue of this Agreement. This Agreement may not be changed orally or modified, amended or supplemented without an express written agreement executed by the Agent, the Company and the authorized representative of ADS. This Agreement is intended to be for the sole benefit of the parties hereto, and (subject to the provisions of this Section 10.3) their respective successors, heirs and assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.

     10.4 This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. The representations and warranties contained in this Agreement shall survive the execution and delivery hereof and any investigations made by any party. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms hereof.

     11. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signature of all of the parties reflected hereon as the signatures.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the day and year first above written.

                                                  WALKER INTERNATIONAL
                                                  INDUSTRIES, INC.


                                                  By: ________________________
                                                      -------------------------
                                                  Name: Peter Walker
                                                  Title: President


SNOW BECKER KRAUSS P.C.                           AMERICAN DATASOURCE, INC.


By:                                               By: _________________________
    --------------------------------
      Name:  Charles Snow                         Name: James N. Lucas, Sr.
      Title:    Member                            Title: President

                                                                                                                     Schedule A



                    Party                                Principal Amount of Notes                         Number of Shares
James N. Lucas, Sr.                                               $125,000                                      46,893

James N. Lucas and Taresa Lucas
  Irrevocable Trust Agreement 2000                                $250,000                                      93,784

James N. Lucas, Jr.                                               $125,000                                      46,893
                                                                  --------                                      ------

           TOTAL                                                  $500,000                                     187,570





                                                                    Exhibit 7.5



                                                     March __, 2002


Walker International Industries, Inc.
So. Lake Boulevard
Mahopac, New York 10541

Dear Sirs:

     Reference is made to the provisions of the Agreement and Plan of Merger, dated as of March __, 2002 (together with any amendments thereto, the "Merger Agreement"), among Walker International Industries, Inc., a Delaware corporation ("Parent"), Walker Mergerco, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), and American DataSource, Inc., a Delaware corporation (the "Company"), pursuant to which Sub will be merged with and into the Company, with the Company continuing as the surviving corporation (the "Merger"). This letter constitutes the undertakings of the undersigned contemplated by the Merger Agreement.

     I understand that I may be deemed to be an "affiliate" of the Company, as such term is defined for purposes of paragraphs (c) and (d) of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Execution of this letter shall not be construed as an admission of "affiliate" status nor as a waiver of any rights that I may have to object to any claim that I am an "affiliate" on or after the date of this letter. If in fact I were to be deemed an "affiliate" of the Company under paragraphs (c) and
(d) of Rule 145, my ability to sell, transfer or otherwise dispose of any shares of common stock, par value $.10 per share, of Parent (the "Parent Shares") received by me in exchange for any shares of common stock, par value $.01 per share, of the Company (the "Company Shares") pursuant to the Merger may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available.

     I hereby represent, warrant and covenant to Parent that: (a) I will not sell, pledge, transfer or otherwise dispose of any Parent Shares received in connection with the Merger except (i) pursuant to an effective registration statement under the Securities Act, (ii) as permitted by, and in accordance with, Rule 145, Rule 144 promulgated under the Securities Act or another applicable exemption under the Securities Act and the rules and regulations promulgated thereunder and Parent shall take all such actions as may be reasonably available to permit the sale or other disposition of Parent Shares under Rules 145 and 144 in accordance with the terms thereof, or (iii) in a transaction which, in the opinion of counsel reasonably satisfactory to Parent or as described in a "no-action" or interpretive letter from the staff of the Securities and Exchange Commission specifically issued with respect to a transaction to be engaged in by me, is not required to be registered under the Securities Act.

     I hereby acknowledge that, except as otherwise provided in the Merger Agreement and the Registration Rights Agreement (as defined in the Merger Agreement), Parent is under no obligation to register the sale, transfer, pledge or other disposition of the Parent Shares or to take any other action necessary for the purpose of making an exemption from registration available.

     I understand that Parent may issue stop transfer instructions to its transfer agents with respect to the Parent Shares and that a restrictive legend will be placed on certificates delivered to me evidencing the Parent Shares in the form provided for under the Merger Agreement.

     The term Parent Shares as used in this letter shall mean and include not only the common stock of Parent as presently constituted, but also any other stock which may be issued in exchange for, in lieu of, or in addition to, all or any part of such Parent Shares.

     I agree that, from time to time, at Parent's reasonable request and without further consideration, I shall execute and deliver such additional documents and shall use my reasonable best efforts to take all such further lawful action as may be reasonably necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by the Merger Agreement.

     I hereby acknowledge that I understand the requirements of this letter and the limitations imposed upon the transfer, sale or other disposition of the Parent Shares.



                                                      Very truly yours,



                                                      -----------------------
                                                      Name

                                                                EXHIBIT 8.2(g)

                          REGISTRATION RIGHTS AGREEMENT


     REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of March 19, 2002, by and among Walker International Industries, Inc., a Delaware corporation with offices at 370 Old Country Road, Garden City, New York 11530 (the "Company"), and the persons signatory hereto.

                              Preliminary Statement
                              ---------------------

     In connection with the merger (the "Merger") of Walker Mergerco, Inc. ("Walker Sub") with and into American DataSource, Inc. ("ADS") pursuant to an Agreement and Plan of Merger dated as of March 19, 2002 (the "Merger Agreement"), the Company has agreed to register the number of shares of common stock of the Company set forth opposite the names of the former stockholders of ADS on Schedule I annexed hereto, representing 20% of the shares of common stock issued in the Merger (the "Shares"), for resale under the Securities Act of 1933 (the "Securities Act") and applicable state securities laws, on the terms and subject to the conditions set forth in the Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the person signatory hereto hereby agree as follows:

1.   DEFINITIONS.

     As used in this Agreement, the following terms shall have the following meanings:

     a. "Holder" means a former stockholder of ADS, and any transferee or assignee of such stockholder's rights under this Agreement who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

     b. "Person" means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof.

     c. "Register," "registered," and "registration" refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement(s) by the United States Securities and Exchange Commission (the "SEC").

     d. "Registrable Securities" means (i) the Shares, and (ii) any shares of capital stock issued or issuable with respect to the Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitation.

     e. "Registration Statement" means a registration statement or registration statements of the Company filed under the Securities Act.

2.   REGISTRATION.

     a. Mandatory Registration. The Company shall prepare, and, as soon as practicable, but in no event later than 90 days after the effective date of the Merger (the "Scheduled Filing Date"), file with the SEC a Registration Statement or Registration Statements (as is necessary) on Form S-1 or SB-2 covering the resale of all of the Registrable Securities. The Company shall use its best efforts to have the Registration Statement declared effective by the SEC as soon as practicable. Notwithstanding the foregoing, if the Company shall furnish to Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 90 days after the Scheduled Filing Date; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

     b. Legal Counsel. The Holders holding a majority of the Registrable Securities shall have the right, at its sole cost and expense, to select one legal counsel to review and oversee any offering pursuant to this Section 2 ("Legal Counsel"), as designated by the holders of a majority of Registrable Securities. The Company shall reasonably cooperate with Legal Counsel in performing the Company's obligations under this Agreement.


3.   RELATED OBLIGATIONS.

     The Company will use its best efforts to effect the registration of the Registrable Securities contemplated by Section 2(a) in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

     a. The Company shall promptly prepare and file with the SEC a Registration Statement with respect to the Registrable Securities (on or prior to the Scheduled Filing Date) for the registration of Registrable Securities pursuant to Section 2(a) and use its best efforts to cause such Registration Statements relating to the Registrable Securities to become effective as soon as possible after such filing. The Company shall not file any other Registration Statement with respect to any of its securities between the date hereof and the filing date of such Registration Statement (other than a Registration Statement on Form S-8 (or its equivalent at such time)). The Company shall keep the Registration Statement required to be filed hereunder effective pursuant to Rule 415 at all times until the earlier of (i) the date as of which the Holders may sell all of the Registrable Securities covered by such Registration Statement without restriction pursuant to Rule 144(k) promulgated under the Securities Act (or successor thereto) or (ii) the date on which the Holders shall have sold all the Registrable Securities covered by such Registration Statement (the "Registration Period"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The term "best efforts" shall mean, among other things, that the Company shall submit to the SEC, within five business days after the Company learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff has no further comments on the Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than 48 hours after the submission of such request.

     b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement that are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-KSB, Form 10-QSB or Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company shall file such amendments or supplements with the SEC on the same day or as soon as practicably thereafter on which the Exchange Act report is filed that created the requirement for the Company to amend or supplement the Registration Statement.

     c. The Company shall furnish to each Holder whose Registrable Securities are included in any Registration Statement, without charge, upon the effectiveness of any Registration Statement, ten (10) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Holder may reasonably request) and such other documents, including copies of any preliminary or final prospectus, as such Holder may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Holder.

     d. The Company shall use reasonable efforts to (i) register and qualify the Registrable Securities covered by a Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as Legal Counsel or any Holder reasonably requests, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this

Section 3(d), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and each Holder who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

     e. As promptly as practicable after becoming aware of such event, the Company shall notify Legal Counsel and each Holder in writing of the happening of any event as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to Legal Counsel and each Holder (or such other number of copies as Legal Counsel or such Holder may reasonably request). The Company shall also promptly notify Legal Counsel and each Holder in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and each Holder by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

     f. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Legal Counsel and each Holder who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

     g. The Company shall hold in confidence and not make any disclosure of information concerning an Holder provided to the Company unless (i) disclosure of such information is necessary to comply with Federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Holder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Holder and allow such Holder, at the Holder's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

     h. The Company shall use its best efforts to (i) cause all the Registrable Securities covered by a Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or, if not, (ii) secure the designation and quotation of all the Registrable Securities covered by the Registration Statement on the Nasdaq National Market or the Nasdaq SmallCap Market if the Company then satisfies the applicable eligibility criteria of the Nasdaq Stock Market. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(l).

     i. The Company shall provide a transfer agent and registrar of all such Registrable Securities not later than the effective date of such Registration Statement.

     j. The Company shall use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

     k. The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

     l. Within three (3) business days after a Registration Statement that covers applicable Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Holders whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit A.

     m. The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Holders of Registrable Securities pursuant to a Registration Statement.

     n. Notwithstanding anything to the contrary in Section 3(e), at any time after the Registration Statement has been declared effective, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company and its counsel, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a "Grace Period"); provided, that the Company shall promptly (i) notify the Holders in writing of the existence of material, non-public information giving rise to a Grace Period and the date on which the Grace Period will begin, and
(ii) notify the Holders in writing of the date on which the Grace Period ends; and, provided further, that during any consecutive 365-day period, there shall be only one Grace Period, such Grace Period not to exceed 45 days in the aggregate (an "Allowable Grace Period"). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Holders receive the notice referred to in clause (i) above and shall end on and include the date the Holders receive the notice referred to in clause (ii) above. Upon expiration of the Allowable Grace Period, the Company shall again be bound by the first sentence of Section 3(e) with respect to the information giving rise thereto.

4.   OBLIGATIONS OF THE HOLDERS.

     a. At least five (5) business days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Holder in writing of the information the Company requires from each such Holder if such Holder elects to have any of such Holder's Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

     b. Each Holder by such Holder's acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Holder has notified the Company in writing of such Holder's election to exclude all of such Holder's Registrable Securities from such Registration Statement.

     c. Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f) or the first sentence of Section 3(g), such Holder will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) or the first sentence of Section 3(g).

     d. Each Holder agrees not to take any action to cause such Holder to become a registered broker-dealer, as defined under the Exchange Act.

5.   EXPENSES OF REGISTRATION.

     All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company, shall be paid by the Company.

6.   INDEMNIFICATION.

     In the event any Registrable Securities are included in a Registration Statement under this Agreement:

                  a. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Holder who holds such Registrable Securities, the directors, officers, partners, and each Person, if any, who controls, any Holder within the meaning of the Securities Act or the Exchange Act, and any underwriter (as defined in the Securities Act) for the Holders, and the directors and officers of, and each Person, if any, who controls, any such underwriter within the meaning of the Securities Act or the Exchange Act

(each, an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, attorneys' fees, amounts paid in settlement or expenses, joint or several (collectively, "Claims"), incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency or body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or (iv) any material violation of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, "Violations"). The Company shall reimburse the Holders and each such underwriter or controlling person, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation that occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c); (ii) with respect to any preliminary prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to Section 3(c), and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation and such Indemnified Person, notwithstanding such advice, used it;
(iii) shall not be available to the extent such Claim is based on a failure of the Holder to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to Section 3(c); and (iv) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Holders pursuant to Section 9.

     b. In connection with any Registration Statement in which a Holder is participating, each such Holder agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors and officers, each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in connection with such Registration Statement; and, subject to Section 6(d), such Holder will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Holder, which consent shall not be unreasonably withheld; provided, further, however, that the Holder shall be liable under this
Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Holders pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus and such prospectus was provided to Holders as required, as then amended or supplemented.

     c. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution, to the same extent as provided above, with respect to information such persons so furnished in writing expressly for inclusion in the Registration Statement.

     d. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Company shall pay reasonable fees for only one separate legal counsel for the Holders, and such legal counsel shall be selected by the Holders holding a majority of the issued or issuable Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person that relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

     e. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

     f. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.   CONTRIBUTION.

     To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

8.   REPORTS UNDER THE EXCHANGE ACT.

     With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Holders to sell securities of the Company to the public without registration ("Rule 144") during the Registration Period, the Company agrees to:

     a. make and keep public information available, as those terms are understood and defined in Rule 144;

     b. file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents as required for the applicable provisions of Rule 144; and

     c. furnish to each Holder so long as such Holder owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and
(iii) such other information as may be reasonably requested to permit the Holders to sell such securities pursuant to Rule 144 without registration.

9.   ASSIGNMENT OF REGISTRATION RIGHTS.

     The rights under this Agreement shall be automatically assignable by the Holders to any transferee of all or any portion of Registrable Securities if:
(i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned;
(iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of the Merger Agreement.

10.  AMENDMENT OF REGISTRATION RIGHTS.

     Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and Holders who then hold or have the right to acquire sixty-six and two-thirds (66%) of the Registrable Securities. Any amendment or waiver effected in accordance with this
Section 10 shall be binding upon each Holder and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

11.  MISCELLANEOUS.

     a. A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

     b. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:                         Walker International Industries, Inc.
                                           370 Old Country Road
                                           Garden City, New York 11530
                                           Attention:  President
                                           Telephone: (516) 746-4141
                                           Facsimile: (516) 746-7875

If to a Holder, to his or its address and facsimile number on Schedule 1 hereto, or to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, transmission by facsimile or overnight or courier delivery in accordance with clause (A), (B) or
(C) above, respectively.

     c. Except as otherwise provided in this Agreement, the failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

     d. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the Federal District Court of the Southern District of New York or the Supreme Court of the State of New York in the City of New York, New York County, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

     e. This Agreement and the Merger Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Merger Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

     f. Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the heirs, legal representatives, permitted successors and assigns of each of the parties hereto.

     g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     h. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

     i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     j. All consents and other determinations to be made by the Holders pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by Holders holding a majority of the Registrable Securities.

     k. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

     l. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

     IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.



Walker International Industries, Inc.            Holders:


By:
   ----------------------------------            ------------------------------
   Name:                                         James N. Lucas, Sr.
   Title:   President

                                                                    Schedule 1




              Name and Address                            Number of Shares
              ----------------                            ----------------

              James N. Lucas, Sr.                         36,796
Address:      1235 Cavender Drive
              Suite 200
              Hurst, Texas 76053
Facsimile No.: (817) 285-9188

                                 [Letterhead of
                     Walker International Industries, Inc.]


                                                                     EXHIBIT A

                         FORM OF NOTICE OF EFFECTIVENESS
                            OF REGISTRATION STATEMENT

[Name of Holder]
[Address of Holder]
Attn:______________

                                                     ______________, 2002


Ladies and Gentlemen:

     Please be advised that on __________, 2002 we filed a Registration Statement on Form SB-2 (File No. 333-__________________) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") for the resale of shares of our common stock (the "Shares") by the selling stockholders named therein in accordance with the Registration Rights Agreement dated as of March __, 2002.

     In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the Securities Act of 1933 at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Shares are available for resale under the Securities Act of 1933 pursuant to the Registration Statement.

                                      Very truly yours,

                                      WALKER INTERNATIONAL INDUSTRIES, INC.


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                              EMPLOYMENT AGREEMENT
                              --------------------


     AGREEMENT entered into as of the 19th day of March, 2002, between Walker International Industries, Inc., a Delaware corporation with its principal place of business at So. Lake Boulevard, Mahopac, New York 10541 (the "Company"), and Peter Walker, residing at 74 Jonathan Drive, Mahopac, New York 10541(the "Employee").


                              W I T N E S S E T H :
                              ---------------------

     WHEREAS, the Employee has previously served as president of the Company and an executive officer of the Company's wholly owned subsidiary, Kelly Color Laboratories, Inc. ("Kelly Color");

     WHEREAS, the Company is desirous of retaining the services of the Employee and the Employee is desirous of serving as President of Kelly Color upon the terms and conditions contained herein;

     NOW, THEREFORE, in consideration of the mutual premises and agreements contained herein, the parties hereby agree as follows:

     1.   Term.

     The Company hereby employs the Employee, and the Employee hereby accepts employment, as President of Kelly Color, upon the terms and conditions set forth herein, for a term of ten (10) years commencing on the date hereof, subject to the termination provisions of paragraphs 5, 6 and 7 hereof.

     2.   Duties.

     During the term of this Agreement, the Employee shall serve as President of Kelly Color, and shall perform services commensurate with that position, subject to the supervision of the Company's Board of Directors. The Employee shall not be required to devote any minimum number of hours to his duties as President of Kelly Color. In addition, during the term of this Agreement the Company shall use its best efforts to cause the Board of Directors to nominate the Employee as a Director of the Company and Kelly Color.

     3.   Compensation.

     For the services rendered hereunder, the Company shall pay the Employee an annual salary of $100,000 during the term of this Agreement. The Employee's salary shall be payable subject to such deductions as are then required by law and such further deductions as may be agreed to by the Employee, in accordance with the Company's prevailing payroll practices.

     4.   Benefits and Expenses

     (a) The Employee shall be entitled to participate, subject to customary eligibility requirements, in all fringe benefits customarily granted or made available to an executive officer of the Company, such as medical, disability, hospital and health insurance plans, and profit sharing and pension plans, life insurance and other plans, if any; provided, that in no event shall the Company provide the Employee with fringe benefits less than those previously provided to him as President of the Company on similar terms, including health insurance.

     (b) During the term of this Agreement, the Company shall, upon presentation of proper vouchers, also reimburse the Employee for all reasonable expenses incurred by him directly in connection with his performance of services as an officer and employee of Kelly Color. In addition, the Company shall continue to provide the Employee with credit cards previously issued to him as President of the Company.

     (c) The Company shall pay the Employee an additional $1,000 a month as a non-accountable expense allowance. The Company shall provide the Employee with an automobile comparable to that previously made available to him as President of the Company. Any income taxes resulting from the payment of such allowance shall be the responsibility of the Employee.

     (d) At the request of the Employee, the Company shall obtain and maintain (including the payment of premiums) at all times during the term of this Agreement life insurance for the benefit of the beneficiaries designated by the Employee in the amount of $500,000.

     5.   Disability and Death

     If, during the term of this Agreement, the Employee becomes so disabled or incapacitated by reason of any physical or mental illness so as to be unable to perform the services required of him pursuant to this Agreement for a continuous period of three (3) months or for 180 days during any period of twelve (12) months, then the Company, if authorized by a resolution adopted by the affirmative vote of all of the other directors then in office, may terminate this Agreement at the end of such three (3) month period or at the end of the 180th day during that twelve (12) month period, as the case may be; provided that during such period, the Employee shall be paid the full salary, benefits, and expenses otherwise payable to him as set forth above. In the event of such termination, the Employee shall be entitled to receive monthly salary payments for a period of 24 months following the Date of Termination (as defined in paragraph 10), less the amount of any payments he receives under any disability insurance maintained by the Company for his benefit. This Agreement shall also terminate upon and as of the date of death of the Employee at any time during the term of this Agreement.

     6.   Termination by the Company for Cause.

     (a) The Company may terminate the employment of the Employee for Cause (as defined in subparagraph (b) below) upon compliance with the provisions of subparagraph (c). Upon such termination the Company shall have no further obligations to the Employee hereunder, except for compensation or other benefits due for the period prior to the Date of Termination.

     (b) "Cause" shall mean (i) the Employee's willful and continued failure substantially to perform his duties with Kelly Color (other than as a result of his incapacity due to illness or injury, as defined below), after a demand for substantial performance is delivered to him by the Board (by a duly adopted resolution), which specifically identifies the manner in which the Board believes that he has not substantially performed his duties, or (ii) he has willfully engaged in misconduct which is materially injurious to the Company, monetarily or otherwise. For purposes of this subparagraph (b), no act, or failure to act, on the part of the Employee shall be considered "willful" unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that such action or omission was in or not opposed to the best interests of the Company, and any failure by the Employee substantially to perform his duties shall be conclusively deemed to result from his incapacity due to illness or injury to the extent set forth in a written opinion of his personal physician.

     (c) Termination for Cause shall be effected only if (i) the Company has delivered to the Employee a copy of a Notice of Termination which complies with paragraph 8 hereof and which gives the Employee, on at least ten business days' prior notice, the opportunity, together with his counsel, to be heard before the Board and (ii) the Board (after such notice and opportunity to be heard), adopts a resolution concurred in by all the other directors of the Company then in office, that in the good faith opinion of the Board the Employee was guilty of conduct set forth above in clause (i) or (ii) of the first sentence of subparagraph (b), and specifying the particulars thereof in detail.

     (d) A breach of the representations, warranties, covenants or other agreements of the Company or any other party to the agreements and plans of merger dated as of the date hereof relating to the acquisition by the Company of each of National Preplanning, Inc. and American DataSource, Inc., shall not give rise to a right to terminate this Agreement.

     7.   Termination by Employee for Good Reason.

     (a) Employee may terminate his employment for Good Reason (as defined in subparagraph (b), below) by giving to the Company a Notice of Termination which complies with paragraph 9 hereof. Upon such termination Employee shall have the rights described in paragraph 8 hereof.

     (b) "Good Reason" shall mean (i) the Employee being removed, or not being re-elected, as a director, or as President of Kelly Color, except in connection with termination of his employment by the Company for Cause or Disability or by Employee without Good Reason; (ii) the assignment to Employee of any duties or withdrawal from Employee of any authority inconsistent with paragraph 2, without his express written consent; (iii) the Company's requiring Employee to maintain his principal office or conduct his principal activities anywhere other than at the principal executive offices of Kelly Color in Mahopac, New York; (iv) repudiation by the Company of any material obligation of the Company under paragraphs 3 or 4 hereof; (v) failure of the Company to provide Kelly Color with working capital of at least $175,000 for the twelve months following the date of this Agreement and of at least $150,000 thereafter during the term of this Agreement; (vi) the sale or other disposition of the business of Kelly Color, the cessation of the business operations of Kelly Color as conducted prior to the date of the Agreement or the liquidation of Kelly Color or (vii) the delivery of a Notice of Termination by the Company pursuant to paragraph 6(c) above (except that the delivery of such Notice shall be retroactively deemed not to constitute Good Reason if within 60 days after the Board shall make the determination described in paragraph 6(c) (after the opportunity to be heard provided for therein) such determination is not thereafter reversed by an arbitration decision or final judgment of a court of competent jurisdiction).

     8.   Rights of Employee Upon Certain Terminations.

     If the Company terminates the Employee's employment hereunder, otherwise than for Cause pursuant to paragraph 6 or for Disability pursuant to paragraph 5, or if the Employee terminates his employment for Good Reason pursuant to paragraph 7, the Company shall continue to pay to the Employee for the remainder of the ten year term contemplated by this Agreement, his full salary, at the rate in effect on the Date of Termination (the "Final Salary"); provided, however, if such termination is the result of the Company's failure to pay the Employee the compensation otherwise payable under the Agreement

     o    during the seventh year of the term, 150% of the Final Salary
     o    during the eighth year of the term, 200% of the Final Salary
     o    during the ninth year of the term, 250% of the Final Salary
     o    during the tenth year of the term, 300% of the Final Salary

     (b) the Employee shall be entitled to the full amount which would have been due him under any bonus or profit-sharing plan, or similar arrangement, in which he was participating prior to the Date of Termination, for the full fiscal year (or other applicable period) during which the termination occurred, without any proration or reduction because of his not being employed during the full year (or other period);

     (c) Employee shall also be entitled to the full amount of any contingent compensation or benefit which would have become vested and his employment continued throughout the Post-Termination Period;

     (d) the Company shall also pay Employee an amount equal to all legal fees and expenses incurred by him as a result of such termination (including all fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce or retain any right or benefit provided by this Agreement);

     (e) the Company shall maintain in full force and effect, for Employee's continued benefit throughout the Post-Termination Period, all life or health insurance or other benefit plans in which he was entitled to participate immediately prior to the Date of Termination, provided that his continued participation is possible under the general terms and provisions of such plans. If Employee's participation in any such plan is barred for any reason whatsoever, the Company shall arrange to provide him with benefits substantially similar to those he is entitled to receive under such plan; and

     (f) Employee shall not be required to mitigate the amount of any payment provided for in this paragraph 8, by seeking other employment or otherwise, nor shall the amount of any payment provided for in this paragraph 8 be reduced by any compensation earned by him in any manner after the Date of Termination.

     9. Notice of Termination. Any purported termination of the Employee's employment shall be communicated by written Notice of Termination from one party to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated. No purported termination by the Company of Employee's employment shall be effective if it is not effected pursuant to a Notice of Termination satisfying the requirements of this paragraph 9.

     10. Date of Termination. "Date of Termination" shall mean the date on which a Notice of Termination is given.

     11. Successors. This Agreement shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Employee should die while any amount would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee or other designee or, if there be no such designee, to his estate.

     12. Arbitration. Employee shall have the right to submit any determination by the Board terminating his employment for Cause, or any other dispute hereunder, to arbitration by a panel of three arbitrators in New York City under the laws of the American Arbitration Association. Any award in such arbitration may be enforced in any court of competent jurisdiction.

     13. Notices. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement (extent that all notices to the Company shall be directed to the attention of the senior officer of the Company with a copy to the Secretary of the Company), or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

     14. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed in New York.

     15. Validity. The invalidity or unenforceability of any provision of this Agreement in any respect shall not affect the validity or enforceability of such provision in any other respect or of any other provision of this Agreement, all of which shall remain in full force and effect.

     16. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the terms and conditions of the Employee's employment by the Company, as distinguished from any other contractual arrangements between the parties pertaining to or arising out of their relationship, and this Agreement supersedes and renders null and void any and all other prior oral or written agreements, understandings, or commitments pertaining to the Employee's employment by the Company. No variation hereof shall be deemed valid unless in writing and signed by the parties hereto, and no discharge of the terms hereof shall be deemed valid unless by full performance by the parties hereto or by a writing signed by the parties hereto. No waiver by either party of any provision or condition of this Agreement by him or it to be performed shall be deemed a waiver of similar or dissimilar provisions and conditions at the same time or any prior or subsequent time.


                      REST OF PAGE LEFT INTENTIONALLY BLANK

     17. Headings. The heading of the paragraphs herein are inserted for convenience and shall not affect any interpretation of this Agreement.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.


                                          WALKER INTERNATIONAL INDUSTRIES, INC.



                                       By:_____________________________________
                                          Name:
                                          Title:






                                          --------------------------------------
                                                   Peter Walker

                                                                   Exhibit 10.4
                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT, dated as of March __, 2002 by and among Walker International Industries, Inc., a Delaware corporation having an address at 370 Old Country Road, Garden City, New York 11530 (hereinafter referred to as the "Company"), National Preplanning, Inc., a Delaware corporation, formerly known as eBurial.com, Inc. ("NPI"), and Mitchell Segal, an individual having an address at 590 Willis Avenue, Apartment 4J, Williston Park, New York 11021 (the "Employee").

     WHEREAS, concurrently herewith, the Company has entered into an Agreement and Plan of Merger dated as of March __, 2002 with NPI and a wholly owned subsidiary of the Company, to acquire NPI through a merger of the subsidiary into NPI, with NPI as the surviving corporation (the "NPI Merger").

     WHEREAS, Employee has served as the Chief Executive Officer of NPI pursuant to an Employment Agreement dated as of January 1, 2000 (the "NPI Employment Agreement").

     WHEREAS, the Company desires to employ the Employee, and the Employee is willing to serve, as President and Chief Executive Officer of the Company and NPI, on the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, intending to be legally bound hereby, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. EMPLOYMENT.

     (a) The Company hereby agrees to employ the Employee, and the Employee hereby agrees to serve, as the Chief Executive Officer and President of the Company and NPI upon the terms and subject to the conditions set forth herein.

     (b) During the Term (as defined herein), the Employee shall serve as the Chief Executive Officer and President of the Company and NPI, and he shall have such responsibilities, duties and authority consistent with the position of Chief Executive Officer and President as may from time to time be determined by the board of directors of the Company.

     (c) During the Term, the Employee shall diligently and faithfully serve the Company and devote substantially all of his working time and efforts to the business and affairs of the Company.

2. TERM. Subject to Section 5 hereof, the term of the employment by the Company of the Employee pursuant to this Agreement (the "Term") is for the period commencing at the time the NPI Merger becomes effective under Delaware law and terminating on December 31, 2005.

3. COMPENSATION.

     (a) BASE SALARY. In consideration of the Employee's services to be rendered pursuant hereto and the Employee's agreement to the covenants and restrictions set forth in Section 7 hereof, the Company shall pay to the Employee, an annual base salary of $200,000 subject to an annual increases of not less than $10,000 effective as of January 1 of each calendar year during the term of this Agreement (the "Base Salary"), such salary to be payable to the Employee in accordance with the Company's customary payroll practices.

     (b) BONUSES. The Employee shall be entitled to bonuses in accordance with
Schedule 1 annexed hereto, which bonuses shall be payable through the end of the Company's fiscal year ending in 2008, notwithstanding the termination of his employment with the Company, other than for Cause (as hereinafter defined) or by the Employee without Good Reason, and the Employee shall be eligible for such other bonuses as the Board of Directors may determine in its sole and absolute discretion. Bonuses paid in accordance with Schedule 1 shall be in full and complete settlement of accrued salary payable to Employee under the NPI Employment Agreement as of the effective time of the NPI Merger.

     (c) BENEFITS. During the Term, the Company shall provide Employee with health, disability and insurance benefits to the extent and on the same terms as it provides such benefits to its executive officers. The Employee also shall be entitled to participate in and receive any fringe benefits or perquisites which may become available to the Company's executive officers, including a grant of options and/or participation in the Company's employee stock option plan. Employee shall receive a monthly automobile allowance of $1,000.

     (d) VACATION. The Employee shall be entitled to take four (4) weeks of vacation, with pay, during each year of service under this Agreement. Vacation allowances shall not be cumulative from year to year.

4. BUSINESS EXPENSES. The Employee shall be reimbursed for all direct, out-of-pocket business expenses incurred by him in connection with his employment (including, without limitation, expenses for travel and entertainment incurred in conducting or promoting business for the Company) upon timely submission by the Employee of receipts and other documentation as required by the Internal Revenue Code of 1986 and in accordance with the normal expense reimbursement policies of the Company.

5. TERMINATION.

     (a) DEATH. The employment by the Company of the Employee pursuant to this Agreement shall be terminated upon the death of the Employee. In the event that this Agreement is terminated pursuant to this Section 5(a), the Employee's spouse or heirs shall be entitled to (A) the Base Salary and benefits to be paid or provided to the Employee under this Agreement through the Date of Termination (as defined herein) and (B) the Base Salary and benefits to be paid or provided to the Employee under this Agreement for the period commencing on the day after the Date of Termination and ending on the six (6) month anniversary of the Date of Termination, and the Employee's executor, administrator or other person entitled by law to his rights under the Options shall be entitled to exercise any Options as though the Employee had not been terminated and vested Options shall be exercisable at any time prior to the date which is one year after the Date of Termination.

     (b) DISABILITY. The employment by the Company of the Employee pursuant to this Agreement may be terminated by written notice to the Employee at the option of the Company, in the event that the Employee becomes unable to perform his duties and responsibilities by reason of physical or mental illness or accident for any six (6) consecutive month period. In the event that this Agreement is terminated by the Company pursuant to this Section 5(b), the Employee shall be entitled to (i) the Base Salary and benefits to be paid or provided to the Employee under this Agreement through the Date of Termination; (ii) the Base Salary and benefits to be paid or provided to the Employee under this Agreement for the period commencing on the day after the Date of Termination and ending on the six (6) month anniversary of the Date of Termination; and (iii) exercise any Options as though the Employee had not been terminated and vested Options shall be exercisable at any time prior to the date which is one year after the Date of Termination. To the extent not exercisable the Options shall immediately terminate on the Date of Termination.

     (c) BY THE COMPANY FOR CAUSE.

     (i) The Company may terminate the employment of the Employee for Cause (as defined in subparagraph (ii) below) upon compliance with the provisions of subparagraph (iii). Upon such termination the Company shall have no further obligations to the Employee hereunder, except for compensation or other benefits due for the period prior to the Date of Termination.

     (ii) "Cause" shall mean (a) the Employee's willful and continued failure substantially to perform his duties with the Company (other than as a result of his incapacity due to illness or injury, as defined below), after a demand for substantial performance is delivered to him by the Board (by a duly adopted resolution), which specifically identifies the manner in which the Board believes that he has not substantially performed his duties, or (b) he has willfully engaged in misconduct which is materially injurious to the Company, monetarily or otherwise. For purposes of this subparagraph (b), no act, or failure to act, on the part of the Employee shall be considered "willful" unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that such action or omission was in or not opposed to the best interests of the Company, and any failure by the Employee substantially to perform his duties shall be conclusively deemed to result from his incapacity due to illness or injury to the extent set forth in a written opinion of his personal physician.

     (iii) Termination for Cause shall be effected only if (a) the Company has delivered to the Employee a copy of a Notice of Termination which complies with paragraph 9 hereof and which gives the Employee, on at least ten business days' prior notice, the opportunity, together with his counsel, to be heard before the Board and (b) the Board (after such notice and opportunity to be heard), adopts a resolution concurred in by all the other directors of the Company then in office, that in the good faith opinion of the Board the Employee was guilty of conduct set forth above in clause (a) or (b) of the first sentence of subparagraph (ii), and specifying the particulars thereof in detail.

     (iv) A breach of the representations, warranties, covenants or other agreements of NPI or any other party to the agreements and plans of merger dated as of the date hereof relating to the acquisition by the Company of each of the NPI, American DataSource, Inc. or Memorial Group, Inc., shall not give rise to a right to terminate this Agreement.

     (d) TERMINATION BY EMPLOYEE FOR GOOD REASON.

     (i) Employee may terminate his employment for Good Reason (as defined in subparagraph (ii), below) by giving to the Company a Notice of Termination which complies with paragraph 9 hereof. Upon such termination Employee shall have the rights described in subsection (d) hereof.

     (ii) "Good Reason" shall mean (i) the Employee being removed, or not being re-elected, as a director, or as President of the Company, except in connection with termination of his employment by the Company for Cause or Disability or by Employee without Good Reason; (ii) the assignment to Employee of any duties or withdrawal from Employee of any authority inconsistent with paragraph 1(b), without his express written consent; (iii) the Company's requiring Employee to maintain his principal office or conduct his principal activities anywhere other than at the principal executive offices of the Company in Garden City, New York;
(iv) repudiation by the Company of any material obligation of the Company under paragraphs 3 or 4 hereof; (v) the delivery of a Notice of Termination by the Company pursuant to paragraph 6(c) above (except that the delivery of such Notice shall be retroactively deemed not to constitute Good Reason if within 60 days after the Board shall make the determination described in paragraph 6(c)
(iii) (after the opportunity to be heard provided for therein) such determination is not thereafter reversed by an arbitration decision or final judgment of a court of competent jurisdiction).

     (e) BY THE EMPLOYEE WITHOUT GOOD REASON. The employment of the Employee by the Company pursuant to this Agreement may be terminated by the Employee at any time by delivery of a written notice of resignation to the Company ("Notice of Resignation"). In the event the employment by the Company of the Employee pursuant to this Agreement is terminated by the Employee pursuant to this
Section 5(e), the Employee shall be entitled to (i) the Base Salary and benefits to be paid or provided to the Employee under this Agreement through the Date of Termination.

     (f) DATE OF TERMINATION. "Date of Termination" shall mean the date on which a Notice of Termination is given.

     (g) RIGHTS OF EMPLOYEE UPON CERTAIN TERMINATIONS.

     If the Company terminates the Employee's employment hereunder, otherwise than for Cause pursuant to paragraph 5(c) or for Disability pursuant to paragraph 5(b), or if the Employee terminates his employment for Good Reason pursuant to paragraph 5(d):

     (i) the Company shall continue to pay to the Employee his full salary, at the rate in effect on the Date of Termination, for the remainder of the Term as contemplated by this Agreement;

     (ii) the Employee shall be entitled to the full amount which would have been due him under any bonus or profit-sharing plan, or similar arrangement, in which he was participating prior to the Date of Termination, for the full fiscal year (or other applicable period) during which the termination occurred, without any proration or reduction because of his not being employed during the full year (or other period);

     (iii) Employee shall also be entitled to the full amount of any contingent compensation or benefit which would have become vested and his employment continued throughout the Post-Termination Period;

     (iv) the Company shall also pay Employee an amount equal to all legal fees and expenses incurred by him as a result of such termination (including all fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce or retain any right or benefit provided by this Agreement);

     (v) the Company shall maintain in full force and effect, for Employee's continued benefit throughout the Post-Termination Period, all life or health insurance or other benefit plans in which he was entitled to participate immediately prior to the Date of Termination, provided that his continued participation is possible under the general terms and provisions of such plans. If Employee's participation in any such plan is barred for any reason whatsoever, the Company shall arrange to provide him with benefits substantially similar to those he is entitled to receive under such plan; and

     (vi) Employee shall not be required to mitigate the amount of any payment provided for in this subparagraph (g), by seeking other employment or otherwise, nor shall the amount of any payment provided for in this subparagraph (g) be reduced by any compensation earned by him in any manner after the Date of Termination.

6. REPRESENTATIONS.

     (a) The Company represents and warrants that (i) this Agreement has been authorized by all necessary corporate action of the Company and is a valid and binding agreement and enforceable against it in accordance with its terms.

     (b) The Employee represents and warrants that he is not a party to any agreement or instrument which would prevent him from entering into or performing his duties in any way under this Agreement and that this Agreement is a valid and binding agreement of the Employee enforceable against him in accordance with its terms.

7. CONFIDENTIALITY; NON-COMPETITION. As a condition to the Company's willingness to enter into this Agreement, the Employee agrees to the covenants and restrictions set forth in this Section:

     (a) The Employee agrees that, during the Term and for a period of one (1) year thereafter, he shall not, directly or indirectly, induce or solicit (or authorize or assist in the taking of any such actions by any third party) any employee or consultant of the Company to leave his or her business association with the Company.

     (b) The Employee acknowledges and agrees that, during the course of the provision of the Employee's services to the Company, the Employee may be exposed to confidential, proprietary or sensitive data and information concerning the business and affairs of the Company, and that all such data and information constitutes a protectable business interest of the Company.

     (c) The Employee agrees that he will not at any time during the Term and,
(i) for a period of one (1) year following the Date of Termination, directly or indirectly, own any interest in, operate, join, control or participate as a director. stockholder, owner, partner, principal, officer or agent of, enter into the employment of act as a consultant to, or perform any services for, any entity that is engaged anywhere in the United States of America in any business in which the Company is presently engaged. Notwithstanding anything herein to the contrary, this Section 7 shall not prevent the Employee from acquiring securities representing not more than five percent (5%) of the outstanding voting securities of any publicly held corporation. It is the desire and intent of the parties that the provisions of this Section 7(c) shall be enforced to the fullest extent permitted under applicable law. If all or part of this Section 7(c) is held invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. If any part of this Section 7(c) is ultimately determined to be excessively broad as to duration, scope, activity or subject, such part will be construed by limiting and reducing it so as to be enforceable to the maximum extent compatible with applicable law.

     (d) The Employee acknowledges and agrees that each of the covenants set forth in this Section 7 and in the Confidentiality Agreements are reasonable and necessary for the protection of the Company's business: interests, that irreparable injury will result to the Company if the Employee breaches any of the terms of said covenants, and that in the event of the Employee's actual or threatened breach of any such covenants, the Company will have no adequate remedy at law. The Employee accordingly agrees that in the event of any actual or threatened breach by the Employee of any of said covenants, the Company shall be entitled to immediate injunctive and other equitable relief without bond and without the necessity of showing actual monetary damage. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages which it is able to prove.

     (e) The provisions of this Section 7 shall survive the expiration or termination of this Agreement, and any of the arrangements contained herein, and shall be binding upon the Employee's corporate or personal successors and assigns.

8. INDEMNIFICATION. In the event the Employee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation (whether instituted by the Company or any other party) that the Employee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (a "Claim"), by reason of (or arising in part out of) any event or occurrence related to the fact that the Employee is or was a director, officer, employee, agent, independent contractor, consultant or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent, independent contractor, consultant or fiduciary of another corporation, partnership, limited liability company, joint venture, employee benefit plan. trust or other enterprise, or by reason of anything done or not done by the Employee in any such capacity (an "Indemnifiable Event"), then the Company shall indemnify and hold harmless the Employee to the fullest extent permitted by law as soon as practicable but in any event no later than thirty (30) days after written demand is presented to the Company against any and all expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such expenses, judgments, fines, penalties or amounts paid in settlement) of such Claim. If so requested by the Employee, the Company shall advance (within two (2) business days of such request) to the Employee any and all expenses (including attorneys' fees) incurred by the Employee in connection with any Claim relating to an Indemnifiable Event, upon the receipt of an undertaking by or on behalf of the Employee to repay such amounts if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in this Section 8. Notwithstanding anything contained herein to the contrary, the indemnification obligations of the Company set forth in this Section 8 shall survive the termination or expiration of this Agreement.

9. NOTICE OF TERMINATION. Any purported termination of the Employee's employment shall be communicated by written Notice of Termination from one party to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated. No purported termination by the Company of Employee's employment shall be effective if it is not effected pursuant to a Notice of Termination satisfying the requirements of this paragraph 9.

10. SUCCESSORS; BINDING AGREEMENT. This Agreement is a personal contract and the rights and interest of the Employee hereunder may not be sold, transferred, assigned, pledged, encumbered or hypothecated by him except as otherwise expressly stated by the provisions of this Agreement. This Agreement shall inure to the benefit of the parties hereto and their respective representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

11. TERMINATION OF NPI EMPLOYMENT AGREEMENT. The NPI Employment Agreement shall terminate, and be without further force or effect, as of the effective time of the NPI Merger under Delaware law.

12. ENTIRE AGREEMENT. This Agreement and the Confidentiality Agreements contain all of the understandings between the parties hereto pertaining to the matters referred to herein, and supersedes any other undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto. The Employee represents that, in executing this Agreement, he does not rely and has not relied upon any representation or statement not set forth herein made by the Company with regard to the subject matter or effect of this Agreement or otherwise.

13. AMENDMENT, MODIFICATION AND WAIVER. No provision of this Agreement may be amended, modified or waived unless such amendment. modification or waiver is agreed to in writing, signed by the Employee and a duly authorized officer of the Company. No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

14. NOTICES. Any notices, requests, demands, waivers or other communications required or permitted to be given hereunder shall be in writing and shall be deemed given when delivered personally, sent by courier or facsimile or registered or certified mail, postage prepaid, return receipt requested, by reputable overnight courier (receipt of which is confirmed) addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice hereunder in writing:

To the Employee at:

Mr. Mitchell Segal
590 Willis Avenue, Apt. 4J
Williston Park, New York 11596

To the Company or NPI at:

Walker International Industries, Inc.
370 Old Country Road
Garden City, New York 11530

All such notices, requests, demands, waivers and communications shall be deemed to have been given on the date on which so hand-delivered, on the third business day following the date on which so mailed, on the next business day following the date on which delivered to such overnight courier and on the date of such facsimile transmission and confirmation, except for a notice of change of person or address, which shall be effective only upon receipt thereof.

15. SEVERABILITY. If for any reason any provision of this Agreement shall be held invalid, such invalidity shall not affect any other provision of this Agreement not so held invalid, and all other such provisions shall to the full extent consistent with law continue in full force and effect. If any such provision shall be held invalid in part. such invalidity shall in no way affect the rest of such provision which, together with all other provisions of this Agreement, shall likewise to the full extent consistent with law continue in full force and effect.

16. SURVIVORSHIP. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

17. GOVERNING LAW; JURISDICTION; ARBITRATION.

     (a) This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of laws principles.

     (b) The parties hereto hereby irrevocably:

     (i) agree that any suit, action or other legal proceeding arising out of this Agreement, or any of the transactions contemplated hereby, may be brought in the supreme court of the State of New York located in Nassau County or the City of New York or the federal district courts of the United States located in the Eastern or Southern District of New York;

     (ii) consent to the jurisdiction of each such court in any such suit, action or proceeding:

     (iii) waive any objection to the laying of venue of any such suit, action or proceeding in any such courts; and

     (iv) agree that New York is the most convenient forum for litigation of any such suit, action or proceeding.

     (c) If any dispute arising under this Agreement is not settled promptly in the ordinary course of business, the parties shall seek to resolve any such dispute between them, first, by negotiating promptly with each other in good faith. If the parties are unable to resolve the dispute between them within twenty (20) business days (or such period as the parties shall otherwise agree) through these negotiations, then any such disputes shall be settled by binding arbitration in accordance with this Agreement and the following procedures:

     (i) Any arbitration shall be conducted in accordance with the Commercial Rules of the American Arbitration Association (the "AAA") then in effect.

     (ii) Either party shall serve upon the other parties a written demand that the dispute be arbitrated, specifying in reasonable detail the nature of the dispute to be submitted to arbitration.

     (iii) within thirty (30) days after service of a demand for arbitration. the parties shall attempt to agree upon a single arbitrator.

     (iv) In the event the parties cannot agree upon a single arbitrator, any party may request the AAA to appoint an arbitrator in accordance with its rules; except that if the parties fail to agree upon an arbitrator from the persons named by the AAA or if for any reason the appointment cannot be made from the list submitted by the AAA, then the Employee, on the one hand and the Company, on the other hand, shall appoint an arbitrator within seven (7) days thereafter and the third arbitrator shall be appointed by the AAA.

     (v) The arbitration proceeding shall be held in Nassau County, New York.

     (vi) The arbitrators shall have no power or authority to add to or detract from the agreements of the parties. The arbitrators shall have no authority to award punitive, exemplary, consequential, special, indirect or incidental damages.

     (vii) The expenses of arbitration shall be borne equally by the Employee, on the one hand, and the Company, on the other hand, unless the arbitrators determine that one of the parties has not proceeded in good faith with respect to the matters submitted for arbitration, in which case, such party shall bear fully the expenses of arbitration.

     (viii) Judgment may be entered on any arbitration award in any court of competent jurisdiction.

18. HEADINGS. All descriptive headings of sections and paragraphs in this Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

19. SPECIFIC PERFORMANCE. Each party hereto acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by such party and that any such breach would cause the other parties irreparable harm. Accordingly, each party hereto also agrees that, in the event of any breach or threatened breach of the provisions of this Agreement by such party, the other parties shall be entitled to equitable relief without the requirement of posting a bond or other security, including in the form of injunctions and orders for specific performance, in addition to all other remedies available to such other parties at law or in equity.

20. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                            EMPLOYEE


                                            -----------------------------------
                                            Mitchell Segal





                                           WALKER INTERNATIONAL INDUSTRIES, INC.


                                            By:_______________________________
                                                Name:
                                                Title:





                                            NATIONAL PREPLANNING, INC.


                                            By:_____________________________
                                                Name:
                                                Title:

                                                                     Schedule 1


                                      Bonus


     Employee shall be entitled to bonuses as follows:


I. Equity Financings
   -----------------
     - 3% of the gross proceeds from the sale of equity securities of the Company or any of its subsidiaries up to $999,999; plus

     - 5% of the gross proceeds from the sale of equity securities of the Company or any of its subsidiaries in excess of $1,000,000.


     Limitation: The foregoing amounts shall not be payable to the extent the managing underwriter or placement agent for such financing objects.


II. Net Income
    ----------

     - 3% of Net Income from $500,000 to 999,999; plus

     - 5% of Net Income from $1,000,000 to 1,999,999; plus

     - 7.5% of Net Income in excess of $2,000,000.


     As used herein, "Net Income" means net income as determined in accordance with generally accepted accounting principles, consistently applied, as determined by the Company's chief financial officer, for any fiscal year of the Company.


Limitation
----------

     In no event shall bonuses payable in accordance with this Schedule exceed $304,025 in the aggregate.